Exhibit 10.1

This AMENDMENT NO. 2 (this “Amendment”), dated as of May 3, 2021, among Cable One, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Initial Incremental Term B-4 Lender (as defined below), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, amends the Third Amended and Restated Credit Agreement, dated as of October 30, 2020 (as amended by Amendment No. 1, dated as of March 1, 2021 and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, and the Administrative Agent.

WHEREAS, the Borrower has requested to obtain new Incremental Term Loans consisting of loans established as a separate Class from the existing Classes of Loans and that shall hereafter be referred to as the “Incremental Term B-4 Loans” in an aggregate principal amount of $800,000,000, to be made available in a single drawing on the Amendment No. 2 Effective Date (as defined below) on the terms and subject solely to the conditions set forth herein;

WHEREAS, Section 2.19 of the Original Credit Agreement permits the Borrower to establish Incremental Term Loans pursuant to an Additional Credit Extension Amendment, which may be in the form of an amendment to the Original Credit Agreement;

WHEREAS, the proceeds of the Incremental Term B-4 Loans borrowed on the Amendment No. 2 Effective Date will be used, together with cash on hand (including the net available proceeds of the Borrower’s $575,000,000 aggregate principal amount of 0.00% convertible senior notes due 2026 and $345,000,000 aggregate principal amount of 1.125% convertible senior notes due 2028), to (i) acquire (the “Hargray Acquisition”), directly or indirectly, all of the equity interests of Hargray Acquisition Holdings, LLC (“Hargray”) that it does not already own, pursuant to the terms of the Agreement and Plan of Merger, dated as of February 12, 2021, among the Borrower, Hargray, Lighthouse Merger Sub LLC and TPO-Hargray, LLC (together with all schedules and exhibits thereto, the “Hargray Acquisition Agreement”), (ii) repay existing debt for borrowed money of Hargray under that certain Credit Agreement, dated as of May 16, 2017 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time prior to the date hereof), by and among Hargray Intermediate Holdings, LLC, a Delaware limited liability company, Hargray Merger Sub Corp., a Delaware corporation, HCP Acquisition LLC, a Delaware limited liability company, Hargray Communications Group, Inc., a South Carolina corporation, the other guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the lenders party thereto, terminate all commitments thereunder and release the security interests with respect thereto (the “Hargray Refinancing”), (iii) pay the fees and expenses incurred in connection with the foregoing (clauses (i), (ii) and (iii), collectively, the “Amendment No. 2 Transactions”) and (iv) fund general corporate purposes (including Permitted Acquisitions) or any other purposes not prohibited by the Amended Credit Agreement (as defined below);

WHEREAS, pursuant to Section 2.19 of the Original Credit Agreement, the Borrower, the Administrative Agent and the Increasing Lender providing the Incremental Term B-4 Loans (such initial Increasing Lender, set forth under the heading “Initial Incremental Term B-4 Lender” on Schedule I hereto, in such capacity, the “Initial Incremental Term B-4 Lender”), without the consent of any other Lenders, may enter into this Amendment to effectuate the incurrence by the Borrower of the Incremental Term B-4 Loans;

WHEREAS, the Borrower has requested, and the Administrative Agent and the Initial Incremental Term B-4 Lender have agreed, upon the terms and subject to the conditions set forth herein, that the Original Credit Agreement be amended as provided herein in order to effectuate the incurrence by the Borrower of the Incremental Term B-4 Loans (the Original Credit Agreement, as so amended, the “Amended Credit Agreement”); and

WHEREAS, in connection with the Incremental Term B-4 Loans and this Amendment, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Bank of America, N.A., Credit Suisse Loan Funding LLC, TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bank National Association and CoBank, ACB will act as joint lead arrangers and joint bookrunning managers (in such capacities, the “Amendment No. 2 Lead Arrangers”).

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Borrower, the Initial Incremental Term B-4 Lender and the Administrative Agent hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.  The rules of interpretation set forth in Section 1.03 of the Original Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2.  Incremental Term B-4 Loan Commitments.

(a)       The Initial Incremental Term B-4 Lender hereby agrees, on the terms and subject solely to the conditions set forth herein and in the Amended Credit Agreement, to make Incremental Term B-4 Loans in Dollars to the Borrower in a single drawing on the Amendment No. 2 Effective Date by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account specified therefor by the Administrative Agent in an aggregate principal amount not to exceed the amount set forth opposite the Initial Incremental Term B-4 Lender’s name on Schedule I hereto under the heading “Incremental Term B-4 Loan Commitment.”  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request.  Amounts borrowed under this Section 2 and repaid or prepaid may not be reborrowed.

(b)     The Incremental Term B-4 Loans constitute Loans and Term Loans under the Amended Credit Agreement and shall have the terms set forth in the Amended Credit Agreement.  For the avoidance of doubt, the Incremental Term B-4 Loans shall constitute a single and distinct Class of Loans under the Amended Credit Agreement, designated as the “Incremental Term B-4 Loans.”  The Incremental Term B-4 Loans shall be Excluded Term Loans.  The Incremental Term B-4 Lenders constitute Lenders under the Amended Credit Agreement.

(c)       The proceeds of the Incremental Term B-4 Loans borrowed on the Amendment No. 2 Effective Date shall be used to consummate the Amendment No. 2 Transactions.

(d)       The provisions of Sections 2.10(c) and (d) applicable to Term Loans shall extend to and apply with respect to Incremental Term B-4 Loans.

SECTION 3.  Amendments to the Original Credit Agreement.  Subject to the occurrence of the Amendment No. 2 Effective Date, the Original Credit Agreement is, effective as of the Amendment No. 2 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.

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SECTION 4.  Conditions Precedent to Effectiveness.  This Amendment and the Amended Credit Agreement shall become effective on the date (such date, the “Amendment No. 2 Effective Date”) that each of the conditions precedent set forth below shall have been satisfied or waived:

(a)       Executed Counterparts.  The Administrative Agent and the Initial Incremental Term B-4 Lender shall have received a counterpart signature page of this Amendment signed on behalf of the Borrower, the Guarantors and the Initial Incremental Term B-4 Lender.

(b)       Opinions.  The Administrative Agent and the Initial Incremental Term B-4 Lender shall have received the executed legal opinions of (w) Cravath, Swaine & Moore LLP, special New York counsel to the Borrower and the Guarantors, (x) Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Borrower and the Guarantors, (y) Polsinelli PC, special Illinois counsel to the Borrower and the Guarantors and (z) Lathrop GPM LLP, special Missouri counsel to the Borrower and the Guarantors, in each case, in form reasonably satisfactory to the Administrative Agent and the Initial Incremental Term B-4 Lender.  The Borrower hereby requests such counsels to deliver such opinions.

(c)      Closing Documents.  The Administrative Agent and the Initial Incremental Term B-4 Lender shall have received such customary closing documents and certificates as the Administrative Agent and the Initial Incremental Term B-4 Lender may reasonably request relating to the organization and existence of each Loan Party, the authorization of the transactions contemplated hereby, and the identity, authority and capacity of the Responsible Officers of the Loan Parties authorized to act as such in connection with this Amendment and the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and the Initial Incremental Term B-4 Lender.

(d)      Note.  If requested at least three Business Days prior to the Amendment No. 2 Effective Date, the Initial Incremental Term B-4 Lender shall have received a Note executed by the Borrower in favor of the Initial Incremental Term B-4 Lender.

(e)       Patriot Act.  The Administrative Agent shall have received confirmation from the Initial Incremental Term B-4 Lender that the Initial Incremental Term B-4 Lender has received, at least three Business Days prior to the Amendment No. 2 Effective Date, all documentation and other information reasonably requested in writing by it at least ten Business Days prior to the Amendment No. 2 Effective Date in order to allow it to comply with the Act;

(f)        Fees and Expenses Paid.  All fees and, to the extent invoiced at least three Business Days prior to the Amendment No. 2 Effective Date, expenses (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Amendment No. 2 Lead Arrangers and the Administrative Agent with respect thereto), that are required to be paid or reimbursed by the Borrower on or prior to the Amendment No. 2 Effective Date as separately agreed by the Borrower, the Administrative Agent and the Amendment No. 2 Lead Arrangers shall have been paid.

(g)       Hargray Acquisition.  The Hargray Acquisition shall have been, or shall concurrently with the initial funding of the Incremental Term B-4 Loans be, consummated.

(h)       Hargray Refinancing. The Hargray Refinancing shall have been, or shall concurrently with the initial funding of the Incremental Term B-4 Loans be, consummated.

(i)        Borrowing Request.  The Administrative Agent shall have received a Borrowing Request for the Incremental Term B-4 Loans to be made on the Amendment No. 2 Effective Date.

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(j)       Specified Representations.  The Specified Representations shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date, provided that, to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

(k)       No Specified Event of Default. At the time of and immediately after giving effect to this Amendment, no Event of Default under clauses (a), (b), (h) or (i) of Article VII shall have occurred and be continuing.

(l)       Officer’s Certificate.  The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower dated the Amendment No. 2 Effective Date certifying as to the satisfaction of the conditions set forth in paragraphs (j) and (k) of this Section 4.

(m)      Pro Forma Compliance with Financial Covenants.  The Borrower shall be in compliance, calculated on a Pro Forma Basis, with the covenants contained in Section 6.09 of the Original Credit Agreement as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of the Original Credit Agreement.

SECTION 5.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, each Loan Party represents and warrants that:

(a)      it is (i) duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted and (iii) is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required; except in each case referred to in clause (i) (other than with respect to the Borrower), (ii) or (iii) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(b)       the Amendment No. 2 Transactions are, with respect to each Loan Party as of the Amendment No. 2 Effective Date and to the extent applicable to such Loan Party, within such Loan Party’s corporate, limited liability or partnership powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder, member or partner action;

(c)       this Amendment has been duly authorized, executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party enforceable against each Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(d)       the Amendment No. 2 Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (A) filings necessary to perfect or maintain the perfection of the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent, (B) the approvals, consents, registrations, actions and filings which have been duly obtained, taken, given or made and are in full force and effect, (C) those approvals, consents, registrations or other actions or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect and (D) those approvals, consents, registrations or other actions or filings required prior to the exercise of any rights or remedies under the Loan Documents that would constitute a transfer of control of, or assignment of, any FCC license or Cable System, (ii) will not violate (A) any applicable law or regulation or order of any Governmental Authority or (B) the charter, by-laws or other organizational documents of any Loan Party, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (iv) will not result in the creation or imposition of any Lien on any material asset of any Loan Party (other than pursuant to the Loan Documents and Liens permitted by the Amended Credit Agreement); except with respect to any violation or default referred to in clause (ii)(A) or (iii) above, to the extent that such violation or default could not reasonably be expected to have a Material Adverse Effect.

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SECTION 6.  Reference to and Effect on the Loan Documents.  On and after the Amendment No. 2 Effective Date, each reference in the Original Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Original Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Original Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.  This Amendment shall not constitute a novation of the Original Credit Agreement or any of the Loan Documents.  This Amendment shall constitute an Additional Credit Extension Amendment.

SECTION 7.  Reaffirmation of Guarantees and Security Interests.  Each Loan Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby, including the extension of credit in the form of the Incremental Term B-4 Loans. Each Loan Party hereby (a) affirms and confirms its guarantees, its prior pledges and grants of Liens on the Collateral, with all such Liens continuing in full force and effect after giving effect to this Amendment, and its other undertakings under the Loan Documents to which it is a party, (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, prior pledges and grants of Liens on the Collateral and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the Incremental Term B-4 Lenders, and (c) acknowledges that from and after the Amendment No. 2 Effective Date, all Incremental Term B-4 Loans from time to time outstanding shall be Obligations.

SECTION 8.  Applicable Law; Waiver of Jury Trial.

(A)      THIS AMENDMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(B)      EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM HEREIN.

SECTION 9.  Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 10.  Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of an original executed counterpart hereof. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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SECTION 11.   Post-Closing Matters.   Within 90 days after the Amendment No. 2 Effective Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), the applicable Loan Party shall deliver either the items listed in paragraph (a) or the items listed in paragraph (b) as follows:

(a)        (i) an opinion or email confirmation from local counsel in each jurisdiction where a Mortgaged Property is located, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that:

(A)        the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations (as defined in each Mortgage), including the Obligations evidenced by this Amendment and the other documents executed in connection herewith, for the benefit of the Secured Parties; and

(B)       no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Amended Credit Agreement and the other documents executed in connection therewith, for the benefit of the Secured Parties; and

(ii)         a title search to the applicable Mortgaged Property demonstrating that such Mortgaged Property is free and clear of all Liens other than Permitted Encumbrances; or

(b)       with respect to the existing Mortgages, the following, in each case in form and substance reasonably acceptable to the Administrative Agent:

(i)        with respect to each Mortgage encumbering a Mortgaged Property, an amendment thereof (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(ii)        with respect to each Mortgage Amendment, a date down endorsement (each, a “Title Endorsement,” collectively, the “Title Endorsements”) to the existing Title Policy relating to the Mortgage encumbering the Mortgaged Property subject to such Mortgage assuring the Administrative Agent that such Mortgage, as amended by such Mortgage Amendment is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Administrative Agent for the benefit of the Secured Parties free and clear of all Liens other than Permitted Encumbrances or otherwise consented to by the Administrative Agent of such Mortgaged Property, and such Title Endorsement shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent;

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(iii)      with respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (x) shall be addressed to the Administrative Agent and the Secured Parties, (y) shall cover the enforceability of the respective Mortgage as amended by such Mortgage Amendment and (z) shall be in form and substance reasonably satisfactory to the Administrative Agent;

(iv)       with respect to each Mortgaged Property, such affidavits, certificates, information and instruments of indemnification (including without limitation, a so-called “gap” indemnification) as shall be required by the title company to induce the title company to issue the Title Endorsements; and

(v)         evidence acceptable to the Administrative Agent of payment by the Borrower of all applicable title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments and issuance of the Title Endorsements.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

CABLE ONE, INC., as the Borrower

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Chief Financial Officer

CABLE ONE VOIP LLC, as a Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

DELTA COMMUNICATIONS, L.L.C., as a Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

COBRIDGE COMMUNICATIONS LLC, as a Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

COBRIDGE BROADBAND, LLC, as a Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

FIDELITY CABLEVISION, LLC, as a Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

[Signature Page to Amendment No. 2]

FIDELITY TELEPHONE LLC, as a Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

[Signature Page to Amendment No. 2]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Kelly Milton
	Name:	Kelly Milton
	Title:	Executive Director

[Signature Page to Amendment No. 2]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Initial Incremental Term B-4 Lender

By:	/s/ Daniel Kurtz
	Name:	Daniel Kurtz
	Title:	Director

[Signature Page to Amendment No. 2]

Schedule I

Incremental Term B-4 Loan Commitments

Initial Incremental Term B-4 Lender	Incremental Term B-4 Loan Commitment
Wells Fargo Bank, National Association	$800,000,000
Total	$800,000,000

EXHIBIT A

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

October 30, 2020,

as amended pursuant to Amendment No. 1, dated as of March 1, 2021, and
Amendment No. 2, dated as of May 3, 2021,

among

CABLE ONE, INC.,
as the Borrower,

THE LENDERS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________

JPMORGAN CHASE BANK, N.A.
BANK OF AMERICA, N.A.
WELLS FARGO SECURITIES, LLC
TD SECURITIES (USA) LLC
TRUIST SECURITIES, INC.
U.S. BANK NATIONAL ASSOCIATION

and

COBANK, ACB
as Joint Bookrunners and Joint Lead Arrangers

BANK OF AMERICA, N.A.
WELLS FARGO SECURITIES, LLC
TD SECURITIES (USA) LLC
TRUIST BANK

and

U.S. BANK NATIONAL ASSOCIATION
as Co-Syndication Agents

CITIZENS BANK, N.A.
FIFTH THIRD BANK, NATIONAL ASSOCIATION

and

MUFG BANK, LTD.
as Co-Documentation Agents

TABLE OF CONTENTS

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Section 3.09	Taxes	~~85~~86
Section 3.10	Solvency	~~85~~86
Section 3.11	ERISA	86
Section 3.12	Disclosure	86
Section 3.13	Federal Reserve Regulations	86
Section 3.14	Security Interests	86
Section 3.15	USA PATRIOT Act	~~86~~87
Section 3.16	Anti-Corruption Laws and Sanctions	~~86~~87
Section 3.17	Franchises, Licenses and Permits	~~86~~87
Section 3.18	Cable Systems; etc.	87
Section 3.19	Insurance~~.~~	88

ARTICLE IV CONDITIONS		~~88~~89

Section 4.01	Third Restatement Effective Date	~~88~~89
Section 4.02	Subsequent Credit Events	90

ARTICLE V AFFIRMATIVE COVENANTS		~~90~~91

Section 5.01	Financial Statements and Other Information	91
Section 5.02	Notices of Material Events	92
Section 5.03	Existence; Conduct of Business	~~92~~93
Section 5.04	Payment of Taxes	93
Section 5.05	Maintenance of Properties; Insurance	93
Section 5.06	Books and Records; Inspection Rights	93
Section 5.07	Compliance with Laws	~~93~~94
Section 5.08	Use of Proceeds and Letters of Credit	94
Section 5.09	Further Assurances; Additional Security and Guarantees	94
Section 5.10	CoBank Equity and Security	95
Section 5.11	Designation of Subsidiaries	96

ARTICLE VI NEGATIVE COVENANTS		96

Section 6.01	Indebtedness	~~96~~97
Section 6.02	Liens	~~99~~100
Section 6.03	Fundamental Changes	102
Section 6.04	Restricted Payments	~~102~~102
Section 6.05	Investments	~~103~~104
Section 6.06	Prepayments, Etc. of Indebtedness	~~105~~106
Section 6.07	Transactions with Affiliates	106
Section 6.08	Changes in Fiscal Year	~~106~~107
Section 6.09	Financial Covenants	~~106~~107
Section 6.10	Burdensome Agreements	107
Section 6.11	Dispositions	~~107~~108
Section 6.12	Lines of Business	109
Section 6.13	Amendments to Organizational Documents	~~109~~109

ARTICLE VII EVENTS OF DEFAULT		~~109~~109

ARTICLE VIII THE ADMINISTRATIVE AGENT		~~111~~112

ARTICLE IX MISCELLANEOUS		~~116~~117

Section 9.01	Notices	~~116~~117

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Section 9.02	Waivers; Amendments	~~118~~118
Section 9.03	Expenses; Limitation of Liability; Indemnity, Etc.	~~120~~120
Section 9.04	Successors and Assigns	~~121~~122
Section 9.05	Survival	~~125~~126
Section 9.06	Counterparts; Integration; Effectiveness; Electronic Execution	~~125~~126
Section 9.07	Severability	~~126~~127
Section 9.08	Right of Setoff	~~126~~127
Section 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~127~~128
Section 9.10	WAIVER OF JURY TRIAL	~~128~~128
Section 9.11	Headings	~~128~~128
Section 9.12	Confidentiality	~~128~~128
Section 9.13	USA PATRIOT Act	~~129~~129
Section 9.14	Interest Rate Limitation	~~129~~129
Section 9.15	No Fiduciary Duty	~~129~~130
Section 9.16	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~130~~130
Section 9.17	Acknowledgement Regarding Any Supported QFCs~~.~~	~~130~~ 131

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SCHEDULES:

Schedule 1.01(a)	–	RBI Entity Consolidation
Schedule 1.01(b)	–	Surviving RBI Entities
Schedule 2.01	–	Commitments / Specified LC Exposure Sublimits
Schedule 3.01	–	Subsidiaries
Schedule 3.06	–	Disclosed Matters
Schedule 3.17	–	Franchise and License Matters
Schedule 3.18	–	Matters Relating to Cable Systems
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.05(f)	–	Investments
Schedule 6.07	–	Affiliate Transactions
Schedule 6.10	–	Burdensome Agreements
Schedule 6.11	–	Dispositions
Schedule 9.01	–	Notices

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Term Note
Exhibit C	–	Form of Revolving Note
Exhibit D	–	Form of Security Agreement
Exhibit E	–	Form of Borrowing Request
Exhibit F	–	Form of Swingline Loan Notice
Exhibit G	–	Form of Compliance Certificate
Exhibit H	–	Form of Guarantee Agreement
Exhibit I-1	–	Form of U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit I-2	–	Form of U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit I-3	–	Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit I-4	–	Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit J	–	Form of First Lien Intercreditor Agreement
Exhibit K	–	Form of Discounted Prepayment Option Notice
Exhibit L	–	Form of Lender Participation Notice
Exhibit M	–	Form of Discounted Voluntary Prepayment Notice

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of October 30, 2020, among CABLE ONE, INC., the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, Cable One, Inc. is party to the Second Amended and Restated Credit Agreement dated as of May 8, 2019 (as amended by Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of November 15, 2019 and as in effect immediately prior to the effectiveness of this Agreement, the “Second Amended and Restated Credit Agreement”) with the Administrative Agent and the financial institutions party thereto as lenders and issuing banks;

WHEREAS, pursuant to the Third Restatement Agreement, certain lenders agreed to, among other things, (i) extend the maturity date of the Term A-2 Loans as set forth herein, (ii) extend the maturity date of the Incremental Term B-2 Loans as set forth herein, (iii) extend the maturity date of the Incremental Term B-3 Loans as set forth herein, (iv) provide Additional Incremental Term B-3 Loans, the proceeds of which are to be used, in addition to other amounts, to repay all outstanding Incremental Term B-1 Loans, to repay any Revolving Loans outstanding immediately prior to the Third Restatement Effective Date and to pay any accrued and unpaid interest, costs and expenses incurred in connection with such repayment and (v) provide new Revolving Commitments, with the proceeds of any Revolving Loans made thereunder to be used to finance the working capital needs, and for general corporate purposes (including Permitted Acquisitions or any other purposes not prohibited by this Agreement), of the Borrower and its Subsidiaries; and

WHEREAS, the requisite parties to the Second Amended and Restated Credit Agreement have agreed to amend and restate the Second Amended and Restated Credit Agreement in the form hereof on the terms and subject to the conditions set forth in the Third Restatement Agreement.

Accordingly, the Second Amended and Restated Credit Agreement shall be amended and restated on the Third Restatement Effective Date as follows:

ARTICLE I

DEFINITIONS

Section 1.01          Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“2019 Additional Credit Extension Amendment” means that certain Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of the 2019 Additional Credit Extension Amendment Effective Date, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“2019 Additional Credit Extension Amendment Effective Date” means the date on which the conditions precedent set forth in Section 4 of the 2019 Additional Credit Extension Amendment were satisfied or waived in accordance therewith.

“Acceptable Discount” has the meaning provided in Section 2.10(c)(iii).

“Acceptance Date” has the meaning provided in Section 2.10(c)(ii).

“Acquired Entity or Business” means each Person, property, business or assets acquired by the Borrower or a Subsidiary, to the extent not subsequently sold, transferred or otherwise disposed of by the Borrower or such Subsidiary.

“Act” has the meaning assigned in Section 9.13.

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) providing for any Incremental Term Loans, Increased Commitments, Replacement Term Loans, Extended Term Loans or Extended Revolving Commitments which shall be consistent with the applicable provisions of this Agreement relating to Incremental Term Loans, Increased Commitments, Replacement Term Loans, Extended Term Loans or Extended Revolving Commitments and otherwise satisfactory to the Administrative Agent and the Borrower.

“Additional Incremental Term B-3 Lender” means CoBank, in its capacity as Additional Incremental Term B-3 Lender under the Third Restatement Agreement.

“Additional Incremental Term B-3 Loan” means an Incremental Term B-3 Loan made by the Additional Term B-3 Lender pursuant to the Third Restatement Agreement.

“Additional Incremental Term B-3 Loan Commitment” means, with respect to the Additional Incremental Term B-3 Lender, the commitment of the Additional Incremental Term B-3 Lender to make an Additional Incremental Term B-3 Loan pursuant to the Third Restatement Agreement in an aggregate principal amount equal to $300,000,000, as set forth on Schedule II to the Third Restatement Agreement.

“Adjusted LIBO Rate” means, with respect to any Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the Eurocurrency Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Fee Letter” means the administrative agency fee letter, dated as of the Second Restatement Date, between the Borrower and the Administrative Agent.

“Agreement” has the meaning assigned in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c)

above.  For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Amended and Restated Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of May 1, 2017 (as amended, supplemented, refinanced, restated, replaced or otherwise modified and as in effect immediately prior to the effectiveness of the Second Amended and Restated Credit Agreement) among the Borrower, the Administrative Agent and the financial institutions party thereto as lenders and issuing banks.

“Amendment No. 1” means that certain Amendment No. 1 to this Agreement, dated as of March 1, 2021.

“Amendment No. 12” means that certain Amendment No. ~~1~~2 to ~~the Second Amended and Restated Credit~~this Agreement, dated as of ~~November 15~~May 3, ~~2019~~2021.

“Amendment No. 12 Arrangers” means Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Bank of America, N.A., Credit Suisse Loan Funding LLC, TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bank National Association and CoBank.

“Amendment No. 2 Effective Date” means ~~November 15, 2019~~May 3, 2021.

“Amendment No. 2 Transactions” has the meaning provided in Amendment No. 2.

“Annualized Operating Cash Flow” means, for any fiscal quarter, an amount equal to Consolidated Operating Cash Flow for such fiscal quarter multiplied by four.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Hoarding Trigger Event” shall have the meaning provided in Section 2.10(b)(viii).

“Applicable Discount” has the meaning provided in Section 2.10(c)(iii).

“Applicable Percentage” means, with respect to any Lender and as applicable (a) with respect to Revolving Loans, LC Exposure or Swingline Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment of such Class and the denominator of which is the aggregate Revolving Commitment of such Class of all Revolving Lenders of such Class (and if the Revolving Commitments of such Class have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Credit Exposures of such Class at that time) and (b) with respect to the Term Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans (or Term Loan Commitments, as applicable) of such Class and the denominator of which is the aggregate outstanding amount of the Term Loans (or Term Loan Commitments, as applicable) of such Class.

“Applicable Period” has the meaning assigned to such term in the definition of “Applicable Rate.”

“Applicable Rate” means

(a) (i) 1.50% in the case of Eurocurrency Revolving Loans, (ii) 1.50% in the case of Eurocurrency Term A-2 Loans, (iii) 0.50% in the case of Base Rate Revolving Loans and Swingline Loans, (iv) 0.50% in the case of Base Rate Term A-2 Loans and (v) 0.25% in the case of commitment fees; provided that, the Applicable Rate with respect to Term A-2 Loans, Revolving Loans (including commitment fees) and Swingline Loans shall be subject to adjustment following each date of delivery of financial statements of the Borrower pursuant to Section 5.01(a) or (b) (“Financials”) of this Agreement, based on the Total Net Leverage Ratio as of the end of the period covered by such financial statements, as follows:

Level	Total Net Leverage Ratio:	Eurocurrency Term A-2 Loans	Base Rate Term A-2 Loans	Eurocurrency Revolving Loans	Base Rate Revolving Loans and Swingline Loans	Commitment Fee
1	Greater than 3.00 to 1.00	1.75%	0.75%	1.75%	0.75%	0.30%
2	Less than or equal to 3.00 to 1.00 but greater than 2.00 to 1.00	1.50%	0.50%	1.50%	0.50%	0.25%
3	Less than or equal to 2.00 to 1.00	1.25%	0.25%	1.25%	0.25%	0.20%

(b) (i) in the case of Eurocurrency Incremental Term B-2 Loans, 2.00%, and (ii) in the case of Base Rate Incremental Term B-2 Loans, 1.00%; ~~and~~

(c) (i) 2.00% in the case of Eurocurrency Incremental Term B-3 Loans, and (ii) 1.00% in the case of Base Rate Incremental Term B-3 Loans; and

(d) (i) 2.00% in the case of Eurocurrency Incremental Term B-4 Loans, and (ii) 1.00% in the case of Base Rate Incremental Term B-4 Loans.

Any increase or decrease in the Applicable Rates for Term A-2 Loans, Revolving Loans (including commitment fees) or Swingline Loans resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date of delivery of the Financials; provided that Level 1 pricing shall apply at the option of the Administrative Agent or at the request of the Required Lenders as of the first Business Day after the date on which such Financials were required to have been delivered but have not been delivered pursuant to Section 5.01(a) or (b) and shall continue to so apply to and including the date on which such Financials are so delivered (and thereafter the Level otherwise determined in accordance with this definition shall apply).

In the event that any Financials previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for Term A-2 Loans, Revolving Loans (including commitment fees) or Swingline Loans for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent the correct Financials for such Applicable Period, (ii) the Applicable Rate shall be determined as if the Level for such higher Applicable Rate were applicable for such Applicable Period, and (iii) the Borrower shall within 3 Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional interest and commitment fees for Term A-2 Loans, Revolving Loans or Swingline Loans owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement.  This paragraph shall not limit the rights of the Administrative Agent and Lenders with respect to any Event of Default.

“Approved Bank” has the meaning assigned to such term in the definition of “Cash Equivalents.”

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Securities, LLC, TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bank National Association and CoBank; provided that from and after the Amendment No. 2 Effective Date, the “Arrangers” shall include the Amendment No. 2 Arrangers.

“Asset Sale” means any Disposition of Property or series of related Dispositions of Property pursuant to clause (k) of Section 6.11 which yields net cash proceeds to the Borrower or any of its Restricted Subsidiaries in excess of $25,000,000 in the aggregate for any such Disposition or series of related Dispositions.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04 of this Agreement), and received by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.05(b)(iii).

“Availability Period” means the period from and including the Third Restatement Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments in accordance with the provisions of this Agreement.

“Available Amount” means, at any time (the “Reference Time”), an amount equal to:

(a)          the sum, without duplication, of:

(i)            an amount equal to 50% of the cumulative amount of Consolidated Net Income for the period commencing on the first day of the fiscal quarter in which the Closing Date occurs and ending on the last day of the most recent fiscal quarter of the Borrower completed prior to the Reference Time for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement) (or, if Consolidated Net Income for such period is negative, 100% of such negative amount), plus

(ii)           the aggregate net cash proceeds received after the Closing Date and at or prior to the Reference Time by the Borrower either (1) as capital contributions (other than from any of its Restricted Subsidiaries) or (2) from the issuance or sale (other than to any of its Restricted Subsidiaries) of Qualified Equity Interests (other than Designated Preferred Stock), plus

(iii)          the aggregate net cash proceeds received after the Closing Date and at or prior to the Reference Time by the Borrower (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Equity Interests (other than Designated Preferred Stock) (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Equity Interest financed, directly or indirectly, using funds borrowed from the Borrower or any Restricted Subsidiary until and only to the extent such borrowing is repaid), plus

(iv)          the aggregate net cash proceeds received after the Closing Date and at or prior to the Reference Time by the Borrower (other than from any of its Restricted Subsidiaries) from the conversion or exchange, if any, of Indebtedness or Disqualified Equity Interests of the Borrower or its Restricted Subsidiaries into or for Qualified Equity Interests plus, to the extent such Indebtedness or Disqualified Equity Interests were issued after the Closing Date, the aggregate net cash proceeds received by the Borrower from their original issuance (other than from any of its Restricted Subsidiaries) (and excluding the net cash proceeds from the conversion or exchange of Indebtedness or Disqualified Equity Interests financed, directly or indirectly, using funds borrowed from the Borrower or any Restricted Subsidiary until and only to the extent such borrowing is repaid), plus

(v)           100% of the aggregate amount received in cash by means of (i) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Investments made pursuant to Section 6.05(l) of this Agreement, the Original Credit Agreement, the Amended and Restated Credit Agreement or of the Second Amended and Restated Credit Agreement by the Borrower or its Restricted Subsidiaries and repurchases and redemptions of such Investments from the Borrower or its Restricted Subsidiaries and repayments of loans or advances which constitute such Investments made pursuant to Section 6.05(l) of this Agreement, the Original Credit Agreement, the Amended and Restated Credit Agreement or of the Second Amended and Restated Credit Agreement by the Borrower or its Restricted Subsidiaries, in each case to the extent that such amounts were not otherwise included in the Consolidated Net Income of the Borrower for such period, plus

(vi)          in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation, consolidation or division of an Unrestricted Subsidiary into the Borrower or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary after the Closing Date, the lesser of (x) the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith by the Company, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or division or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged, amalgamated or consolidated or Indebtedness associated with the assets so transferred) and (y) the amount of Investments made in such Unrestricted Subsidiary in reliance on the Available Amount, minus

(b)          the sum, without duplication, of:

(i)            the aggregate amount of Restricted Payments made pursuant to Section 6.04(g)(y) of this Agreement, the Original Credit Agreement, the Amended and Restated Credit Agreement or of the Second Amended and Restated Credit Agreement prior to the Reference Time; plus

(ii)           the aggregate amount of Investments made in reliance on Section 6.05(l) of this Agreement, the Original Credit Agreement, the Amended and Restated Credit Agreement or of the Second Amended and Restated Credit Agreement prior to the Reference Time; plus

(iii)          the aggregate amount of prepayments of Junior Financing made in reliance on Section 6.06(a)(iii)(B) of this Agreement, the Original
Credit Agreement, the Amended and Restated Credit Agreement or of the Second Amended and Restated Credit Agreement prior to the Reference Time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.13.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that the Adjusted LIBO Rate for any day shall be based on the Eurocurrency Rate at approximately 11:00 a.m. London time on such day, subject to the applicable interest rate floors set forth in the definition of the term “Eurocurrency Rate”.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Basic Subscribers” means, as at any date, (a) single household dwellings with one or more television sets that receive a package of over-the-air-broadcast stations, local access channels or certain satellite-delivered cable television services from a Cable System, plus, without duplication, (b) the number of subscribers determined by dividing the aggregate dollar monthly amount billed for basic service to bulk subscribers (hotels, motels, apartment buildings, hospitals and the like) located in a particular Cable System by the applicable combined limited and expanded cable rate charged to basic subscribers in such Cable System, plus (c) connections to schools, libraries, local government offices and employee households that may not be charged for limited and expanded cable services but may be charged for premium units, pay-per-view events or high-speed Internet service.

“Benchmark” means, initially, LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.13.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice,  on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.13(c); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocker” means RBI Blocker Corp., a Delaware corporation.

“Bona Fide Debt Fund” means any fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.

“Borrower” means Cable One, Inc., a Delaware corporation.

“Borrower Materials” has the meaning assigned in Section 9.01(c).

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) Term Loans of a single Class made on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York and if such day relates to any interest rate settings as to a Eurocurrency Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Cable System” has the meaning set forth in 47 U.S.C. Section 522(7).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on the Closing Date, and the amount of such obligations as of any date shall be the capitalized amount thereof determined in accordance with GAAP as in effect on the Closing Date that would appear on a balance sheet of such Person prepared as of such date.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank and the Revolving Lenders, as collateral for the LC Exposures, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Revolving Lenders).  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at JPMorgan Chase Bank, N.A.

“Cash Equivalents” means

(1)          any evidence of Indebtedness issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof and having a maturity of 24 months or less from the date of acquisition;

(2)          time deposits, certificates of deposit, and bank notes of any financial institution that (i) is a Lender or (ii) is a member of the Federal Reserve System (or organized in any foreign country recognized by the United States) and whose senior unsecured debt is rated at least A‑2, P‑2, or F-2, short-term, or A or A2, long-term, by Moody’s, S&P or Fitch (any such bank in the foregoing clause (i) or (ii) being an “Approved Bank”).  Issues with only one short-term credit rating must have a minimum credit rating of A‑ 1, P‑1 or F 1;

(3)          commercial paper, including asset-backed commercial paper, and floating or fixed rate notes issued by an Approved Bank or a corporation or special purpose vehicle (other than an Affiliate or Subsidiary of the Borrower) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (or any foreign country recognized by the United States) rated at least A‑2 by S&P and at least P‑2 by Moody’s and having a maturity of not more than 12 months from the date of acquisition;

(4)          asset-backed securities rated AAA by Moody’s, S&P, or Fitch, with weighted average lives of 12 months or less (measured to the next maturity date);

(5)          repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed or insured by the government or any agency or instrumentality of the United States maturing within 365 days from the date of acquisition;

(6)          readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and in each such case with a “stable” or better outlook, with maturities of 24 months or less from the date of acquisition;

(7)          Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa3” (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency);

(8)          money market funds which invest substantially all of their assets in assets described in the preceding clauses (1) through (7); and

(9)          instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Cash Management Bank” means any Person that is (i) the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender or (ii) an Outside LC Facility Issuer, in each case, at the time the Borrower or any Restricted Subsidiary (or, in the case of any Outside LC Facility, the Borrower or any Permitted LC Non-Borrower Obligor) initially incurred any Cash Management Obligation to such Person (or on the Third Restatement Effective Date, in the case of Cash Management Obligations existing on the Third Restatement Effective Date).

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary (or, in the case of any Outside LC Facility, by the Borrower or any Permitted LC Non-Borrower Obligor) to any Cash Management Bank in respect of treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, corporate credit card and other card services (including commercial (or purchasing) card programs), automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) and any Outside LC Facility provided to the Borrower or any Permitted LC Non-Borrower Obligor).

“Cash Netting Cap” means an amount of unrestricted cash and Cash Equivalents equal to the greater of (A) $325,000,000 and (B) the product of (i) 0.50 multiplied by (ii) Annualized Operating Cash Flow for the most recently ended full fiscal quarter ending immediately prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement).

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any tangible Property in excess of $25,000,000.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Closing Date), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, (b) the Borrower is liquidated or dissolved or adopts a plan of dissolution or (c) a “change in control” or any comparable term under, and as defined in, the Senior Notes Indenture or any agreement governing Material Indebtedness (other than any Material Indebtedness of any Acquired Entity or Business discharged in full in connection with the consummation of the acquisition of such entity or business), shall have occurred.  For the avoidance of doubt, the consummation of the Spin-Off shall not constitute a Change in Control.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary,  (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning assigned to such term in Section 9.14.

“Class” when used in reference to any (x) Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term A-2 Loans, Incremental Term B-1 Loans, Incremental Term B-2 Loans, Incremental Term B-3 Loans, Incremental Term B-4 Loans, Incremental Term Loans of any other series, Extended Term Loans of any series, Replacement Term Loans of any series or Swingline Loans and (y) when used with respect to any Commitment, refers to whether such Commitment is an Additional Incremental Term B-3 Loan Commitment, Incremental Term B-4 Loan Commitment, Revolving Commitment or Extended Revolving Commitment of any series.

“Clearwave Acquisition” means the acquisition by the Borrower, pursuant to the terms and conditions of the Clearwave Acquisition Agreement, directly or indirectly, of all of the equity interests of Delta Communications, L.L.C.

“Clearwave Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of November 9, 2018, by and among the Borrower, CABO Broadband, LLC, an Illinois limited liability company, Delta Communications, L.L.C., an Illinois limited liability company and SCP Clearwave LLC, solely in its capacity as equity holder representative.

“Closing Date” means June 30, 2015.

“CoBank” means CoBank, ACB, a federally chartered instrumentality of the United States.

“CoBank Equities” is defined in Section 5.10(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” (or any equivalent term) as defined in any Collateral Document and all Mortgaged Properties and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document.

“Collateral Documents” means, collectively, the Security Agreement, each Mortgage, each guarantee agreement, security agreement, intellectual property security agreement, pledge agreement or other similar agreement delivered to the Administrative Agent and the Lenders pursuant to Section 5.09 and each of the other agreements, instruments or documents executed by any Loan Party that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Commitment, Extended Revolving Commitment or Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that, GAAP to the contrary notwithstanding, there shall be excluded, without duplication:

(a)          the net income (or loss) of any Person (other than a Restricted Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received in cash (or in kind and converted to cash) by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions,

(b)          solely for the purpose of determining the Available Amount, the net income (or loss) of any Restricted Subsidiary of the Borrower that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or requirement of Law applicable to such Restricted Subsidiary, except to the extent that any such income is actually received in cash (or in kind and converted to cash) by the Borrower or a Restricted Subsidiary that is a Guarantor,

(c)          the cumulative effect of a change in accounting principles during such period,

(d)          any income (or loss) from discontinued operations,

(e)          any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, employee benefit plans or agreements, stock options, restricted stock or other rights, and any non-cash deemed finance charges or expenses in respect of any pension liabilities or other retiree provisions or on the revaluation of any benefit plan obligation and any non-cash charges or expenses in respect of curtailments, discontinuations or modifications to pension plans; and

(f)          the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to the Transactions or any acquisition or divestiture consummated before or after the Closing Date, and the amortization, write-down or write-off of any amounts thereof.

“Consolidated Operating Cash Flow” means, for any period with respect to the Borrower and its Restricted Subsidiaries, Consolidated Net Income for such period plus, without duplication and (except with respect to clause (vii) below) to the extent deducted in computing Consolidated Net Income for such period, the sum of:

(i)           total income tax expense;

(ii)          interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness;

(iii)         depreciation and amortization expense;

(iv)         any extraordinary, non-recurring or unusual expenses or losses and any restructuring charges, integration costs, severance expenses, system conversion costs and rebranding costs;

(v)          costs or expenses incurred or accrued in connection with acquisitions permitted hereunder and losses on Dispositions of assets outside of the ordinary course of business;

(vi)         other non-cash items reducing such Consolidated Net Income; and

(vii)        (x) the amount of “run-rate” cost savings projected by the Borrower in good faith, net of the amount of actual benefits realized during such period (which cost savings shall be calculated on a pro forma basis as though they had been realized on the first day of such period) from actions (including operating changes and operating initiatives) taken or to be taken in connection with the RBI Transactions and the Fidelity Acquisition, in each case, within six fiscal quarters from the consummation of the RBI Transactions and the Fidelity Acquisition, as applicable; provided that (A) (x) such cost savings are reasonably identifiable and expected by the Borrower to be achieved based on such actions (including operating changes and operating initiatives) and (y) the benefits resulting therefrom are anticipated by the Borrower to be realized within eighteen (18) months from the consummation of the RBI Transactions and the Fidelity Acquisition, as applicable, and (y) the amount of “run-rate” cost savings projected by the Borrower in good faith, net of the amount of actual benefits realized during such period (which cost savings shall be calculated on a pro forma basis as though they had been realized on the first day of such period) from actions (including operating changes and operating initiatives) taken or to be taken within six fiscal quarters of (I) any Investment, Permitted Acquisition or Disposition, in each case with respect to a business (as such term is used in Regulation S-X Rule 11-01), a cable system, a company, a segment, an operating division or unit or line of business or (II) any operating changes or operating initiatives; provided that (A) (x) such cost savings are reasonably identifiable and expected by the Borrower to be achieved based on such actions (including operating changes and operating initiatives) and (y) the benefits resulting therefrom are anticipated by the Borrower to be realized within eighteen (18) months of such Investment, Permitted Acquisition, Disposition, operating change or operating initiative; provided further that the aggregate amount added pursuant to this clause (vii) for any period shall not exceed (1) 20% of Consolidated Operating Cash Flow for such period (calculated prior to giving effect to this clause (vii)) plus (2) the amount of any such cost savings of the type that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, minus, without duplication and to the extent included in the statement of Consolidated Net Income for such period, the sum of (i) any extraordinary or non-recurring or unusual income or gains, (ii) gains on Dispositions of assets outside of the ordinary course of business and (iii) other non-cash items increasing such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Subsidiaries” means Subsidiaries that would be consolidated with the Borrower in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (i) the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding as of such time calculated on a consolidated basis in accordance with GAAP (other than Indebtedness described in clause (c), (d), (e) (except to the extent supporting Indebtedness described in clauses (a), (b) and (g) of the definition of “Indebtedness”), (f), (h), (i) or (j) of the definition of “Indebtedness” (provided that there shall be included in Consolidated Total Indebtedness, any Indebtedness in respect of drawings thereunder to the extent not reimbursed within two Business Days after the date of such drawing)) plus (ii) the principal amount of any obligations of any Person (other than the Borrower or any Restricted Subsidiary) of the type described in the foregoing clause (i) that are Guaranteed by the Borrower or any Restricted Subsidiary (whether or not reflected on a consolidated balance sheet of the Borrower).

“Consolidated Working Capital” means, at any time, Current Assets minus Current Liabilities, at such time.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means, with respect to any Person, the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Convertible Debt Security” means any debt security the terms of which provide for the conversion thereof into Equity Interests of the Borrower, cash or a combination of such Equity Interests and cash.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.17.

“Credit Event” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) the aggregate amount of its Term Loans outstanding at such time.

“Current Assets” means, at any date, all assets of the Borrower and its Restricted Subsidiaries which under GAAP would be classified as current assets on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries (excluding any (i) cash or Cash Equivalents (including cash and Cash Equivalents held on deposit for third parties by the Borrower or any of its Restricted Subsidiaries), (ii) deferred bank fees and derivative financial instruments related to Indebtedness, (iii) deferred tax assets, (iv) assets held for sale and (v) pension assets).

“Current Liabilities” means, at any date, all liabilities of the Borrower and its Restricted Subsidiaries which under GAAP would be classified as current liabilities on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries, other than (i) current maturities of long-term debt, (ii) outstanding revolving loans and letter of credit reimbursement obligations, (iii) accruals of interest expense (excluding interest expense that is due and unpaid), (iv) obligations in respect of derivative financial instruments related to Indebtedness, (v) deferred tax liabilities, (vi) liabilities in respect of unpaid earnouts, (vii) accruals relating to restructuring reserves, (viii) liabilities in respect of funds of third parties on deposit with the Borrower or any of its Restricted Subsidiaries, (ix) the current portion of any Capital Lease Obligation, (x) the current portion of any other long-term liability for borrowed money and (xi) non-cash compensation liabilities.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.10(b)(v).

“Default” means any event or condition, which constitutes an Event of Default or, which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning set forth in Section 2.12(c).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of any Class of Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each Lender.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a disposition pursuant to Section 6.11 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or conversion of or collection on such Designated Non-Cash Consideration.

“Designated Preferred Stock” means Preferred Stock (other than Disqualified Equity Interests) of the Borrower that is issued for cash (other than to a Restricted Subsidiary of the Borrower) and is so designated as Designated Preferred Stock, pursuant to a certificate of a Responsible Officer, on or prior to the issue date thereof.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Discount Range” has the meaning provided in Section 2.10(c)(ii).

“Discounted Voluntary Prepayment” has the meaning provided in Section 2.10(c)(i).

“Discounted Voluntary Prepayment Notice” has the meaning provided in Section 2.10(c)(v).

“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition (including any disposition effected pursuant to a division) thereof, and the terms “Dispose” and “Disposed of” have correlative meanings, but excluding, licenses and leases entered into in the ordinary course of business or that are customarily entered into by companies in the same or similar lines of business.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, public equity offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, public equity offering or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the expiration, cancellation, termination or cash collateralization of any Letters of Credit in accordance with the terms hereof), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and except as permitted in clause (a) above), in whole or in part, (c) requires the scheduled payments of dividends in cash (for this purpose, dividends shall not be considered required if the issuer has the option to permit them to accrue, cumulate, accrete or increase in liquidation preference or if the Borrower has the option to pay such dividends solely in Qualified Equity Interests), or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date.

“Disqualified Lenders” means (i) those Persons identified by the Borrower to the Administrative Agent in writing prior to January 17, 2017, (ii) those Persons who are competitors of the Borrower identified by the Borrower to the Administrative Agent from time to time as provided below and (iii) any Affiliate of any Person described in clause (i) or competitor described in clause (ii) that is identified by the Borrower to the Administrative Agent in writing from time to time or that is reasonably identifiable solely by virtue of its name as an Affiliate of such Person, other than an Affiliate of a Person described in clause (ii) that is a Bona Fide Debt Fund; provided that no updates to the list of Disqualified Lenders shall be deemed to retroactively disqualify any parties that have previously validly acquired an assignment or participation in respect of the Loans or that is party to a pending trade from continuing to hold or vote such previously acquired assignments and participations or completing such trade, as applicable, on the terms set forth herein for Lenders that are not Disqualified Lenders.  Any supplement to the list of Disqualified Lenders pursuant to clause (ii) or (iii) above shall be sent by the Borrower to the Administrative Agent by email to JPMDQ_Contact@jpmorgan.com and such supplement shall take effect three Business Days after such notice is received by the Administrative Agent.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Restricted Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:

(1)          a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)          the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“ECF Payment” has the meaning assigned to such term in Section 2.10(b)(iv).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, with respect to any Indebtedness, as of any date of determination, the effective yield on such Indebtedness as determined by the Borrower and the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors (subject to the proviso below) and all upfront or similar fees or original issue discount (amortized over the shorter of (x) the Weighted Average Life to Maturity of such Indebtedness and (y) four years) payable by the Borrower generally to lenders providing such Indebtedness, but excluding (i) any arrangement, structuring, commitment, underwriting or other similar fees payable to any arranger (or affiliate thereof) in connection with the commitment or syndication of such Indebtedness and (ii) customary consent fees for an amendment paid generally to consenting lenders; provided, however, that (A) to the extent the Eurocurrency Rate (for a period of three months) or Base Rate (without giving effect to any floor specified in the definitions thereof) is less than any floor applicable to the Indebtedness in respect of which the Effective Yield is being calculated on the date on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that the Eurocurrency Rate (for a period of three months) or Base Rate (without giving effect to any floor specified in the definitions thereof) is greater than any applicable floor on the date on which the Effective Yield is determined, the applicable floor will be disregarded in calculating the Effective Yield.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.04(b)(v), (vi), (vii) and (viii) (subject to such consents, if any, as may be required under Section 9.04(b)(iii)).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or written notices or binding agreements issued, promulgated or entered into by any Governmental Authority, imposing liability or standards of conduct concerning protection of the environment, preservation or reclamation of natural resources, the release or threatened release of any hazardous or toxic material or, as it relates to exposure to hazardous or toxic materials, health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. Notwithstanding the foregoing, Convertible Debt Securities shall not constitute Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (i) the withdrawal of any of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA or (j) the imposition of a lien or security interest in favor of the PBGC or any Plan on any assets of the Borrower or any Subsidiary under Section 430(k) of the Code or under Section 4068 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Eurocurrency Rate” means, for any Interest Period with respect to any Loan,  the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”)) at the Reference Time; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurocurrency Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Cash Flow” means, with respect to any fiscal year, the amount (if any, but which amount shall not be less than zero) by which (I) the sum, without duplication, of (a) Consolidated Operating Cash Flow for such fiscal year (less any projected cost savings added back under clause (vii) of the definition thereof for such fiscal year) and (b) the amount, if any, by which Consolidated Working Capital of the Borrower and its Restricted Subsidiaries decreased during such period (but excluding any such decrease arising from any Permitted Acquisition or Disposition by the Borrower or any of its Restricted Subsidiaries or the reclassification during such period of current assets to long term assets (and vice versa) and current liabilities to long term liabilities (and vice versa) and the application of purchase accounting) exceeds (II) the sum, without duplication, of:

(a)          the amount of Taxes (including penalties and interest) paid in cash in such fiscal year and (without duplication) tax reserves set aside or payable with respect to such fiscal year;

(b)          interest expense, including any portion attributable to Capital Lease Obligations in accordance with GAAP, paid in cash in such fiscal year;

(c)          capital expenditures, capitalized software expenses and acquisitions of intellectual property of the Borrower and its Restricted Subsidiaries, in each case, made in cash during such fiscal year or, at the option of the Borrower, made prior to the date the applicable Excess Cash Flow payment is required to be made under Section 2.10(b)(iv) with respect to such fiscal year (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness));

(d)          the aggregate amount of all principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries (including (x) the principal component of payments in respect of Capital Lease Obligations and (y) the amount of any prepayment of Loans pursuant to Section 2.09 or 2.10(b)(ii) (to the extent the Asset Sale or Casualty Event giving rise to such mandatory prepayment increased Consolidated Operating Cash Flow) (but excluding all other prepayments of the Loans) made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder)), except to the extent financed with the proceeds of other Indebtedness of the Borrower or its Restricted Subsidiaries (other than under any revolving credit facility);

(e)          the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such fiscal year that are made in connection with any prepayment of Indebtedness;

(f)          payments by the Borrower and its Restricted Subsidiaries during such fiscal year in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness;

(g)          cash expenditures in respect of Swap Agreements during such fiscal year;

(h)          the amount, if any, by which Consolidated Working Capital of the Borrower and its Restricted Subsidiaries increased during such period (but excluding any such increase arising from any Permitted Acquisition or Disposition by the Borrower or any of its Restricted Subsidiaries or the reclassification during such period of current assets to long term assets (and vice versa) and current liabilities to long term liabilities (and vice versa) and the application of purchase accounting);

(i)          without duplication of amounts deducted pursuant to subclause (k) below in a prior period, the amount of (i) Investments made by the Borrower and its Restricted Subsidiaries pursuant to Sections 6.05(b), (f), (h), (l), (m), (p), (r) and (s) and (ii) Restricted Payments made by the Borrower and its Restricted Subsidiaries pursuant to Sections 6.04(c), (d), (g), (h), (i), (j) and (k), in each case, in cash (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness));

(j)          without duplication of amounts deducted from Excess Cash Flow in a prior period, the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such fiscal year or expected to be paid pursuant to any planned cash expenditures (the “Planned Expenditures”), in each case, relating to Investments permitted pursuant to Section 6.05, capital expenditures, capitalized software expenses or acquisitions of intellectual property to be, or expected to be, consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such fiscal year (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount of cash actually utilized to finance such Investments, capital expenditures, capitalized software expenses or acquisitions of intellectual property during such following period of four consecutive fiscal quarters is less than the Contract Consideration and the Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow for the fiscal year that includes the end of such period of four consecutive fiscal quarters;

(k)          the aggregate amount of expenditures (other than Investments or Restricted Payments) actually made by the Borrower and its Restricted Subsidiaries in cash during such fiscal year (including expenditures for the payment of financing fees) to the extent that such expenditures are either, without duplication, (i) not expensed and amounts in respect thereof are not otherwise deducted in computing Consolidated Net Income for such fiscal year or any prior period or (ii) added-back to Consolidated Net Income in computing Consolidated Operating Cash Flow under clause (iv) of the definition thereof (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); and

(l)          all other amounts added back to Consolidated Net Income for the purposes of calculating Consolidated Operating Cash Flow to the extent paid in cash during such fiscal year.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 5.15 of the Guarantee Agreement and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) any Taxes imposed on (or measured by) net income (however denominated), franchise or similar Taxes and branch profits Taxes, in each case (i) imposed on it by any jurisdiction as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, such jurisdiction or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax imposed with respect to any amounts payable to such Lender pursuant to a Law in effect at the time such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.18) or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of such new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.16, (c) any withholding Tax that is attributable to a Lender’s failure to comply with Section 2.16(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Excluded Term Loans” has the meaning set forth in the definition of “Required Financial Covenant Lenders.”

“Existing Revolving Commitments” means all “Revolving Commitments” under the Second Amended and Restated Credit Agreement immediately prior to the Third Restatement Effective Date.

“Existing Revolving Loans” means all Revolving Loans outstanding under the Second Amended and Restated Credit Agreement immediately prior to the Third Restatement Effective Date.

“Existing Term Loan Class” has the meaning set forth in Section 2.20(a).

“Extended Revolving Commitments” means revolving credit commitments established pursuant to Section 2.20 that are substantially identical to the Revolving Commitments of another Class except that such Revolving Commitments may have a later maturity date and different provisions with respect to interest rates and fees (including any extension fees) than those applicable to the Revolving Commitments of such Class.

“Extended Term Loans” has the meaning set forth in Section 2.20(a).

“Extending Term Lender” has the meaning provided in Section 2.20(c).

“Extension Election” has the meaning set forth in Section 2.20(c).

“Extension Request” has the meaning provided in Section 2.20(a).

“Farm Credit Lender” means a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements (and any related laws, regulations or official administrative practices) implementing the foregoing.

“FCC” means the Federal Communications Commission or any governmental authority substituted therefor.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed zero for the purposes of this Agreement.

“Fidelity Acquisition” means the acquisition by the Borrower, pursuant to the terms and conditions of the Fidelity Acquisition Agreement, directly or indirectly, of all of the equity interests and assets set forth therein.

“Fidelity Acquisition Agreement” means that certain Stock Purchase Agreement (together with all Schedules, Exhibits and Annexes thereto), dated as of March 31, 2019, by and among the Borrower and Fidelity Communications Co., a Missouri corporation.

“Fidelity Acquisition Closing Date” means the date of consummation of the Fidelity Acquisition.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financials” has the meaning assigned to such term in the definition of “Applicable Rate.”

“First Lien Indebtedness” means, as of any date of determination, the amount of Consolidated Total Indebtedness less, (i) in each case to the extent constituting Consolidated Total Indebtedness, (x) unsecured Indebtedness of the Borrower and its Restricted Subsidiaries and (y) Indebtedness of the Borrower and its Restricted Subsidiaries that is secured by a Lien that is junior to the Lien securing the Obligations and (ii) the lesser of (x) the aggregate amount of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date and (y) the Cash Netting Cap.

“First Lien Intercreditor Agreement” means an intercreditor agreement, substantially in the form of Exhibit J (with such changes thereto as are reasonably acceptable to the Administrative Agent and the Borrower), by and between the Administrative Agent and the collateral agent for one or more classes of Incremental Equivalent Indebtedness or Term Loan Refinancing Debt that are intended to be secured by Liens ranking pari passu with the Liens securing the Obligations.

“First Lien Net Leverage Ratio” means, as of any date, the ratio of (a) First Lien Indebtedness as of such date to (b) Annualized Operating Cash Flow determined in respect of the fiscal quarter ending on, or most recently ended prior to, such date.

“First MBI Transaction” means the acquisition by the Borrower, pursuant to the MBI Documentation, of an approximate 45% equity interest, through direct and indirect ownership, in MBI.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.

“Foreign Holding Company” means any Domestic Subsidiary that has no material assets other than Equity Interests issued by Foreign Subsidiaries of the Borrower that are CFCs.

“Foreign Lender” means any Lender or Issuing Bank that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Form 10” means the registration statement on Form 10, originally filed by the Borrower with the SEC on February 27, 2015, as amended or supplemented.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Franchises” has the meaning set forth in 47 U.S.C. Section 522(9).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation or, in each case, any political subdivision thereof, whether state, local, provincial or otherwise and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation or the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantee Agreement” means the Guarantee Agreement executed by the Loan Parties and the Administrative Agent on the Closing Date, substantially in the form of Exhibit H, together with each guarantee agreement supplement executed and delivered pursuant to Section 5.09.

“Guarantor” means (a) each Subsidiary that is party to the Guarantee Agreement on the Closing Date and (b) each Domestic Subsidiary that becomes a party to the Guarantee Agreement after the Closing Date pursuant to Section 5.09 or otherwise, in each case unless any such Subsidiary has been released from its Guarantee of the Obligations in accordance with the applicable provisions of the Loan Documents.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature that in relevant form and concentration are regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time it enters into a Secured Hedge Agreement (or on the Closing Date, in the case of Secured Hedge Agreements existing on the Closing Date), in its capacity as a party thereto.

“Immaterial Subsidiary” means any Restricted Subsidiary of the Borrower that on a consolidated basis with its Subsidiaries did not have consolidated revenues in excess of 5.0% of the Borrower’s consolidated revenues for the most recently ended four fiscal quarter period of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement) and did not have consolidated total assets in excess of 5.0% of Consolidated Total Assets as of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement); provided that (i) all such Subsidiaries designated as “Immaterial Subsidiaries” taken together shall not have revenues for any fiscal year of the Borrower or total assets as of the last day of any fiscal year in an amount that is equal to or greater than 10.0% of the consolidated revenues or total assets, as applicable, of the Borrower and its Restricted Subsidiaries for, or as of the last day of, such fiscal year, as the case may be, and (ii) to the extent such limitation would be exceeded, the Borrower shall designate Restricted Subsidiaries to the Administrative Agent to no longer be designated as Immaterial Subsidiaries so that such limitation would not be exceeded.

“Impacted Interest Period” has the meaning assigned to it in the definition of “Eurocurrency Rate.”

“Increased Commitments” has the meaning assigned to such term in Section 2.19(a).

“Increasing Lender” has the meaning assigned to such term in Section 2.19(a).

“Incremental Cap” means, at any time, (a) the excess, if any, of (x) $700,000,000 over (y) the aggregate principal amount of all Increased Commitments, Incremental Term Loans (other than Refinancing Term Loans and Refinancing Revolving Commitments) and Incremental Equivalent Indebtedness previously incurred prior to such time in reliance on this clause (a), plus (b) the maximum aggregate principal amount that can be incurred without causing the First Lien Net Leverage Ratio, after giving effect to the contemplated incurrence or establishment, as applicable, of any Incremental Term Loans, Increased Commitments or Incremental Equivalent Indebtedness (which shall assume solely for purposes of this definition that all such Indebtedness is First Lien Indebtedness, that the full amounts of any Increased Commitments established at such time are fully drawn and that any cash proceeds thereof are excluded from cash and Cash Equivalents) and the use of proceeds thereof, on a Pro Forma Basis (but without giving effect to any substantially simultaneous incurrence of any Incremental Term Loans, Increased Commitment or Incremental Equivalent Indebtedness made in reliance on clause (a) or any increase in cash and Cash Equivalents as a result thereof), to exceed 3.00 to 1.00 as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement); provided that, in calculating the First Lien Net Leverage Ratio for purposes of this clause (b), such First Lien Net Leverage shall disregard the Cash Netting Cap contained in clause (ii)(y) of the definition of “First Lien Indebtedness.”  The Borrower shall be deemed to have utilized capacity under clause (b) above (to the extent compliant therewith) prior to utilizing capacity under clause (a) above; provided further that the aggregate principal amount of Incremental Term A Loans permitted to be incurred hereunder shall not exceed $250,000,000. For the avoidance of doubt, no capacity under clause (a) above has been utilized on or prior to the ~~Third Restatement~~Amendment No. 2 Effective Date.

“Incremental Equivalent Indebtedness” means Indebtedness consisting of (a) loans that are unsecured or secured by Liens ranking junior to the Liens securing the Obligations or (b) debt securities that are unsecured or secured by Liens ranking pari passu or junior to the Liens securing the Obligations, in each case issued or Guaranteed by the Loan Parties (or any of them); provided that (i) such Indebtedness does not have (x) a final maturity that is prior to the then-latest maturity date of any Class of Term Loans outstanding on the Third Restatement Effective Date (or any later date required pursuant to any Additional Credit Extension Amendment entered into after the Third Restatement Effective Date that has previously become effective) or (y) a Weighted Average Life to Maturity that is shorter than the longest then remaining Weighted Average Life to Maturity of any Class of Term Loans outstanding on the Third Restatement Effective Date (or any longer Weighted Average Life to Maturity required pursuant to any Additional Credit Extension Amendment entered into after the Third Restatement Effective Date that has previously become effective) (except to the extent of amortization of up to 1.00% per annum of the original principal amount of such Indebtedness for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans), (ii) such Indebtedness is not secured by a Lien on any assets of the Borrower or any of its Restricted Subsidiaries except for Liens on the Collateral permitted by Section 6.02(s), (iii) such Indebtedness is not incurred or Guaranteed by any Restricted Subsidiaries that are not Loan Parties, (iv) on the date of incurrence of such Indebtedness the Borrower shall be in compliance, calculated on a Pro Forma Basis (assuming for this purpose that all Increased Commitments were fully drawn), with the covenants contained in Section 6.09 as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement) prior to such time, (v) at the time such Indebtedness is to be incurred, the aggregate principal amount thereof shall not exceed the Incremental Cap at such time and (vi) the other terms and conditions relating to such debt securities or loans (other than interest rates, rate floors, call protection, discounts, fees, premiums and optional prepayment or redemption provisions) are not in the aggregate materially more restrictive than the terms of this Agreement as determined in good faith by the Borrower (except for provisions applicable only to periods after the Latest Maturity Date at the time such Indebtedness is issued or incurred); provided further that the requirements of clauses (i) and (vi) of the preceding proviso will be deemed satisfied with respect to an incurrence of Indebtedness in the form of a bridge or other interim credit facility that by its terms converts, subject only to customary conditions, into long-term indebtedness (notwithstanding the initial maturity, mandatory prepayment or other provisions thereof) that satisfies the requirements of clauses (i) and (vi) of the preceding proviso.

“Incremental Term A Loan” has the meaning assigned to such term in Section 2.19(a).

“Incremental Term A-1 Loan” means all “Incremental Term A-1 Loans” outstanding under the Amended and Restated Credit Agreement immediately prior to the Second Restatement Effective Date.

“Incremental Term B Loan” has the meaning assigned to such term in Section 2.19(a).

“Incremental Term B-1 Loan” means all “Incremental Term B-1 Loans” outstanding under the Second Amended and Restated Credit Agreement immediately prior to the Third Restatement Effective Date.

“Incremental Term B-2 Lender” means a Lender holding Incremental Term B-2 Loans.

“Incremental Term B-2 Loan” means a loan made pursuant to the 2019 Additional Credit Extension Amendment.  The aggregate principal amount of the Incremental Term B-2 Loans outstanding on the Third Restatement Effective Date is $246,250,000.

“Incremental Term B-2 Loan Maturity Date” means October 30, 2027.

“Incremental Term B-3 Lender” means a Lender holding Incremental Term B-3 Loans or an Additional Incremental Term B-3 Loan Commitment.

“Incremental Term B-3 Loan” means, collectively, an Initial Incremental Term B-3 Loan and an Additional Incremental Term B-3 Loan. The aggregate principal amount of the Incremental Term B-3 Loans outstanding on the Third Restatement Effective Date, after giving effect to the funding of the Additional Incremental B-3 Loans, is $620,937,500.

“Incremental Term B-3 Loan Maturity Date” means October 30, 2027.

“Incremental Term B-4 Lender” means a Lender holding Incremental Term B-4 Loans or an Incremental Term B-4 Loan Commitment.

“Incremental Term B-4 Loan” means a loan made pursuant to Amendment No. 2.

“Incremental Term B-4 Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Incremental Term B-4 Loan pursuant to Amendment No. 2, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Incremental Term B-4 Loan Commitment is set forth on Schedule I to Amendment No. 2, or in the Assignment and Assumption pursuant to which such Lender shall have assumed an Incremental Term B-4 Loan Commitment, as applicable. The aggregate amount of the Lenders’ Incremental Term B-4 Loan Commitments on the Amendment No. 2 Effective Date is $800,000,000.

“Incremental Term B-4 Loan Maturity Date” means May 3, 2028.

 “Incremental Term Loan” has the meaning assigned to such term in Section 2.19(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business, milestone payments incurred in connection with any investment or series of related investments, any earn-out obligation except to the extent such obligation is a liability on the balance sheet of such Person in accordance with GAAP at the time initially incurred and deferred or equity compensation arrangements payable to directors, officers or employees), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured

by) any Lien on Property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but limited to the fair market value of such Property (except to the extent otherwise provided in this definition), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all obligations of such Person under any Swap Agreement (with the “principal” amount of any Swap Agreement on any date being equal to the early termination value thereof on such date).  The Indebtedness of any Person shall (i) include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is expressly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity and pursuant to contractual arrangements, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (ii) exclude (A) customer deposits and advances and interest payable thereon in the ordinary course of business in accordance with customary trade terms and other obligations incurred in the ordinary course of business through credit on an open account basis customarily extended to such Person, (B) obligations under customary overdraft arrangements with banks outside the United States incurred in the ordinary course of business to cover working capital needs and (C) bona fide indemnification, purchase price adjustment, earn-outs, holdback and contingency payment obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing. Notwithstanding anything herein to the contrary, in no event will any obligation of the Borrower to purchase membership interests in MBI not then held by the Borrower pursuant to and in accordance with the call right or put right in respect of such membership interests set forth in the MBI Documentation constitute Indebtedness.

“Indemnified Taxes” means Taxes other than Excluded Taxes or Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning specified in Section 9.12.

“Information Memorandum” means (i) the Lender Presentation dated May 7, 2015 relating to the Borrower and the Transactions, (ii) the Lender Presentation, dated April 3, 2017, relating to the Borrower and the RBI Transactions in connection with the syndication of the Incremental Term B-1 Loans, (iii) the Lender Presentation, dated April 17, 2019, relating to the Borrower in connection with the syndication of the Term A-2 Loans and (iv) the Lender Presentation, dated October 2020, relating to the Borrower in connection with the Third Restatement Agreement.

“Initial Incremental Term B-3 Loan” means all “Incremental Term B-3 Loans” outstanding under the Second Amended and Restated Credit Agreement immediately prior to the Third Restatement Effective Date.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.03.

“Interest Payment Date” means (a) with respect to any Base Rate Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months, or if available to all applicable Lenders, twelve months or a period less than one month thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a

Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for Dollars) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person or (b) a loan, advance or capital contribution to, Guarantee of Indebtedness of, assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  For purposes of Section 6.05, (i) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, and (ii) in the event the Borrower or any Restricted Subsidiary (an “Initial Investing Person”) transfers an amount of cash or other Property (the “Invested Amount”) for purposes of permitting the Borrower or one or more other Restricted Subsidiaries to ultimately make an Investment of the Invested Amount in the Borrower, any Restricted Subsidiary or any other Person (the Person in which such Investment is ultimately made, the “Subject Person”) through a series of substantially concurrent intermediate transfers of the Invested Amount to the Borrower or one or more other Restricted Subsidiaries other than the Subject Person (each an “Intermediate Investing Person”), including through the incurrence or repayment of intercompany Indebtedness, capital contributions or redemptions of Equity Interests, then, for all purposes of Section 6.05, any transfers of the Invested Amount to Intermediate Investing Persons in connection therewith shall be disregarded and such transaction, taken as a whole, shall be deemed to have been solely an Investment of the Invested Amount by the Initial Investing Person in the Subject Person and not an Investment in any Intermediate Investing Person.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Issuing Bank and the Borrower (or any Permitted LC Non-Borrower Obligor) or in favor of the Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association and any other Revolving Lender (subject to such Lender’s consent) designated by the Borrower and consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed) that becomes an Issuing Bank, in each case in its capacity as an issuer of Letters of Credit hereunder, and any successors in such capacity as provided in Section 9.04.  An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank LC Exposure Sublimit” means, for each Issuing Bank, the amount of the LC Exposure Sublimit set forth beside such Issuing Bank on Schedule I to the Third Restatement Agreement (or such greater amount as such Issuing Bank may agree after the Third Restatement Effective Date in a signed writing delivered to the Borrower and the Administrative Agent).  If an Issuing Bank is designated by the Borrower after the Third Restatement Effective Date in accordance with the definition of “Issuing Bank”, the amount of the Issuing Bank LC Exposure Sublimit for such Issuing Bank shall be the amount set forth in a designation notice signed by such Issuing Bank and delivered by the Borrower to the Administrative Agent in connection with such designation (or such greater amount as such Issuing Bank may thereafter agree in a signed writing delivered to the Borrower and the Administrative Agent).

“Junior Financing” means (a) any Material Indebtedness secured by a Lien ranking junior to the Liens securing the Obligations and (b) any Indebtedness that is contractually subordinated in right of payment to any of the Obligations.

“Latest Maturity Date” as of any date of determination, means the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loans, Extended Term Loans, Increased Commitments or Extended Revolving Commitments.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage thereof.  All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a LC Disbursement under any Letter of Credit which has not been reimbursed on the date when made or refinanced as Base Rate Revolving Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements, including Unreimbursed Amounts, that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure of the Revolving Lenders at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Revolving Lender shall remain in full force and effect until the Issuing Bank and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“LC Exposure Sublimit” means $150,000,000.

“LCT Election” has the meaning assigned to such term in Section 1.06.

“LCT Test Date” has the meaning assigned to such term in Section 1.06.

“Lender Participation Notice” has the meaning provided in Section 2.10(c)(iii).

“Lenders” means the Persons listed on Schedule 2.01, Schedule I to the Restatement Agreement, Schedule I to the Second Restatement Agreement ~~or~~, Schedules I and II to the Third Restatement Agreement or Schedule I to Amendment No. 2 and any other Person that shall have become a Lender hereunder pursuant to Section 2.19 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lender-Related Person” has the meaning assigned to it in Section 9.03(b).

“Letter of Credit” means a Letter of Credit issued or deemed issued pursuant to Section 2.05(a)(i)(x) (before or after the Third Restatement Effective Date).

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“LIBO Screen Rate” has the meaning assigned to it in the definition of “Eurocurrency Rate.”

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset (or any capital lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” has the meaning assigned to such term in Section 1.06.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation

“Loan Documents” means this Agreement, the Guarantee Agreement, the Collateral Documents, the Restatement Agreement, the Second Restatement Agreement, the Third Restatement Agreement, Amendment No. 2, any Issuer Documents, each Additional Credit Extension Amendment, any promissory notes executed and delivered pursuant to Section 2.09(~~j~~k), the Agency Fee Letter and any amendments, waivers, supplements or other modifications to any of the foregoing.

“Loan Parties” means the Borrower and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the Borrower and the Restricted Subsidiaries taken as a whole or (b) the ability of the Loan Parties to perform their obligations under this Agreement or any and all other Loan Documents, or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000.

“Material Real Property” means any fee owned real property located in the United States that is owned by any Loan Party with a fair market value in excess of $10,000,000 (at the Third Restatement Effective Date or, with respect to real property acquired after the Third Restatement Effective Date, at the time of acquisition, in each case, as reasonably estimated by the Borrower in good faith).

“Maximum Rate” has the meaning assigned to such term in Section 9.14.

“MBI” means Mega Broadband Investments Holdings LLC, a Delaware limited liability company.

“MBI Documentation” means (a) the MBI Equity Purchase Agreement, (b) MBI’s Second Amended and Restated Limited Liability Company Agreement (the “MBI LLC Agreement”), substantially in the form attached as Exhibit D to the MBI Equity Purchase Agreement, and (c) any agreements, instruments and other documents related to the foregoing, in each case as may be amended, restated, supplemented or otherwise modified from time to time in a manner that is not materially adverse to the interests of the Lenders.

“MBI Equity Purchase Agreement” means that certain Equity Purchase Agreement, dated as of September 28, 2020, by and among the Borrower; MBI; Mega Broadband Splitter, LP, a Delaware limited partnership; Mega Broadband Blocker, Inc., a Delaware corporation; and GTCR Fund XII/C LP, a Delaware Limited Partnership.

“MBI LLC Agreement” has the meaning assigned to such term in the definition of MBI Documentation.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means any agreement, including but not limited to, mortgages, deeds of trust, trust deeds, and deeds to secure debt, as the same may be amended from time to time, made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties in the form and substance reasonably acceptable to the Administrative Agent (with such changes as may be customary to account for local Law matters) encumbering a Mortgaged Property.

“Mortgaged Property” means each parcel of fee owned real property (together with all improvements and fixtures thereon and rights appurtenant thereto) required to be encumbered by a Mortgage pursuant to Section 5.09. For the avoidance of doubt, the Mortgaged Property shall include any Material Real Property.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to ERISA, and in respect of which the Borrower or any of its ERISA Affiliates is an “employer” as defined in Section 3(5) of ERISA.

“Net Cash Proceeds” means (a) with respect to any Asset Sale or any Casualty Event, an amount equal to (i) the sum of cash and Cash Equivalents received in connection with such Asset Sale or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note or installment receivable, purchase price adjustment or earn-out or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by the Borrower or any Restricted Subsidiary) less (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the Property or otherwise subject to mandatory prepayment in connection with such Asset Sale or Casualty Event and that is repaid in connection with such Asset Sale or Casualty Event (other than Indebtedness under the Loan Documents and Indebtedness secured by Liens permitted by Section 6.02(s)), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, accounting fees and other professional and transactional fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other expenses and brokerage, consultant and other commissions and fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Asset Sale or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, (D) any reserve for adjustment in accordance with GAAP in respect of (x) the sale price of such Property and (y) any Liabilities associated with such Property and retained by the Borrower or any Restricted Subsidiary after such Disposition, including pension and other post-employment benefit liabilities and Liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (E) the Borrower’s reasonable estimate of payments required to be made with respect to unassumed Liabilities relating to the Property involved within one year of such Asset Sale or Casualty Event; provided that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the Disposition of any non-cash consideration received within 270 days of such Asset Sale by the Borrower or any Restricted Subsidiary in any such Asset Sale (but only as and when so received); and (b) with respect to the incurrence or issuance of any

Indebtedness by the Borrower or any Restricted Subsidiary, an amount equal to (i) the sum of the cash received in connection with such incurrence or issuance less (ii) the attorneys’ fees, investment banking fees, accountants’ fees, underwriting or other discounts, upfront fees, commissions, costs and other fees, transfer and similar taxes and other out-of-pocket expenses actually incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.

“New Lender” has the meaning assigned to such term in Section 2.19(a).

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.18(b).

“Non-Extension Notice Date” has the meaning set forth in Section 2.05(b)(iii).

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit B or Exhibit C, as applicable.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), other monetary obligations, liabilities, covenants and duties of any of the Loan Parties to any of the Secured Parties and their respective Affiliates, individually or collectively, existing on the Closing Date or arising thereafter (direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured) arising or incurred under this Agreement or any of the other Loan Documents or any Secured Hedge Agreement or Cash Management Obligation (including under any of the Loans made or reimbursement or other monetary obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof), in each case whether now existing or hereafter arising, whether all such obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding); provided that the “Obligations” with respect to any Loan Party shall exclude any Excluded Swap Obligations of such Loan Party.

“Offered Loans” has the meaning provided in Section 2.10(c)(iii).

“Original Credit Agreement” means that certain Credit Agreement dated as of June 30, 2015 (as amended, supplemented, refinanced, restated, replaced or otherwise modified and as in effect immediately prior to the effectiveness of the Amended and Restated Credit Agreement) among the Borrower, the Administrative Agent and the financial institutions party thereto as lenders and issuing banks.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely as a result of such recipient having executed, delivered, become a party to, performed its obligations under, received payment under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned any interest in any Loan or Loan Document.

“Other Taxes” means all present or future stamp, court, documentary, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, or from the receipt or perfection of a security interest under or otherwise with respect to, this Agreement or any other Loan Document.

“Outside LC Facility” shall mean one or more agreements (other than this Agreement) providing for the issuance and/or reimbursement of one or more letters of credit for the account of the Borrower and/or any Permitted LC Non-Borrower Obligor that is designated by a Responsible Officer of the Borrower to the Administrative Agent as an “Outside LC Facility” in a writing (which writing shall specify the maximum face amount of letters of credit under such agreement that shall be deemed for purposes of this Agreement to constitute letters of credit under an “Outside LC Facility”) so long as, after giving effect to such designation, the maximum face amount of all letters of credit under all Outside LC Facilities pursuant to all such designations then in effect does not exceed $200,000,000; provided that upon delivery of a certificate of a Responsible Officer of the Borrower to the Administrative Agent (which certificate shall have been acknowledged in writing by the applicable Outside LC Facility Issuer) revoking such designation, such agreement shall cease to be an “Outside LC Facility hereunder”.

“Outside LC Facility Issuer” shall mean each financial institution providing any Outside LC Facility; provided that if such financial institution is not a Lender, such financial institution shall have entered into a supplement to this Agreement in form reasonably satisfactory to the Administrative Agent agreeing to be bound by the terms hereof applicable to an Outside LC Facility Issuer.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.–managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning set forth in Section 9.04(d).

“Participant Register” has the meaning set forth in Section 9.04(d).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit 6 to the Security Agreement or any other form approved by the Administrative Agent.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate containing any information not included in the Perfection Certificate delivered to the Administrative Agent on the Closing Date (or in any previously delivered Perfection Certificate Supplement) with respect to matters required by Sections 1(a), (2), (4), (5), (6), (8), (9), (10) and (11) of the Perfection Certificate.

“Permitted Acquisition” means (I) the purchase or other acquisition, in one or more series of transactions, of property and assets or businesses of any Person or of assets constituting a cable system, a business or business unit, a line of business or a division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of the Borrower (including as a result of a merger, consolidation or division); provided that the following conditions are satisfied to the extent applicable:

(a)          to the extent required by Section 5.09, each applicable Loan Party and any such newly created or acquired Restricted Subsidiary shall have complied with the requirements of Section 5.09, within the times specified therein;

(b)          either (x) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such purchase or acquisition, with the covenants contained in Section 6.09 as of the last day of the most recent fiscal year or fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) of this Agreement or (y) the aggregate amount of Investments (without duplication for any Investment made through a series of Investments) made by a Loan Party in Persons that are not Loan Parties prior to any such Investment, and do not become Loan Parties as a result of any such Investment, together with the amount of Investments made in non-Loan Parties pursuant to Section 6.05(c), does not exceed the greater of (i) $140,000,000 and (ii) the product of 0.20 multiplied by Annualized Operating Cash Flow for the most recently ended full fiscal quarter ending immediately prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement);

(c)       the acquired Property, business or Person is in a business permitted under Section 6.12;

(d)       at the time of and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing;

(II)         the RBI Acquisition;

(III)        the RBI Entity Consolidation;

(IV)        the Fidelity Acquisition;

(V)         the Clearwave Acquisition;

(VI)       the First MBI Transaction; and

(VII)      the Second MBI Transaction.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 2.10(b).

“Permitted Earlier Maturity Debt” means Indebtedness in the form of Convertible Debt Securities and Guarantees with respect thereto issued pursuant to Section 6.01(u) with a final maturity date that is (x) at least 91 days after the scheduled expiration or termination of any then outstanding Revolving Credit Commitments and (y) at least 91 days after the scheduled maturity date of the Term A-2 Loans, in an aggregate outstanding principal amount not to exceed the greater of (i) $500 million and (ii) the product of (a) 0.75 multiplied by (b) Annualized Operating Cash Flow for the most recently ended full fiscal quarter ending immediately prior to the time of incurrence of such Indebtedness for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement.  For the avoidance of doubt the principal amount limitation set forth in this definition shall apply to all Indebtedness in the aggregate incurred and outstanding in reliance hereof and shall not operate as a separate and distinct limitation for each incurrence of Indebtedness.

“Permitted Encumbrances” means:

(a)          Liens imposed by law for taxes, assessments or other governmental charges that are not yet delinquent or are being contested in compliance with Section 5.04;

(b)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, workmen’s, suppliers’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are either (i) not overdue by more than sixty (60) days or (ii) being contested in good faith by appropriate proceedings and reserves with respect thereto have been set aside to the extent required by GAAP;

(c)          (i) Liens, pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations (including to support letters of credit or bank guarantees) and (ii) Liens, pledges or deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing insurance to the Borrower or any Restricted Subsidiary;

(d)          Liens or deposits to secure the performance of bids, trade contracts, governmental contracts, tenders, statutory bonds, leases, statutory obligations, surety, stay, customs, appeal and replevin bonds, performance bonds or in favor of franchisors or other regulatory bodies and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business;

(e)          Liens in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (k) of Article VII;

(f)          easements, restrictions (including zoning restrictions), rights-of-way, covenants, licenses, encroachments, protrusions and similar encumbrances and minor title defects affecting real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary; and

(g)          any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense entered into by the Borrower or any other Restricted Subsidiary as a part of its business and covering only the assets so leased;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted LC Non-Borrower Obligor” means, with respect to any Letter of Credit and any letter of credit under an Outside LC Facility, (i) any Restricted Subsidiary of the Borrower and (ii) any Person in which the Borrower or a Restricted Subsidiary has an Investment permitted by Section 6.05 of this Agreement by ownership, directly or indirectly, of Equity Interests in such Person at the time such Letter of Credit or such letter of credit under an Outside LC Facility is initially issued; provided that, with respect to any Letter of Credit, the Administrative Agent and the applicable Issuing Bank shall have received all documentation and other information in respect of such Person required under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act, that has been reasonably requested from the Borrower by the Administrative Agent or such Issuing Bank prior to the initial issuance of such Letter of Credit.

“Permitted Refinancing Indebtedness” means, with respect to any Indebtedness of a Person, any amendment, modification, refinancing, refunding, renewal, replacement or extension of such Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension, (b) other than with respect to Permitted Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 6.01(e), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the earlier of (x) the final maturity date of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended and (y) the date which is 91 days after the Latest Maturity Date at the time of such modification, refinancing, refunding, renewal, replacement or extension, (c) other than with respect to Permitted Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 6.01(e), such modification, refinancing, refunding, renewal, replacement or extension has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (except to the extent of amortization of up to 1.00% per annum of the original principal amount for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans), (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders (in the good faith determination of the Borrower) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (e) if any Liens securing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations, the Liens securing such Indebtedness shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations on terms that are at least as favorable to the Secured Parties (in the good faith determination of the Borrower) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, taken as a whole; provided further that the requirements of clauses (b) and (c) of the preceding proviso will be deemed satisfied with respect to an incurrence of Indebtedness in the form of a bridge or other interim credit facility that by its terms converts, subject only to customary conditions, into long-term indebtedness (notwithstanding the initial maturity, mandatory prepayment or other provisions thereof) that satisfies the requirements of clauses (b) and (c) of the preceding proviso.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Planned Expenditures” has the meaning assigned to such term in the definition of “Excess Cash Flow.”

“Platform” has the meaning assigned in Section 9.01(c).

“Post-Measurement Period” means, (i) with respect the RBI Acquisition, the period beginning on the date the RBI Acquisition is consummated and ending on the date that is eighteen months from the date on which the RBI Acquisition is consummated, (ii) with respect to the Fidelity Acquisition, the period beginning on the date the Fidelity Acquisition is consummated and ending on the date that is eighteen months from the Fidelity Acquisition Closing Date and (iii) with respect to any other Permitted Acquisition or any operating change or operating initiative, the period beginning on the date such Permitted Acquisition is consummated or such operating change or operating initiative is implemented and ending on the date that is eighteen months from the date on which such Permitted Acquisition is consummated or such operating change or operating initiative is implemented.

“Pole Agreement” means any pole attachment agreement or underground conduit use agreement entered into in connection with the operation of any Cable System.

“Preferred Stock” as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Pro Forma Adjustment” means, for any applicable period of measurement that includes all or any part of a fiscal quarter included in the Post-Measurement Period, with respect to the Consolidated Operating Cash Flow of the applicable Acquired Entity or Business or the Consolidated Operating Cash Flow of the Borrower, the pro forma increase or decrease in such Consolidated Operating Cash Flow, projected by the Borrower in good faith as a result of (a) actions (including operating changes and operating initiatives) that have been taken or are expected to be taken during such Post-Measurement Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Measurement Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrower and its Subsidiaries or the implementation of operating changes and initiatives by the Borrower, calculated assuming that such actions had been taken on, or such costs had been incurred since, the first day of such period; provided that (i) any such pro forma increase or decrease to such Consolidated Operating Cash Flow shall be without duplication for cost savings or additional costs already included in such Consolidated Operating Cash Flow for such period of measurement and (ii) any increase to Consolidated Operating Cash Flow pursuant to this definition of “Pro Forma Basis” shall be subject to the limitations set forth in the proviso of clause (vii) of the definition of “Consolidated Operating Cash Flow”.

“Pro Forma Basis” means, with respect to compliance with any test covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the Property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Borrower owned by the Borrower or any of its Restricted Subsidiaries or any division, product line, or facility used for operations of the Borrower or any of its Restricted Subsidiaries or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” or designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be included, (b) any repayment, redemption or retirement of Indebtedness and (c) any Indebtedness incurred, assumed or guaranteed by the Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are (x) consistent with the definition of Consolidated Operating Cash Flow and give effect to events (including operating expense reductions) that are in the good faith determination of the Borrower reasonably identifiable and factually supportable (provided that (i) any increase to Consolidated Operating Cash Flow pursuant to this definition of “Pro Forma Basis” shall be subject to the limitations set forth in the proviso of clause (vii) of the definition of “Consolidated Operating Cash Flow” and (ii) any such pro forma increase or decrease to such Consolidated Operating Cash Flow shall be without duplication for cost savings or additional costs already included in such Consolidated Operating Cash Flow for such period of measurement) or (y) otherwise consistent with the definition of Pro Forma Adjustment.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

“Proposed Discounted Prepayment Amount” has the meaning provided in Section 2.10(c)(ii).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned in Section 9.01(c).

“Purchasing Term A-2 Lender” has the meaning given to such term in the Third Restatement Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.17.

“Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests.

“Qualifying Lenders” has the meaning provided in Section 2.10(c)(iv).

“Qualifying Loans” has the meaning provided in Section 2.10(c)(iv).

“RBI Acquisition” means the acquisition by the Borrower, pursuant to the terms and conditions of the RBI Acquisition Agreement, directly or indirectly, of all of the equity interests of Target and Blocker.

“RBI Acquisition Agreement” means that certain Agreement and Plan of Merger (together with all Schedules, Exhibits and Annexes thereto), dated as of January 17, 2017, by and among the Borrower, Target, Frequency Merger Sub, LLC, a Delaware limited liability company, Blocker, RBI Blocker Holdings LLC, a Delaware limited liability company and GTCR-RBI, LLC, solely in its capacity as the equityholder representative.

“RBI Acquisition Agreement Representations” means such of the representations made by or with respect to the Target in the RBI Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the breach of any such representations results in the Borrower or any of its affiliates having the right to terminate the Borrower’s or its affiliate’s obligations under the RBI Acquisition Agreement (after giving effect to any applicable notice and cure period) or results in the failure of a condition precedent to the Borrower’s or its affiliate’s obligation to consummate the RBI Acquisition pursuant to the RBI Acquisition Agreement.

“RBI Acquisition Closing Date” means the date of consummation of the RBI Acquisition.

“RBI Entity Consolidation” means the series of transactions described on Schedule 1.01(a) to this Agreement to occur on the Restatement Effective Date.

“RBI Transactions” means the RBI Acquisition, together with each of the following transactions consummated or to be consummated in connection therewith:

(a)          the incurrence by the Borrower of the Incremental Term A-1 Loans and Incremental Term B-1 Loans;

(b)          the Target Refinancing; and

(c)          the payment of all fees, premiums, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in accordance with the then prevailing market convention for such purpose in its reasonable discretion.

“Refinanced Term Loans” has the meaning assigned to such term in Section 9.02.

“Refinancing Indebtedness” means (i) any Refinancing Term Loans and (ii) any Term Loan Refinancing Debt.

“Refinancing Revolving Commitments” means Increased Commitments that are designated by the Borrower in a certificate of a Responsible Officer delivered to the Administrative Agent on or prior to the date of issuance as “Refinancing Revolving Commitments”.

“Refinancing Term Loans” means Incremental Term Loans that are designated by a Responsible Officer of the Borrower as “Refinancing Term Loans” in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on or prior to the date of incurrence; provided that (i) the maturity date of such Refinancing Term Loans shall be no earlier than the final maturity date of the Term Loans being refinanced and (ii) the Weighted Average Life to Maturity of such Refinancing Term Loans shall not be shorter than the then remaining Weighted Average Life to Maturity of the Term Loans being refinanced (except to the extent of amortization of up to 1.00% per annum of the original principal amount for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans).

“Register” has the meaning set forth in Section 9.04(c).

“Regulation S‑X” means Regulation S‑X under the Securities Act of 1933, as amended.

“Rejection Notice” has the meaning assigned to such term in Section 2.10(b)(v).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in any business permitted by Section 6.12; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would be or become a Restricted Subsidiary.

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“Removal Effective Date” has the meaning assigned to such term in paragraph (g) of Article VIII.

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02.

“Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Incremental Term B-4 Loans with the proceeds of any term loans incurred or guaranteed by the Borrower or any Guarantor with an Effective Yield that is less than the Effective Yield applicable to such Incremental Term B-4 Loans so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to, or consent under, this Agreement that has the effect of reducing the Effective Yield of the Incremental Term B-4 Loans; provided that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver, modification or consent in connection with a Change in Control constitute a Repricing Transaction.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Class Lenders” means, at any time, (i) with respect to any Class of Term Loans, the holders of more than 50% of the sum of the total unpaid principal amount of the Term Loans with respect to such Class of Term Loans and (ii) with respect to the Revolving Loans, the Required Revolving Lenders, as applicable; provided that the Commitment of, and the portion of the Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Class Lenders.

“Required Financial Covenant Lenders” means, at any time, the Required Lenders but excluding for all purposes of the determination thereof the Incremental Term B-2 Loans, the Incremental Term B-3 Loans, the Incremental Term B-4 Loans and any other Term Loans that pursuant to the terms of the applicable Additional Credit Extension Amendment establishing such Term Loans are to be excluded from any determination of the

Required Financial Covenant Lenders (the Incremental Term B-2 Loans, the Incremental Term B-3 Loans, the Incremental Term B-4 Loans and any other Term Loans so excluded, “Excluded Term Loans”).

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the total Credit Exposure and unused Commitments at such time; provided that the Commitment of, and the portion of the Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposure and/or unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposure and unused Revolving Commitments at such time; provided that the Revolving Commitment of, and the portion of the Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Agreement” means the Restatement Agreement, dated as of May 1, 2017, by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“Restatement Effective Date” means May 1, 2017.

“Restricted Payments” means any dividend or other distribution (whether in cash, securities or other property (other than Qualified Equity Interests)) with respect to any Equity Interests of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property (other than Qualified Equity Interests)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary. Notwithstanding anything to the contrary herein, to the extent any cash or other property is paid or is distributed by the Borrower or any of its Restricted Subsidiaries upon the conversion or exchange of any Convertible Debt Securities, any amount of such cash or other property that exceeds the principal amount of Indebtedness that is converted or exchanged shall be deemed to be a Restricted Payment (and any such cash or property so paid or distributed that does not exceed such principal amount shall not be a Restricted Payment).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 of this Agreement.  The initial amount of each Lender’s Revolving Commitment is set forth on Schedule I to the Third Restatement Agreement, in the applicable Additional Credit Extension Amendment or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The aggregate amount of the Lenders’ Revolving Commitments on the Third Restatement Effective Date is $500,000,000.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s outstanding Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Maturity Date” means October 30, 2025.

“Revolving Lender” means each Lender that has a Revolving Commitment or that holds Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(b).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means a country, region or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Persons” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council or the European Union, (b) any Person organized under the laws of or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority succeeding to any of its principal functions.

“Second Amended and Restated Credit Agreement” has the meaning assigned in the recitals hereto.

“Second Lien Intercreditor Agreement” means an intercreditor agreement, in form reasonably acceptable to the Administrative Agent and the Borrower, by and between the Administrative Agent and the collateral agent for one or more classes of Indebtedness that is intended to be secured by Liens ranking junior to the Liens securing the Obligations providing that, inter alia, (i) the Liens securing the Obligations rank prior to the Liens securing such other Indebtedness, (ii) all amounts received in connection with any enforcement action with respect to any Collateral or in connection with any United States or foreign bankruptcy, liquidation or insolvency proceeding shall first be applied to repay all Obligations (whether or not allowed in any such proceeding) prior to being applied to the obligations in respect of such other Indebtedness and (iii) until the repayment of the Obligations in full and termination of commitments hereunder (subject to customary limitations with respect to contingent obligations and other customary qualifications and, in the case of such Indebtedness in the form of bank debt, to customary standstill provisions) the Administrative Agent shall have the sole right to take enforcement actions with respect to the Collateral.

“Second MBI Transaction” means the acquisition by the Borrower of all of the direct and indirect membership interests in MBI not then held by the Borrower pursuant to and in accordance with the call right or put right in respect of such membership interests set forth in the MBI Documentation.

“Second Restatement Agreement” means the Second Restatement Agreement, dated as of May 8, 2019, by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“Second Restatement Effective Date” means May 8, 2019.

“Secured Hedge Agreement” means any Swap Agreement that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Issuing Banks, the Lenders, the Hedge Banks, the Cash Management Banks, any Affiliate of a Lender or the Administrative Agent to which Obligations are owed and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Article VIII.

“Security Agreement” means the Security Agreement executed by the Loan Parties and the Administrative Agent, substantially in the form of Exhibit D, together with each security agreement supplement executed and delivered pursuant to Section 5.09.

“Senior Notes” means $650 million aggregate principal amount of the Borrower’s 4.00% Senior Notes due 2030 to be issued pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” means the indenture for the 4.00% Senior Notes due 2030, to be dated on or about November 9, 2020, between the Borrower, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Senior Secured Indebtedness” means, as of any date of determination, the amount of Consolidated Total Indebtedness less, (i) in each case to the extent constituting Consolidated Total Indebtedness, unsecured Indebtedness of the Borrower and its Restricted Subsidiaries and (ii) the lesser of (x) the aggregate amount of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date and (y) the Cash Netting Cap.

“Senior Secured Net Leverage Ratio” means, as of any date, the ratio of (a) Senior Secured Indebtedness as of such date to (b) Annualized Operating Cash Flow determined in respect of the fiscal quarter ending on, or most recently ended prior to, such date.

“series” means, with respect to any Extended Term Loans, Incremental Term Loans or Replacement Term Loans, all such Term Loans that have the same maturity date, amortization and interest rate provision and that are designated as part of such “series” pursuant to the applicable Additional Credit Extension Amendment.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become absolute and matured and (d) such Person is not engaged in any business, as conducted on such date and as proposed to be conducted following such date, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Domestic Subsidiary” means each wholly owned Domestic Subsidiary of the Borrower other than (i) any Foreign Holding Company, (ii) any Unrestricted Subsidiary, (iii) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC, (iv) any Subsidiary (x) that is prohibited or restricted by applicable Law (whether on the Third Restatement Effective Date or thereafter) or Contractual Obligations existing on the Third Restatement Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or, (y) if such Subsidiary would require or be subject to any governmental authority or regulatory third party consent, approval, license or authorization to guarantee the Obligations, (v) any trusts relating to the funding or payment of benefits under any “employee benefit plan” and (vi) any Domestic Subsidiary that is an Immaterial Subsidiary; provided, further, that upon any wholly owned Domestic Subsidiary ceasing to meet the requirements of one or more of clauses (i) through (vi) of this definition, the Borrower shall be deemed to have acquired a Specified Domestic Subsidiary at such time and shall cause such Domestic Subsidiary to comply with the applicable provisions of Section 5.09.

“Specified Surviving RBI Entity” has the meaning assigned to such term in Section 4.01(d).

“Specified Representations” means the representations and warranties made by the Borrower and the relevant parties pursuant to Sections 3.01(a)(i) (solely with respect to organizational existence of the Loan Parties), 3.02(a) (solely with respect to organizational power and authority of the Loan Parties to enter into the Loan Documents to which they are a party), 3.02(b), 3.03(b)(ii), 3.08, 3.10 (provided that references therein to (i) “Transactions” shall instead refer to the applicable Permitted Acquisition or similar investment (and any related transactions) and (ii) “Closing Date” shall instead refer to the date in which any such transactions in clause (i) are consummated), 3.13, 3.14 and 3.15 (solely with respect to use of proceeds of any Loans) and the final sentence of Section 3.16 (solely with respect to use of proceeds of any Loans).

“Specified Transaction” means, with respect to any period, any of the following events occurring after the first day of such period and prior to the applicable date of determination:  (i) (A) any Investment by the Borrower or any Restricted Subsidiary in any Person (including in connection with a Permitted Acquisition) other than a Person that was a wholly-owned Restricted Subsidiary on the first day of such period, (B) any Asset Sale or Casualty Event or discontinuation of operations, in each of subclause (A) and subclause (B) with respect to a business (as such term is used in Regulation S-X Rule 11-01) or business unit, a cable system, a company, a segment, an operating division or unit or line of business, (ii) any incurrence, assumption, guarantee, repayment, redemption, or extinguishment of Indebtedness, (iii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or of any Unrestricted Subsidiary as a Restricted Subsidiary, in each case in accordance with Section 5.11 and (iv) any Restricted Payment.

“Spin-Off” has the meaning set forth in the definition of “Transactions.”

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the FRB).  Such reserve percentage shall include those imposed pursuant to such Regulation D.  Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsequent Transaction” has the meaning assigned to such term in Section 1.06.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power for the election of directors or other governing body are at the time beneficially owned, directly or indirectly, or is otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Supported QFC” has the meaning assigned to it in Section 9.17.

“Surviving RBI Entities” means each subsidiary of the Target listed on Schedule 1.01(b) to this Agreement.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A. and any other Revolving Lender (subject to such Lender’s consent) designated by the Borrower and consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed) that becomes a Swingline Lender, in each case in its capacity as lender of Swingline Loans hereunder, or any successor Swingline Lender hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Loan Notice” means a notice of a Swingline Loan Borrowing pursuant to Section 2.04, which, if in writing, shall be substantially in the form of Exhibit F.

“Swingline Loan Sublimit” means $10,000,000.

“Target” means RBI Holding LLC, a Delaware limited liability company.

“Target Refinancing” means the repayment of debt for borrowed money of Target under (a) the Credit Agreement, dated as of April 30, 2013, by and among Telecommunications Management, LLC, RBI Holding II LLC, the lenders from time to time party thereto and Truist Bank, as Administrative Agent, and (b) the Second Lien Credit Agreement, dated as of April 30, 2013, by and among Telecommunications Management, LLC, RBI Holding II LLC, the lenders from time to time party thereto and Truist Bank, as Administrative Agent, and, in each case, the termination of all commitments thereunder and the release of the security interests with respect thereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A-2 Lender” means a Lender holding Term A-2 Loans.

“Term A-2 Loan” means all “Term A-2 Loans” outstanding under the Second Amended and Restated Credit Agreement immediately prior to the Third Restatement Effective Date.

“Term A-2 Loan Maturity Date” means October 30, 2025.

“Term Lender” means a Lender holding a Term Loan or a Term Loan Commitment.

“Term Loan Commitment” means an Additional Incremental Term B-3 Loan Commitment or an Incremental Term B-4 Loan Commitment, as applicable.

“Term Loan Refinancing Debt” means any Indebtedness consisting of debt securities or credit facilities incurred or Guaranteed by Loan Parties following the Closing Date that are designated by the Borrower in a certificate of a Responsible Officer delivered to the Administrative Agent on or prior to the date of issuance as “Term Loan Refinancing Debt”; provided that (i) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the maturity date of the Term Loans being refinanced, (ii) the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the then remaining Weighted Average Life to Maturity of the Term Loans being refinanced (except to the extent of amortization of up to 1.00% per annum of the original principal amount for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans), (iii) such Indebtedness is not secured by any assets of the Borrower or any of its Restricted Subsidiaries except for assets subject to Liens permitted by Section 6.02(s), (iv) such Indebtedness is not incurred or Guaranteed by any Restricted Subsidiaries that are not Loan Parties and (v) the other terms and conditions relating to such debt securities or loans (other than interest rates, call protection, rate floors, fees, discounts, premiums, and optional prepayment and redemption provisions) are not in the aggregate materially more restrictive than the terms of this Agreement as determined in good faith by the Borrower (except for provisions applicable only to periods after the Latest Maturity Date at the time such Indebtedness is issued or incurred).

“Term Loans” means the Term A-2 Loans, the Incremental Term B-2 Loans, the Incremental Term B-3 Loans, the Incremental Term B-4 Loans, the Incremental Term Loans of each other series and the Extended Term Loans of each series, collectively.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.13 that is not Term SOFR.

“Third Restatement Agreement” means the Third Restatement Agreement, dated as of October 30, 2020, by and among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.

“Third Restatement Assignment” means the assignment of Term A-2 Loans by each Third Restatement Non-Consenting Lender to the Purchasing Term A-2 Lender on the Third Restatement Effective Date pursuant to the last sentence of Section 2.18(b).

“Third Restatement Effective Date” means the date on which the conditions specified in Section 4.01 of this Agreement were satisfied (or waived in accordance with Section 9.02 of this Agreement), which date was October 30, 2020.

“Third Restatement Non-Consenting Lender” means a Term A-2 Lender that is a Non-Consenting Lender with respect to the “Term A-2 Loan Amendments” as defined in the Third Restatement Agreement.

“Total Net Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Total Indebtedness on such date less the lesser of (x) the aggregate amount of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date and (y) the Cash Netting

Cap to (b) Annualized Operating Cash Flow determined in respect of the fiscal quarter ending on, or most recently ended prior to, such date.

“Transactions” means (i) the execution, delivery and performance by the Loan Parties of the Original Credit Agreement and the other Loan Documents and the borrowing of term loans thereunder on the Closing Date, (ii) the issuance of senior unsecured notes on or prior to the Closing Date, (iii) the use of the proceeds of the term loans borrowed on the Closing Date, together with the proceeds of the senior unsecured notes, (x) to pay a distribution to Graham Holdings Company (“Graham”) in connection with Graham’s spin-off of the Borrower (the “Spin-Off”), (y) to fund cash to the balance sheet of the Borrower and (z) for general corporate purposes and (iv) the payment of fees and expenses in connection with the foregoing.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurocurrency Rate or the Base Rate.

“UCP” means, with respect to any Letter of Credit, the “Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

“Unreimbursed Amount” has the meaning set forth in Section 2.05(c)(i).

“Unrestricted Subsidiary” means (i) any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.11 subsequent to the Closing Date and (ii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.17.

“Voting Participant” has the meaning assigned to it in Section 9.04(e).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payment of principal (including payment at final scheduled maturity), in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02          Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

Section 1.03          Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, refinanced, restated, replaced or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections and Schedules 6.01, 6.02, 6.05(f), 6.07, 6.10, 6.11 and 9.01 shall, unless otherwise specified, be construed to refer to Articles, Sections and Schedules 6.01, 6.02, 6.05(f), 6.07, 6.10, 6.11 and 9.01, respectively, of this Agreement and all references herein to Exhibits and Schedules 1.01(a), 1.01(b), 2.01, 3.01, 3.06, 3.17 and 3.18 shall, unless otherwise specified, be construed to refer to Exhibits and Schedules 1.01(a), 1.01(b), 2.01, 3.01, 3.06, 3.17 and 3.18, respectively, of the Second Amended and Restated Credit Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Any reference herein to the “knowledge” of the Borrower or any Restricted Subsidiary means the actual knowledge of a Responsible Officer of such Person. Notwithstanding anything to the contrary herein, any dollar basket specified herein shall be deemed unused on the Third Restatement Effective Date, so that such baskets are available in their entirety on and as of the Third Restatement Effective Date.

Section 1.04          Accounting Terms; GAAP.

(a)          Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding anything in GAAP to the contrary, for purposes of all financial calculations hereunder, the amount of any Indebtedness outstanding at any time shall be the stated principal amount thereof (except to the extent such Indebtedness provides by its terms for the accretion of principal, in which case the amount of such Indebtedness at any time shall be its accreted amount at such time); provided, further, that notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any change to GAAP occurring after the Closing Date as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the Closing Date.

(b)          Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant or the compliance with or availability of any basket contained in this Agreement, the Total Net Leverage Ratio, Senior Secured Net Leverage Ratio and First Lien Net Leverage Ratio shall be calculated with respect to such period on a Pro Forma Basis.

Section 1.05          Payments on Business Days.  When the payment of any Obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on Eurocurrency Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

Section 1.06          Limited Condition Transactions.

(a)          In connection with any action taken in connection with a Permitted Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing, Investment or redemption or repayment of indebtedness requiring irrevocable notice in advance of such redemption or repayment (a “Limited Condition Transaction”), for purposes of (i) determining compliance with any provision of this Agreement (other than actual compliance with Section 6.09 as of the last day of any fiscal quarter) which requires the calculation of any financial ratio or test, including the First Lien Net Leverage Ratio, Total Net Leverage Ratio, Senior Secured Net Leverage Ratio and any other financial ratio (and for the avoidance of doubt, to also include any financial ratio or test set forth in Section 2.19 or in any provision of this Agreement (other than Section 6.09) which requires compliance, on a Pro Forma Basis or otherwise, with Section 6.09 or (ii) testing availability under baskets set forth in this Agreement (including baskets or provisions herein measured as a percentage of Consolidated Total Assets or Annualized Operating Cash Flow and including any determination of whether a Default or Event of Default has occurred and is continuing), in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement or irrevocable notice for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred on the first day of the most recent test period ending prior to the LCT Test Date (except with respect to any incurrence or repayment of Indebtedness for purposes of the calculation of any leverage-based test or ratio, which shall in each case be treated as if they had occurred on the last day of such test period), the Borrower would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with.  For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in the total assets or consolidated operating cash flow of the Borrower or the person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations.

(b)          If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Investment, mergers, divisions, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of indebtedness and the use of proceeds thereof) have been consummated.

Section 1.07          Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.08          Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such times.

Section 1.09          Interest Rates; LIBOR Notification.  The interest rate on Eurocurrency Loans is determined by reference to the LIBO Screen Rate, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.13(b) and (c) provide the mechanism for determining an alternative rate of interest.  However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Screen Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.13(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.13(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Screen Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

Section 1.10          Effect of Third Restatement.

(a)          This Agreement shall amend and restate the Second Amended and Restated Credit Agreement in its entirety, with the parties to the Third Restatement Agreement agreeing that there is no novation of the Second Amended and Restated Credit Agreement and from and after the Third Restatement Effective Date, the rights and obligations of the parties under the Second Amended and Restated Credit Agreement shall be subsumed and governed by this Agreement. From and after the Third Restatement Effective Date, the Obligations and Commitments under the Second Amended and Restated Credit Agreement shall continue as Obligations and Commitments under this Agreement until otherwise paid or terminated in accordance with the terms hereof.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Agreement.

(b)          On and after the Third Restatement Effective Date, each reference to the “Credit Agreement” in any other Loan Document shall mean and be a reference to this Agreement.

Section 1.11          Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

Section 2.01          Commitments.

(a)          Subject to the terms hereof, each Term A-2 Loan outstanding under the Second Amended and Restated Credit Agreement on the Third Restatement Effective Date shall remain outstanding under this Agreement as a Term A-2 Loan.  Term A-2 Loans that were Eurocurrency Loans of a particular Class under the Second Amended and Restated Credit Agreement immediately prior to the effectiveness of this Agreement on the Third Restatement Effective Date shall initially be Eurocurrency Loans of such Class under this Agreement with an initial Interest Period equal to the then remaining Interest Period for such Class of Eurocurrency Loans under the Second Amended and Restated Credit Agreement (with the same Eurocurrency Rate).  Term A-2 Loans that were Base Rate Loans immediately prior to the effectiveness of this Agreement on the Third Restatement Effective Date shall initially be Base Rate Loans under this Agreement. The Term A-2 Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.02.

(b)          Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the total Revolving Credit Exposures exceeding the sum of the total Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(c)          Subject to the terms hereof, each Incremental Term B-2 Loan outstanding under the Second Amended and Restated Credit Agreement on the Third Restatement Effective Date shall remain outstanding under this Agreement as an Incremental Term B-2 Loan.  Incremental Term B-2 Loans that were Eurocurrency Loans of a particular Class under the Second Amended and Restated Credit Agreement immediately prior to the effectiveness of this Agreement on the Third Restatement Effective Date shall initially be Eurocurrency Loans of such Class under this Agreement with an initial Interest Period equal to the then remaining Interest Period for such Class of Eurocurrency Loans under the Second Amended and Restated Credit Agreement (with the same Eurocurrency Rate).  Incremental Term B-2 Loans that were Base Rate Loans immediately prior to the effectiveness of this Agreement on the Third Restatement Effective Date shall initially be Base Rate Loans under this Agreement. The Incremental Term B-2 Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.02.

(d)          Subject to the terms hereof, each Initial Incremental Term B-3 Loan outstanding under the Second Amended and Restated Credit Agreement on the Third Restatement Effective Date shall remain outstanding under this Agreement as an Incremental Term B-3 Loan of the same Type, and with an initial Interest Period (with the same Eurocurrency Rate) equal to the then remaining Interest Period, as the Initial Incremental Term B-3 Loans outstanding immediately prior to the Third Restatement Effective Date.  The Incremental Term B-3 Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.02.

(e)          Subject to the terms and conditions set forth herein, the Additional Incremental Term B-3 Lender hereby agrees to make Additional Incremental Term B-3 Loans to the Borrower on the Third Restatement Effective Date in Dollars by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account specified therefor by the Administrative Agent in an aggregate principal amount not to exceed the Additional Incremental Term B-3 Lender’s Additional Incremental Term B-3 Loan Commitment.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request. Upon funding, the Additional Incremental Term B-3 Loans made on the Third Restatement Effective Date will constitute “Incremental Term B-3 Loans” for all purposes hereunder and will, together with the Initial Incremental Term B-3 Loans, be treated as one Class of Term Loans, with an initial Interest Period (with the same Eurocurrency Rate) ending on same day as the current Interest Period for the Initial Incremental Term B-3 Loans outstanding immediately prior to Third Restatement Effective Date.  Amounts borrowed under this Section 2.01(e) and repaid or prepaid may not be reborrowed.

(f)          Subject to the terms and conditions set forth herein, each Lender having an Incremental Term B-4 Loan Commitment severally agrees to make an Incremental Term B-4 Loan on the Amendment No. 2 Effective Date to the Borrower in Dollars by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 noon, New York City time, on such date to the account specified therefor by the Administrative Agent, which Incremental Term B-4 Loans shall not exceed for any such Lender the Incremental Term B-4 Loan Commitment of such Lender. Amounts repaid in respect of Incremental Term B-4 Loans may not be reborrowed. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request.

Section 2.02          Loans and Borrowings.

(a)          Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.  Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04.

(b)          Subject to Section 2.13, each Revolving Borrowing and Term Loan Borrowing shall be comprised entirely of Base Rate Loans or Eurocurrency Loans as the Borrower may request in accordance herewith.  Each Swingline Loan shall be a Base Rate Loan.  Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)          Each Borrowing of, conversion to or continuation of (i) Eurocurrency Loans shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, if not an integral multiple, the entire available amount) and not less than $1,000,000 and (ii) Base Rate Loans (other than Swingline Loans which shall be subject to Section 2.04) shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that Eurocurrency Revolving Loans and Base Rate Revolving Loans may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(c).  Borrowings of more than one Type and

Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twenty (20) Eurocurrency Borrowings outstanding.

(d)          Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request or convert a Base Rate Borrowing to or continue, any Eurocurrency Borrowing if the Interest Period requested (i) with respect to a Revolving Borrowing would end after the Revolving Credit Maturity Date or (ii) with respect to a Term Loan Borrowing under any Class would end after the final scheduled maturity date of such Class.

Section 2.03          Requests for Borrowings.  To request a Borrowing, a conversion of Loans from one Type to the other or a continuation of Eurocurrency Loans, the Borrower shall notify the Administrative Agent of such request, which may be given by telephone, not later than (i) 1:00 p.m., New York City time, three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Loans or of any conversion of Eurocurrency Loans to Base Rate Loans,  and (ii) 12:00 noon, New York City time, on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurocurrency Loans having an Interest Period of twelve months in duration as provided in the definition of “Interest Period,” (x) the applicable notice must be received by the Administrative Agent not later than 1:00 p.m., New York City time, four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is available to all of them and (y) not later than 1:00 p.m., New York City time, three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders.  Each Borrowing Request shall be irrevocable and, in the case of a telephonic Borrowing Request, shall be confirmed promptly by hand delivery or telecopy or transmission by electronic communication in accordance with Section 9.01(b) to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit E and signed by the Borrower; provided that such Borrowing Request may state that it is conditioned upon the occurrence of any specified event, in which case, subject to Section 2.15, such Borrowing Request may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the date for borrowing specified therein) if such condition is not satisfied.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)          the Class (or Classes) of Loans to which such Borrowing Request relates;

(ii)         the aggregate amount of each requested Borrowing, conversion or continuation;

(iii)        the date of each such Borrowing, conversion or continuation, which shall be a Business Day;

(iv)        whether each such Borrowing, conversion or continuation is to be a Base Rate Borrowing or a Eurocurrency Borrowing;

(v)          in the case of a Eurocurrency Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)         the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and

(vii)       whether the Borrower is requesting a new Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Loans.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing.  In the case of a failure to timely request a conversion or continuation of Eurocurrency Loans, such Loans shall be converted into Base Rate Loans.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing or conversion or continuation of Eurocurrency Loans, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Loans.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.  Except as otherwise provided herein, a Eurocurrency Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Loan.  During the existence of an Event of Default, the Administrative Agent, at the direction of the Required Lenders, may require that no Loans may be requested as, converted to or continued as Eurocurrency Loans without the consent of the Required Lenders.

Section 2.04          Swingline Loans.

(a)          Subject to the terms and conditions set forth herein, the Swingline Lender may in its discretion, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make Swingline Loans in Dollars to the Borrower from time to time during the Availability Period; provided that no such Swingline Loan shall be permitted if, after giving effect thereto, (i) the aggregate principal amount of outstanding Swingline Loans would exceed the Swingline Loan Sublimit, (ii) the aggregate Revolving Credit Exposures would exceed the total Revolving Commitments or (iii) unless otherwise agreed by such Swingline Lender, the aggregate amount of Swingline Loans, Revolving Loans and Letters of Credit issued by such Swingline Lender would exceed such Swingline Lender’s Revolving Commitments hereunder; provided further that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.  Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swingline Loan.

(b)          To request a Swingline Loan, the Borrower shall notify the Administrative Agent and Swingline Lender of such request, which may be given by telephone and shall be irrevocable.  Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m., New York City time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a written Swingline Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swingline Lender of any telephonic Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Swingline Loan Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, the Swingline Lender shall make such Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender or the Administrative Agent (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(c), by remittance to the relevant Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)          (i) The Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (and the Borrower hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of the applicable Class of Swingline Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02 and Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Commitments of the applicable Class and the conditions set forth in Section 4.02.  The Swingline Lender shall furnish the Borrower with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent.  Each Revolving Lender shall make an amount equal to its Applicable Percentage (of the amount of the applicable Class of Swingline Loans) of the aggregate amount specified in such Borrowing Request available to the Administrative

Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m., New York City time, on the day specified in such Borrowing Request, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii)          If for any reason any Swingline Loan cannot be refinanced by such Base Rate Loan in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and such Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.  If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Overnight Bank Funding Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing.  If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Base Rate Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be.  A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

(iii)        Each Revolving Lender’s obligation to make Base Rate Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Base Rate Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(d)          (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Percentage thereof in the same funds as those received by the Swingline Lender.

(ii)         If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Bank Funding Rate.  The Administrative Agent will make such demand upon the request of the Swingline Lender.  The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)          The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans.  Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Percentage of any Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swingline Lender.

(f)          The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

(g)          If the maturity date shall have occurred in respect of any tranche of Revolving Commitments at a time when another tranche or tranches of Revolving Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.05(d)), there shall exist sufficient unutilized Extended Revolving Commitments or Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant the Extended Revolving Commitments or Revolving Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and the same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Commitments or Revolving Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.

(h)          The Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Lenders that agree to serve in such capacity as provided below.  The acceptance by a Revolving Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Lender in its capacity as a lender of Swingline Loans hereunder.

Section 2.05        Letters of Credit.

(a)             The Letter of Credit Commitment.

(i)          Each Letter of Credit existing under the Second Amended and Restated Credit Agreement immediately prior to the Third Restatement Effective Date shall be deemed issued under this Agreement as of the Third Restatement Effective Date. Subject to the terms and conditions set forth herein, (x) each Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.05, (1) from time to time on any Business Day during the period from the Third Restatement Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower or any Permitted LC Non-Borrower Obligor, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (y) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any Permitted LC Non-Borrower Obligor and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (i) the aggregate LC Exposure shall not exceed the LC Exposure Sublimit, (ii) the aggregate amount of LC Exposure with respect to Letters of Credit issued and outstanding by any Issuing Bank shall not exceed its Issuing Bank LC Exposure Sublimit at any one time, (iii) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments and (iv) subject to the proviso of the following sentence, the aggregate amount of Swingline Loans, Revolving Loans and Letters of Credit issued by the Issuing Bank would not exceed such Issuing Bank’s Revolving Commitments hereunder.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence; provided that the condition set forth in clause (iv) of the proviso to the preceding sentence may be waived by the applicable Issuing Bank in its sole discretion.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit as described above shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)         No Issuing Bank shall issue any Letter of Credit, if: (A) subject to Section 2.05(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders and the applicable Issuing Bank have approved such expiry date; or (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the

Revolving Lenders and the applicable Issuing Bank have approved such expiry date or such Letter of Credit is Cash Collateralized as provided in Section 2.05(g)(i).

(iii)        No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Third Restatement Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Third Restatement Effective Date and which such Issuing Bank in good faith deems material to it;

(B)          the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(C)          except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial stated amount less than $100,000;

(D)          such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(E)          a default of any Revolving Lender’s (of the applicable Class) obligations to fund under Section 2.05(c) exists or any Revolving Lender (of the applicable Class) is at such time a Defaulting Lender hereunder, unless such Issuing Bank has entered into satisfactory arrangements (in the Issuing Bank’s sole and absolute discretion) with the Borrower or such Revolving Lender to eliminate the Issuing Bank’s risk with respect to such Revolving Lender (including as a result of the reallocation of such Defaulting Lender’s LC Exposure among the non-defaulting Revolving Lenders as contemplated by Section 2.21).

(iv)         No Issuing Bank shall amend any Letter of Credit if the Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)          No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)         Each Issuing Bank shall act on behalf of the applicable Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Bank.

   (b)         Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)           Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered (in writing, by e-mail, fax or other electronic means) to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application or amendment request, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 1:00 p.m., New York City time, at least two Business Days (or such later date and time as the applicable Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) if such Letter of Credit is to be issued for the account of a Permitted LC Non-Borrower Obligor, the name of such obligor; and (H) such other matters as the applicable Issuing Bank may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit amendment request shall specify in form and detail satisfactory to the applicable Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable Issuing Bank may require.  Additionally, the Borrower shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable Issuing Bank or the Administrative Agent may reasonably require.

(ii)          Promptly after receipt of any Letter of Credit Application, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof.  Unless an Issuing Bank has received written notice from the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Permitted LC Non-Borrower Obligor) or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit by an Issuing Bank, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage of the relevant Class times the amount of such Letter of Credit.

(iii)          If the Borrower so requests in any applicable Letter of Credit Application, the applicable Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to an Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date or, if Cash Collateralized as provided in Section 2.05(g)(i), such later date as agreed by the applicable Issuing Bank; provided, however, that no Issuing Bank shall permit any such extension if (A) such Issuing Bank has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.05(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

   (c)          Drawings and Reimbursements; Funding of Participations.

(i)       Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall promptly examine the documents presented relevant to such drawing and shall notify the Borrower and the Administrative Agent thereof.  Not later than 1:00 p.m., New York City time, on the Business Day following the Business Day on which the Borrower shall have received such notice, the Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse such Issuing Bank by such time, the Administrative Agent shall promptly notify each applicable Revolving Lender of the amount of the unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Revolving Lender’s Applicable Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Base Rate Revolving Loan to be disbursed on such date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the applicable Class of Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Notice).  Any notice given by the applicable Issuing Bank or the Administrative Agent pursuant to this Section 2.05(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)      Each Revolving Lender shall upon any notice pursuant to Section 2.05(c)(i) make funds available to the Administrative Agent for the account of the applicable Issuing Bank at the Administrative Agent’s office for payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.05(c)(iii), such Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount.

(iii)     With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuing Bank a L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.05(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute a L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.05.

(iv)     Until each applicable Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.05(c) to reimburse an Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such Issuing Bank.

(v)      Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse each Issuing Bank for amounts drawn under Letters of Credit of the applicable Class issued by it, as contemplated by this Section 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against such Issuing Bank, the Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Borrowing Request).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse an Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.

(vi)     If any Revolving Lender fails to make available to the Administrative Agent for the account of an Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(ii), such Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such

Issuing Bank at a rate per annum equal to the applicable Overnight Bank Funding Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Issuing Bank in connection with the foregoing.  If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of an Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)            Repayment of Participations.

           (i)       At any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.05(c), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

           (ii)      If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.05(c)(i) is required to be returned under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Overnight Bank Funding Rate from time to time in effect.  The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)            Obligations Absolute.  The obligation of the Borrower to reimburse each Issuing Bank for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Permitted LC Non-Borrower Obligor may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by such Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Permitted LC Non-Borrower Obligor.  The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the applicable Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f)             Role of Issuing Banks.  Each Revolving Lender and the Borrower agree that, in paying any drawing under any Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.05(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against any Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)          Cash Collateral.

(i)     Upon the request of the applicable Issuing Bank, if, as of the Letter of Credit Expiration Date, any LC Exposure for any reason remains outstanding, the Borrower shall immediately Cash Collateralize (or otherwise backstop in a manner satisfactory to such Issuing Bank) 103% of the then outstanding amount of all LC Exposure with respect to Letters of Credit issued by such Issuing Bank.

(ii)    In addition, if the Administrative Agent notifies the Borrower at any time that the LC Exposure at such time exceeds the LC Exposure Sublimit then in effect, then, within two Business Days (or such later time as the Administrative Agent may agree in its sole discretion) after receipt of such notice, the Borrower shall Cash Collateralize the LC Exposure in an amount equal to the amount by which the LC Exposure exceeds the LC Exposure Sublimit.

(h)          Applicability of ISP and UCP.  Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

(i)           Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(j)           Letters of Credit Issued for Permitted LC Non-Borrower Obligors.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Permitted LC Non-Borrower Obligor, the Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Permitted LC Non-Borrower Obligors inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Permitted LC Non-Borrower Obligors.

(k)          Maturity Date Matters.  If the maturity date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to

Section 2.05(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.05(g).  Commencing with the maturity date of any tranche of Revolving Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches of Revolving Commitments.

Section 2.06          Funding of Borrowings.

(a)          Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage or other percentage provided for herein; provided that (i) Swingline Loans shall be made as provided in Section 2.04 ~~and~~, (ii) Additional Incremental Term B-3 Loans to be made on the Third Restatement Effective Date shall be made at such earlier time on such date as may be specified by the Administrative Agent and (iii) Incremental Term B-4 Loans to be made on the Amendment No. 2 Effective Date shall be made as provided in Section 2.01(f).  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request; provided that Base Rate Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(c) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Overnight Bank Funding Rate or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans of the applicable Class.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.  If the Borrower pays such amount to the Administrative Agent, then such amount shall constitute a repayment of such Borrowing in an equivalent amount, with interest thereon.  Unless the Administrative Agent shall have received notice from the Purchasing Term A-2 Lender to the contrary prior to the date of the Third Restatement Agreement, the Administrative Agent may assume that the Purchasing Term A-2 Lender has made available to the Administrative Agent an amount equal to the outstanding principal amount of all Term A-2 Loans held by each Third Restatement Non-Consenting Lender on the Third Restatement Effective Date and may, in reliance upon such assumption, make available to each Third Restatement Non-Consenting Lender a corresponding amount and, in such event, the provisions of this Section 2.06 and Section 2.17(e) shall be applicable to such transaction mutatis mutandis.

Section 2.07          [Reserved].

Section 2.08          Termination and Reduction of Commitments.

(a)          Unless previously terminated, (i) the Additional Incremental Term B-3 Commitments shall terminate immediately after the initial funding of the Additional Incremental Term B-3 Loans on the Third Restatement Effective Date, (ii) the Incremental Term B-4 Commitments shall terminate immediately after the initial funding of the Incremental Term B-4 Loans on the Amendment No. 2 Effective Date, (iii) all Existing Revolving Commitments shall terminate on the Third Restatement Effective Date and (~~iii~~iv) all Revolving Commitments shall terminate on the Revolving Credit Maturity Date.

(b)          The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 (or, if less, the remaining amount of such Commitments) and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of Revolving Loans in accordance with Section 2.10 and Cash Collateralization of (or other backstop in respect of) outstanding Letters of Credit, the total Revolving Credit Exposures would exceed the total Revolving Commitments.

(c)          The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or transmission by electronic communication in accordance with Section 9.01(b)) of any election to terminate or reduce the Commitments under paragraph (b) of this Section not later than 1:00 p.m., New York City time, three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or instruments of Indebtedness or the occurrence of any other specified event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Subject to Section 2.20(d), each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09          Repayment of Loans; Evidence of Debt.

(a)          The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to the Borrower on the Revolving Credit Maturity Date in Dollars and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five (5) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)          [reserved];

(c)          The Borrower promises to repay in Dollars the Term A-2 Loans at the dates and in the amounts set forth below (subject to adjustment in the event of prepayments as provided in Section 2.10):

Date	Amount
December 31, 2020	$4,255,417.16
March 31, 2021	$4,255,417.16
June 30, 2021	$4,255,417.16
September 30, 2021	$4,255,417.16
December 31, 2021	$4,255,417.16
March 31, 2022	$4,255,417.16
June 30, 2022	$4,255,417.16

Date	Amount
September 30, 2022	$4,255,417.16
December 31, 2022	$8,510,834.32
March 31, 2023	$8,510,834.32
June 30, 2023	$8,510,834.32
September 30, 2023	$8,510,834.32
December 31, 2023	$12,766,251.47
March 31, 2024	$12,766,251.47
June 30, 2024	$12,766,251.47
September 30, 2024	$12,766,251.47
December 31, 2024	$21,277,085.79
March 31, 2025	$21,277,085.79
June 30, 2025	$21,277,085.79
September 30, 2025	$21,277,085.79

provided, however, that the Borrower shall repay the entire unpaid principal amount of the Term A-2 Loans on the Term A-2 Loan Maturity Date.

(d)          The Borrower shall repay in full all outstanding Incremental Term B-1 Loans on the Third Restatement Effective Date.

(e)          The Borrower promises to repay (i) on the last day of each fiscal quarter, commencing December 31, 2020, an aggregate principal amount of Incremental Term B-2 Loans equal to $625,000.00 (subject to adjustment in the event of prepayments as provided in Section 2.10) and (ii) on the Incremental Term B-2 Loan Maturity Date, the aggregate principal amount of all Incremental Term B-2 Loans outstanding on such date.

(f)          The Borrower promises to repay (i) on the last day of each fiscal quarter, commencing with the last day of the fiscal quarter in which the Third Restatement Effective Date occurs, an aggregate principal amount of Incremental Term B-3 Loans equal to $1,552,343.75 (subject to adjustment in the event of prepayments as provided in Section 2.10) and (ii) on the Incremental Term B-3 Loan Maturity Date, the aggregate principal amount of all Incremental Term B-3 Loans outstanding on such date.

(g)          The Borrower promises to repay (i) on the last day of each fiscal quarter, commencing September 30, 2021, an aggregate principal amount of Incremental Term B-4 Loans equal to $2,000,000.00 (subject to adjustment in the event of prepayments as provided in Section 2.10) and (ii) on the Incremental Term B-4 Loan Maturity Date, the aggregate principal amount of all Incremental Term B-4 Loans outstanding on such date.

(h)          ~~(g)~~ Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(i)          ~~(h)~~ The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(j)          ~~(i)~~ The entries made in the accounts maintained pursuant to paragraph (~~g~~h) or (~~h~~i) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(k)          ~~(j)~~ Any Lender may request that Loans made by it be evidenced by promissory notes.  In such event, the Borrower shall prepare, execute and deliver to such Lender promissory notes payable to such Lender and its registered assigns and in a form approved by the Administrative Agent.

Section 2.10          Prepayment of Loans.

(a)          Optional Prepayments.  (i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing of any Class in whole or in part, without premium or penalty except as set forth in clause (a)(iii) below, subject to prior notice in accordance with paragraph (a)(ii) of this Section.

(ii)           The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy or transmission by electronic communication in accordance with Section 9.01(b)) of any optional prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of a Base Rate Borrowing, not later than 12:00 pm., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the Class or Classes of Loans to be repaid and the principal amount of each Borrowing or portion thereof to be prepaid; provided that such notice may state that it is conditioned upon the effectiveness of other credit facilities or instruments of Indebtedness or the occurrence of any other specified event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the date for prepayment specified therein) if such condition is not satisfied.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of any Term Loans pursuant to this Section 2.10(a) shall be applied to repayments thereof required pursuant to the applicable provisions of Section 2.09 in the order selected by the Borrower.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.  Prepayments pursuant to this Section 2.10(a) shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to Section 2.15.

(iii)          In the event that, on or prior to the date that is six months after the Amendment No. 2 Effective Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any Incremental Term B-4 Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.10(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment, waiver or other modification of, or consent under, this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Incremental Term B-4 Lenders (in the case of a Lender that is replaced pursuant to Section 2.18, such fee shall be payable to the Lender so replaced and not to its assignee), (A) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Incremental Term B-4 Loans so prepaid, repaid, refinanced, substituted or replaced and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Incremental Term B-4 Loans outstanding immediately prior to such amendment, waiver, modification or consent that are the subject of such Repricing Transaction. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(b)          Mandatory Prepayments.

  (i)         If the Administrative Agent notifies the Borrower at any time that the aggregate Revolving Credit Exposure at such time exceeds the Revolving Commitments then in effect, then, within one Business Day after receipt of such notice, the Borrower shall prepay Revolving Loans or Swingline Loans and/or Cash Collateralize the LC Exposure in an aggregate amount equal to such excess; provided, however, that, subject to the provisions of Section 2.05(g)(ii), the Borrower shall not be required to Cash Collateralize the LC Exposures pursuant to this Section 2.10(b) unless after the prepayment in full of such Loans the Revolving Credit Exposure exceeds the Revolving Commitments then in effect.

(ii)           (A) If the Borrower or any Restricted Subsidiary receives any Net Cash Proceeds from any  Asset Sale or Casualty Event, the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds (in the case of an Asset Sale by a Foreign Subsidiary in connection with which funds are repatriated to the United States in order to comply with this Section 2.10(b)(ii), net of additional taxes payable or reserved against as a result thereof) to prepay Term Loans in accordance with Section 2.10(b)(v) on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds; provided that no such prepayment shall be required pursuant to this Section 2.10(b)(ii)(A) with respect to such Net Cash Proceeds that the Borrower shall reinvest in accordance with Section 2.10(b)(ii)(B);

(B)          With respect to any Net Cash Proceeds realized or received with respect to any Asset Sale or Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for the Borrower’s or a Restricted Subsidiary’s business within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Borrower or a Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within six (6) months following the last day of such twelve month period; provided that any such Net Cash Proceeds that are not so reinvested within the applicable time period set forth above shall be applied as set forth in Section 2.10(b)(ii)(A) within five (5) Business Days after the end of the applicable time period set forth above.

(iii)          If the Borrower or any Restricted Subsidiary incurs or issues any Refinancing Indebtedness or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 6.01 (without prejudice to the restrictions therein), the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds received by the Borrower or any Restricted Subsidiary therefrom to prepay the Loans being refinanced thereby in accordance with Section 2.10(b)(v) on or prior to the date which is three (3) Business Days after the receipt of such Net Cash Proceeds.

(iv)          No later than the tenth Business Day after the date on which financial statements with respect to each fiscal year of the Borrower are required to be delivered pursuant to Section 5.01(a) (beginning with the fiscal year ending December 31, 2020), the Borrower shall prepay the then outstanding Term Loans by an amount equal to (A) 50% of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for the most recently completed fiscal year of the Borrower (provided that the foregoing percentage shall be reduced to 25% when the First Lien Net Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant fiscal year is equal to or less than 3.50 to 1.00 and to 0% when the First Lien Net Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant fiscal year is equal to or less than 3.00 to 1.00) minus (B) the principal amount of (1) any Term Loans, and, to the extent pari passu with the Term Loans in right of payment and with respect to security, Incremental Term Loans, Incremental Equivalent Indebtedness, Refinancing Term Loans and Refinancing Indebtedness in the form of term loans and (2) any Revolving Loans and Refinancing Indebtedness in the form of revolving loans (in each case, to the extent accompanied by a permanent reduction of the relevant revolving commitment) voluntarily prepaid pursuant to this Section 2.10(a) or repurchased or prepaid pursuant to Section 2.10(c) or 2.10(d) (but only in an amount equal to the aggregate purchase price paid if less than par) or voluntarily prepaid or purchased pursuant to the applicable provisions of the documentation governing such Refinancing Indebtedness, Incremental Equivalent Indebtedness or Refinancing Term Loans, in each case, during such fiscal year or, at the option of the Borrower, prior to the date of the required prepayment under this Section 2.10(b)(iv) in respect of such fiscal year; provided that (x) no such voluntary prepayments or purchases shall reduce the payments required to be made under this Section 2.10(b)(iv) for more than one fiscal year and (y) no such voluntary prepayments or purchases shall reduce the payments required to be made under this Section 2.10(b)(iv) to the extent financed with long-term Indebtedness (other than revolving Indebtedness).  Any payment under this clause (iv) shall be an “ECF Payment.”

(v)          The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (ii) through (iv) of this Section 2.10(b) at least three (3) Business Days prior to the date of such prepayment.  Each such notice shall specify the date and amount of such prepayment.  The Administrative Agent will promptly notify each applicable Term Lender of the contents of the Borrower’s prepayment notice and of such Term Lender’s pro rata share of the prepayment.  Each Term Lender may reject all or a portion of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (ii), (iii) or (iv) of this Section 2.10(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York time) one Business Day after the date of such Lender’s receipt of notice from the

Administrative Agent regarding such prepayment.  Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender.  If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such Lender’s pro rata share of such mandatory prepayment of Term Loans.  Any Declined Proceeds shall be offered to the applicable Term Lenders not so declining such prepayment on a pro rata basis in accordance with the Term Loans of such Lenders (with such non-declining Term Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent).  To the extent such non-declining Term Lenders elect to decline their pro rata share of such Declined Proceeds, any Declined Proceeds remaining thereafter shall be retained by the Borrower and used for any purpose not otherwise prohibited by this Agreement.  The Administrative Agent may make appropriate adjustments to the accounts of the Term Lenders to reflect any non pro rata payment of Term Loans of any Class as a result of this Section 2.10(b)(v).

(vi)         Each prepayment of Term Loans pursuant to this Section 2.10(b) shall be applied, subject to Section 2.10(b)(v), pro rata to each Class of Term Loans (on a pro rata basis to the Term Loans of the Lenders within such Class of Term Loans), except that prepayments pursuant to Section 2.10(b)(iii) may be applied to the Class or Classes of Term Loans selected by the Borrower and shall, in each case, be further applied to reduce the remaining scheduled repayments of such Class of Term Loans as directed by the Borrower (or, if no such direction is indicated, in direct order of maturity to the scheduled repayments thereof).

(vii)        Any prepayment of Term Loans pursuant to this Section 2.10(b) shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to Section 2.15.

(viii)       If, on any date during the period beginning on September 30, 2024 and ending on October 30, 2025, (A) the CABO Investor (as defined in the MBI LLC Agreement) has not exercised its Call Option (as defined in the MBI LLC Agreement), (B) the GTCR Investors (as defined in the MBI LLC Agreement) have not exercised the Put Right (as defined in the MBI LLC Agreement) but have the right to do so on or after such date, (C) the aggregate cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries exceeds $150,000,000 (excluding any such cash and Cash Equivalents that the Borrower intends to apply, within 90 days, to fund any expenditure or transaction not prohibited by the Loan Documents) and (D) the aggregate outstanding amount of Revolving Loans and Swingline Loans exceeds $50,000,000 (clauses (A) through (D) occurring together at any time during such period, an “Anti-Hoarding Trigger Event”), the Borrower shall repay, within five Business Days after the date such Anti-Hoarding Trigger Event occurs, Revolving Loans and/or Swingline Loans in an amount such that, immediately following such repayment, no Anti-Hoarding Trigger Event shall be continuing.

(c)          (i) Notwithstanding anything to the contrary in Section 2.10(a) (which provisions shall not be applicable to this Section 2.10(c)), the Borrower shall have the right at any time and from time to time to prepay its Term Loans of any Class owing to Lenders electing to participate in such prepayments at a discount to the par value of such Term Loans and on a non-pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.10(c); provided that (A) no Discounted Voluntary Prepayment shall be made unless immediately after giving effect to such Discounted Voluntary Prepayment, no Default or Event of Default has occurred and is continuing, (B) no proceeds of Revolving Loans shall be utilized to make any Discounted Voluntary Prepayment, (C) any Discounted Voluntary Prepayment shall be offered to all Lenders with Term Loans of the applicable Class on a pro rata basis and (D) the Borrower on the date such Discounted Voluntary Prepayment is made shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower stating (1) that no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment and (2) that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.10(c) has been satisfied or waived.

(ii)          To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit K (each, a “Discounted Prepayment Option Notice”) that the Borrower desires to prepay Term Loans in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below.  The Proposed Discounted Prepayment Amount of Term

Loans shall not be less than $10,000,000.  The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount for Term Loans and the Class of Term Loans to which such offer relates, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of such Term Loans (the “Discount Range”) and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii)         Upon receipt of a Discounted Prepayment Option Notice in accordance with Section 2.10(c)(ii), the Administrative Agent shall promptly notify each applicable Lender thereof.  On or prior to the Acceptance Date, each Lender with Term Loans of the applicable Class may specify by written notice substantially in the form of Exhibit L (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a prepayment price of 80% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans of the applicable Class held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”).  Based on the Acceptable Discounts and principal amounts of Term Loans specified by the Lenders in Lender Participation Notices, the Administrative Agent, in consultation with the Borrower, shall calculate the applicable discount for Term Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.10(c)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range.  The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans (as defined below).  Any Lender with outstanding Term Loans under the applicable Class whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.

(iv)         A Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) of the applicable Class offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent).  If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.

(v)           Each Discounted Voluntary Prepayment shall be made within five Business Days of the Acceptance Date, without premium or penalty (and with any amounts due under Section 2.15), upon irrevocable notice substantially in the form of Exhibit M (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m. New York City time, two Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent.  Upon receipt of any Discounted Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Term Loans, on the date specified therein together with accrued interest (on the par principal amount) to, but not including, such date on the amount prepaid.

(vi)         To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.10(c)(iii) above) reasonably established by the Administrative Agent and the Borrower.

(vii)        Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, a Borrower may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice.

(viii)       To the extent the Term Loans are prepaid pursuant to this Section 2.10(c), scheduled amortization amounts for the Term Loans of such Class under Section 2.09 shall be reduced on a pro rata basis by the principal amount of the Term Loans so prepaid.

(ix)         For the avoidance of doubt, any Loans that are prepaid pursuant to this Section 2.10(c) shall be deemed canceled immediately upon giving effect to such prepayment.

(d)          In addition to any prepayment of Term Loans pursuant to Section 2.10(c), and notwithstanding anything to the contrary in Section 2.10(a) (which provisions shall not be applicable to this Section 2.10(d)), the Borrower may at any time prepay Term Loans of any Class of any Lender at such price or prices as may be mutually agreed by the Borrower and such Lender (which, for avoidance of doubt, may be a prepayment at a discount to par), pursuant to individually negotiated transactions with any Lender or offers to prepay that are open to all Lenders of Term Loans of any Class selected by the Borrower so long as (i) at the time of, and after giving effect to, any such prepayment pursuant to this Section 2.10(d), no Event of Default has occurred and is continuing, (ii) no proceeds of Revolving Loans are utilized to fund any such prepayment and (iii) the Borrower and each Lender whose Term Loans are to be prepaid pursuant to this Section 2.10(d) execute and deliver to the Administrative Agent an instrument identifying the amount of Term Loans of each Class of each such Lender to be so prepaid, the date of such prepayment and the prepayment price therefor.  The principal amount of any Term Loans of any Class prepaid pursuant to this Section 2.10(d) shall reduce remaining scheduled amortization for such Class of Term Loans on a pro rata basis.

Section 2.11          Fees.

(a)          The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate for commitment fees on the daily amount by which the Revolving Commitment of such Lender exceeds the Revolving Loans and LC Exposure of such Lender during the period from and including the Third Restatement Effective Date to but excluding the date on which such Commitment terminates; provided that any commitment fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on the Revolving Commitment of a Defaulting Lender at any time that such Lender shall be a Defaulting Lender.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Third Restatement Effective Date.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)          The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Third Restatement Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed

LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Third Restatement Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Unless otherwise specified above, participation fees and fronting fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the Third Restatement Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)          The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Agency Fee Letter.

(d)          All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

Section 2.12          Interest.

(a)          The Loans comprising each Base Rate Borrowing (including each Swingline Loan) shall bear interest at the Base Rate applicable to the Class of Loans included in such Borrowing as in effect from time to time plus the Applicable Rate applicable to the Class of Loans included in such Borrowing.

(b)          The Loans comprising each Eurocurrency Borrowing shall bear interest at the Eurocurrency Rate applicable to the Class of Loans included in such Borrowing for the Interest Period in effect for such Borrowing plus the Applicable Rate applicable to the Class of Loans included in such Borrowing.

(c)          Notwithstanding the foregoing, while an Event of Default exists under clause (a), (b), (h) or (i) of Article VII, the Borrower shall pay interest on all overdue amounts, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Revolving Loans as provided in paragraph (a) of this Section (the “Default Rate”).

(d)          Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Loan prior to the end of the Availability Period or a Swingline Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Base Rate or Eurocurrency Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement, and such determination shall be conclusive absent manifest error.

Section 2.13          Alternate Rate of Interest.

(a)          Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.13, if prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)          the Administrative Agent is advised by the Required Lenders that the Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall be made as a Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)          Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.

(c)          Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.  For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(d)          In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)          The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent, the Borrower or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(f)          Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)          Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

Section 2.14          Increased Costs.

(a)          If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank;

(ii)          subject a Lender or Issuing Bank to any additional Tax (other than any Excluded Taxes or Indemnified Taxes indemnified under Section 2.16); or

(iii)          impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or, in the case of clause (ii), any Loan) or of maintaining its obligation to make any such Loan or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder, whether of principal, interest or otherwise, in each case by an amount deemed by such Lender or such Issuing Bank to be material in the context of its making of, and participation in, extensions of credit under this Agreement, then, upon the request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)          If any Lender or any Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity requirements), then from time to time, upon the request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)          A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined and certifying that such Lender or Issuing Bank is generally charging such amounts to similarly situated borrowers under comparable credit facilities shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days (or such later date as may be agreed by the applicable Lender) after receipt thereof.

(d)          Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15          Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.03 or Section 2.10, as applicable, and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (excluding loss of anticipated profit) attributable to such event.  Such loss, cost or expense to any Lender may be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurocurrency Rate that would have been applicable to such Loan (and excluding any Applicable Rate), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market.  A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Administrative Agent, who in turn will deliver to the Borrower, and shall be conclusive absent manifest error. The Borrower shall pay the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within ten (10) days (or such later date as may be agreed by the applicable Lender) after receipt thereof.

Section 2.16          Taxes.

(a)          All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Laws.  If any applicable withholding agent shall be required to deduct any Indemnified Taxes or Other Taxes in respect of any such payments, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 2.16) Lender or Issuing Bank (as the case may be) or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)          Without duplication of Section 2.16(a), the Borrower shall pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, any Other Taxes.

(c)          The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes payable by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16), and any Other Taxes, and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)          Any Lender that is legally entitled to an exemption from or reduction of withholding Tax under the law of any jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to any payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation referred to in the paragraph below) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent of its legal ineligibility to do so.

Without limiting the generality of the foregoing, with respect to any Loan made to the Borrower, any Lender that is not a Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Lender is legally eligible to do so), two duly completed copies of Internal Revenue Service Forms W-9, and  any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally eligible to do so), whichever of the following is applicable:

(i)          two duly completed original Internal Revenue Service Forms W‑8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income Tax treaty to which the United States of America is a party,

(ii)          two duly completed copies of Internal Revenue Service Forms W‑8ECI (or any successor forms),

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two original certificates, in substantially the form of Exhibit I-1, or any other form approved by the Borrower and the Administrative Agent, to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business and (y) two original duly completed Internal Revenue Service Forms W‑8BEN or W-8BEN-E (or any successor forms),

(iv)          to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), two original Internal Revenue Service Forms W‑8IMY (or any successor forms) of the Foreign Lender, accompanied by copies of Form W‑8ECI, W‑8BEN or W-8BEN-E, a United States Tax Compliance Certificate, substantially in the form of Exhibit I-2, Exhibit I-3, or Exhibit I-4, Form W‑9, Form W‑8IMY and/or any other required information (or any successor forms) from each beneficial owner, as applicable (provided that, if such Foreign Lender is a partnership and is not a participating Lender and if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owner), or

(v)          two originals of any other form prescribed by applicable requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made, and

(vi)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine whether any amount is required to be deducted and withheld from such payment.  Solely for purposes of this clause (vi), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(vii)          Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.16(e).

(f)          If the Administrative Agent, an Issuing Bank or a Lender determines, in its sole good faith discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.16, it shall promptly pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the

Administrative Agent, such Issuing Bank or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent, such Issuing Bank or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Issuing Bank or such Lender in the event the Administrative Agent, such Issuing Bank or such Lender is required to repay such refund to such Governmental Authority.  The Administrative Agent, such Issuing Bank or such Lender shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that the Administrative Agent, such Issuing Bank or such Lender may delete any information therein that the Administrative Agent, such Issuing Bank or such Lender reasonably deems confidential).  This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it reasonably deems confidential) to the Borrower or any other Person.

(g)          For the avoidance of doubt, for purposes of this Section 2.16, the term “Lender” shall include any Swingline Lender and any Issuing Bank.

Section 2.17          Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)          The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) without condition or deduction for any counterclaim, defense, recoupment or setoff prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made in Dollars to the Administrative Agent, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b)          If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)          If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price promptly restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant in accordance with Section 9.04 or Section 2.10(d).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the relevant Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the relevant Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Bank Funding Rate.  A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

(e)          If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04, 2.05, 2.06, 2.17 or 9.03, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payments.

Section 2.18          Mitigation Obligations; Replacement of Lenders.

(a)          If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.  Any Lender claiming reimbursement of such costs and expenses shall deliver to the Borrower a certificate setting forth such costs and expenses in reasonable detail which shall be conclusive absent manifest error.

(b)          If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, if any Lender is a Defaulting Lender, if any Lender fails to grant a consent in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 9.02 for which the consent of each Lender or each Lender of the applicable Class or each affected Lender is required (a “Non-Consenting Lender”) but the consent of the Required Lenders (or of a majority in interest of the Lenders of the applicable Class, as the case may be) is obtained or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, but excluding the consents required by, Section 9.04), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)          the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.04 (unless otherwise agreed by the Administrative Agent);

(ii)          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.14, Section 2.15 and Section 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)          in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)          such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding the foregoing, all Term A-2 Loans held by each Third Restatement Non-Consenting Lender on the Third Restatement Effective Date shall be automatically assigned to the Purchasing Term A-2 Lender on the Third Restatement Effective Date, without any further action by any party hereto, immediately upon receipt by the Administrative Agent from the Purchasing Term A-2 Lender, subject to Section 2.06(b), for the account of such Third Restatement Non-Consenting Lender, of an amount in immediately available funds equal to the outstanding principal amount of all Term A-2 Loans held by such Third Restatement Non-Consenting Lender on the Third Restatement Effective Date.  For the avoidance of doubt, (x) the Third Restatement Effective Date is an Interest Payment Date with respect to the Term A-2 Loans and (y) on the Third Restatement Effective Date each Third Restatement Non-Consenting Lender will receive payment of all accrued and unpaid interest to, but not including, such date with respect to all Term A-2 Loans held by it as a result of the application of the payment made by the Borrower on such date pursuant to Section 2.12.

Section 2.19          Incremental Facilities.

(a)          The Borrower may from time to time after the Third Restatement Effective Date elect to increase the Revolving Commitments or any Extended Revolving Commitments (“Increased Commitments”) or obtain one or more tranches of (or increase any existing tranche of) term loans denominated in Dollars (each, an “Incremental Term Loan”), in each case in an aggregate principal amount of not less than (x) $10,000,000, in the case of Increased Commitments and (y) $20,000,000 (or such lesser amount as the Administrative Agent may agree), in the case of Incremental Term Loans, so long as (except in the case of Refinancing Term Loans and Refinancing Revolving Commitments) the aggregate principal amount of Increased Commitments or Incremental Term Loans to be established or incurred, as applicable, does not exceed the Incremental Cap at such time.  The Borrower may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment or Extended Revolving Commitment, or to participate in such Incremental Term Loan, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, a “New Lender”), to increase their existing Revolving Commitment or Extended Revolving Commitment, or to participate in such Incremental Term Loan, or extend Revolving Commitments or Extended Revolving Commitments, as the case may be; provided that each New Lender (and, in the case of an Increased Commitment, each Increasing Lender) shall be subject to the approval of the Borrower and, to the extent such consent would be required under Section 9.04 for an assignment to such New Lender, the Administrative Agent and, in the case of an Increased Commitment, each Issuing Bank and Swingline Lender (in each case, such consents not to be unreasonably withheld or delayed).  Without the consent of any Lenders other than the relevant Increasing Lenders or New Lenders, this Agreement and the other Loan Documents may be amended pursuant to an Additional Credit Extension Amendment as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19.  Increases of Revolving Commitments and Extended Revolving Commitment and new Incremental Term Loans created pursuant to this Section 2.19 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or New Lenders and the Administrative Agent shall notify each Lender thereof.  Notwithstanding the foregoing (but subject to the following proviso), no Increased Commitments or Extended Revolving Commitments or Incremental Term Loans shall be permitted under this paragraph unless (i) on the proposed date of the effectiveness of such increase in the Revolving Commitments or Extended Revolving Commitments or borrowing of such Incremental

Term Loan, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (or waived by the Required Lenders) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower; provided, that to the extent agreed to by the Lenders providing such Increased Commitments or Incremental Term Loans, as applicable, and the proceeds of such Increased Commitments or Incremental Term Loans, as the case may be, are used to finance a Permitted Acquisition or Investment (other than Investments in (i) cash and Cash Equivalents and (ii) any pre-existing Restricted Subsidiary), with respect to the condition set forth in Section 4.02(a), only the Specified Representations shall be required to be true and correct, and the condition set forth in Section 4.02(b) shall be limited to an Event of Default under clauses (a), (b), (h) or (i) of Article VII and (ii) other than in the case of Refinancing Term Loans or Refinancing Revolving Commitments, the Borrower shall be in compliance, calculated on a Pro Forma Basis (assuming for this purpose that all Increased Commitments were fully drawn), with the covenants contained in Section 6.09 as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement) prior to such time.  On the effective date of any increase in the Revolving Commitments or Extended Revolving Commitments, (i) each relevant Increasing Lender and New Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of the applicable Lenders of such class to equal its Applicable Percentage of such outstanding Loans, and (ii) if, on the date of such increase, there are any Revolving Loans of the applicable Class outstanding, such Revolving Loans shall on or prior to the effectiveness of such Increased Commitments be prepaid to the extent necessary from the proceeds of additional Revolving Loans made hereunder by the Increasing Lenders and New Lenders, so that, after giving effect to such prepayments and any borrowings on such date of all or any portion of such Increased Commitments, the principal balance of all outstanding Revolving Loans of such Class owing to each Lender with a Revolving Commitment of such Class is equal to such Lender’s pro rata share (after giving effect to any nonratable Increased Commitment pursuant to this Section 2.19) of all then outstanding Revolving Loans of such Class.  The Administrative Agent and the Lenders hereby agree that the borrowing notice, minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.  The deemed payments made pursuant to clause (ii) of the second preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, and shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.15 if the deemed payment occurs other than on the last day of the related Interest Periods.  The terms of any Incremental Term Loans shall be as set forth in the Additional Credit Extension Amendment providing for such Incremental Term Loans; provided that (i)(x) the final scheduled maturity date of any Incremental Term Loans (other than Refinancing Term Loans) which have scheduled amortization in excess of 1.00% per annum, a final maturity of five years or less and which are primarily syndicated to commercial banks in connection with the primary syndication thereof (as reasonably determined by the Administrative Agent) (each, an “Incremental Term A Loan”) shall be no earlier than the Term A-2 Loan Maturity Date (or any later date required pursuant to any Additional Credit Extension Amendment entered into after the Third Restatement Effective Date that has previously become effective) and (y) the final scheduled maturity date of any Incremental Term Loans that are not Refinancing Term Loans or Incremental Term A Loans (each, an “Incremental Term B Loan”) shall be no earlier than the then-latest maturity date of any Class of Term Loans outstanding on the Third Restatement Effective Date (or any later date required pursuant to any Additional Credit Extension Amendment entered into after the Third Restatement Effective Date that has previously become effective), (ii)(x) the Weighted Average Life to Maturity of any Incremental Term A Loans (other than Refinancing Term Loans) shall not be shorter than the then remaining Weighted Average Life to Maturity of the Term A-2 Loans (or any longer Weighted Average Life to Maturity required pursuant to any Additional Credit Extension Amendment entered into after the Third Restatement Effective Date that has previously become effective) (except to the extent of amortization of up to 1.00% per annum of the original principal amount of such Incremental Term A Loans for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (y) the Weighted Average Life to Maturity of any Incremental Term B Loans (other than Refinancing Term Loans) shall not be shorter than the longest then remaining Weighted Average Life to Maturity of any Class of Term Loans outstanding on the Third Restatement Effective Date (or any longer Weighted Average Life to Maturity required pursuant to any Additional Credit Extension Amendment entered into after the Third Restatement Effective Date that has previously become effective) (except to the extent of amortization of up to 1.00% per annum of the original principal amount of such Incremental Term B Loans for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans), (iii)

Incremental Term Loans shall not participate on a greater than pro rata basis with the Term Loans in any mandatory prepayment hereunder (except in the case of (a) incurrence of Refinancing Indebtedness in respect thereof and (b) mandatory prepayments with respect to a Class of Incremental Term Loans issued subject to customary escrow provisions that include a mandatory prepayment applicable solely to such Class of Incremental Term Loans if the applicable escrow release event does not occur prior to the specified escrow “outside date”), (iv) the provisions with respect to payment of interest (including any “MFN” provisions), original issue discount and upfront fees shall be as set forth in the Additional Credit Extension Amendment providing for such Incremental Term Loans; provided that, other than with respect to any Incremental Term Loans the proceeds of which are to be used by the Borrower to finance, in whole or in part, a Permitted Acquisition or any other acquisition that constitutes an Investment hereunder, if the Effective Yield of any Class of Incremental Term Loans established after the Amendment No. 2 Effective Date and prior to the one year anniversary thereof (other than Refinancing Term Loans) exceeds the Effective Yield of the Incremental Term B-4 Loans by more than 50 basis points, then the Applicable Rate for the Incremental Term B-4 Loans shall be increased to the extent required so that the Effective Yield of the Incremental Term B-4 Loans is equal to the Effective Yield of such Incremental Term Loans minus 50 basis points, (v) any Class of Incremental Term Loans may contain customary excess cash flow mandatory prepayment provisions; provided that such mandatory prepayments with respect to such Incremental Term Loans shall be made on a no greater than pro rata basis with the then existing Term Loans, (vi) if the Borrower and the lenders providing the relevant Class of Incremental Term Loans agree, such Incremental Term Loans may be Excluded Term Loans, (vii) if the Borrower and the lenders providing the relevant Class of Incremental Term Loans agree, the Additional Credit Extension Amendment providing for such Incremental Term Loans may permit repurchases by, or assignments to, the Borrower or any Restricted Subsidiary of such Incremental Term Loans pursuant to open market purchases or “dutch auctions” so long as (1) no Event of Default shall have occurred and be continuing, (2) the Incremental Term Loans purchased are immediately and automatically canceled, (3) no proceeds from any loan under any revolving credit facility shall be used to fund such assignments or repurchases and (4) the purchasing party shall be required to identify itself and the seller shall make a customary “big boy” representation and (viii) all other terms applicable to such Incremental Term Loans (other than provisions specified in clauses (i) through (vii) above) to the extent not identical to the terms of the then outstanding Term Loans, shall be permitted if reasonably satisfactory to the Administrative Agent.  The terms of any Increased Commitments shall be the same as those of the Revolving Commitments or Extended Revolving Commitments, as applicable; provided that Refinancing Revolving Commitments may have a later maturity date than, and pricing and fees different from, those applicable to the Revolving Commitments and Extended Revolving Commitments.  For the avoidance of doubt, no Lender shall have any obligation to provide any Increased Commitment or Incremental Term Loan after the date hereof by virtue of this Agreement.

(b)          This Section 2.19 shall override any provisions in Section 9.02 to the contrary.

Section 2.20          Extended Term Loans and Extended Revolving Commitments.

(a)          The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class in an aggregate principal amount of not less than $20,000,000 (or such lesser amount as the Administrative Agent may agree) (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.20.  In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the Existing Term Loan Class) (an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be consistent with the Term Loans under the Existing Term Loan Class from which such Extended Term Loans are to be converted except that:

(i)          all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than, or be reduced to a lesser amount than, the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Class to the extent provided in the applicable Additional Credit Extension Amendment;

(ii)          the pricing terms, including interest margins and interest rate floors, with respect to the Extended Term Loans may be different than those for the Term Loans of such Existing Term Loan Class and upfront fees may be paid to the Extending Term Lenders to the extent provided in the applicable Additional Credit Extension Amendment; and

(iii)          the Additional Credit Extension Amendment may provide for other covenants and terms that apply only after the Latest Maturity Date at the time such Extended Term Loans are incurred.

(b)          Any Extended Term Loans converted pursuant to any Extension Request shall be designated a series of Extended Term Loans for all purposes of this Agreement; provided that, subject to the limitations set forth in clause (a) above, any Extended Term Loans converted from an Existing Term Loan Class may, to the extent provided in the applicable Additional Credit Extension Amendment and consistent with the requirements set forth above, be designated as an increase in any previously established Class of Term Loans.

(c)          The Borrower shall provide the applicable Extension Request at least ten (10) Business Days, or such shorter period as the Administrative Agent may agree, prior to the date on which Lenders under the applicable Existing Term Loan Class are requested to respond.  No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request.  Any Lender wishing to have all or a portion of its Term Loans under the Existing Term Loan Class subject to such Extension Request (such Lender an “Extending Term Lender”) converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Class which it has elected to request be converted into Extended Term Loans (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and acceptable to the Borrower).  In the event that the aggregate amount of Term Loans under the Existing Term Loan Class subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to an Extension Request, Term Loans of the Existing Term Loan Class subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis based on the amount of Term Loans included in each such Extension Election (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and acceptable to the Borrower).

(d)          The Borrower may, with the consent of each Person providing an Extended Revolving Commitment, the Administrative Agent and any Person acting as swingline lender or issuing bank under such Extended Revolving Commitments, amend this Agreement pursuant to an Additional Credit Extension Amendment to provide for Extended Revolving Commitments and to incorporate the terms of such Extended Revolving Commitments into this Agreement on substantially the same basis as provided with respect to the applicable Revolving Commitments; provided that (i) the establishment of any such Extended Revolving Commitments shall be accompanied by a corresponding reduction in the Revolving Commitments of the applicable Class, (ii) any reduction in the applicable Revolving Commitments may, at the option of the Borrower, be directed to a disproportional reduction of such Revolving Commitments of any Lender providing an Extended Revolving Commitment and (iii) any Extended Revolving Commitments provided pursuant to this clause (d) shall be in a minimum principal amount of $10,000,000.

(e)          Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an Additional Credit Extension Amendment to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender or Lender providing an Extended Revolving Commitment which shall be consistent with the provisions set forth above (but which shall not require the consent of any other Lender other than those consents required pursuant to this Agreement).  Each Additional Credit Extension Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto.  In connection with any Additional Credit Extension Amendment, the Loan Parties and the Administrative Agent shall enter into such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent (which shall not require any consent from any Lender other than those consents provided pursuant to this Agreement) in order to ensure that the Extended Term Loans or Extended Revolving Commitments are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Administrative Agent.  No Lender shall be under any obligation to provide any Extended Term Loan or Extended Revolving Commitment.

(f)          The provisions of this Section 2.20 shall override any provision of Section 9.02 to the contrary.

Section 2.21          Defaulting Lenders.

(a)          Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)          Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders,” “Required Class Lenders” and “Required Revolving Lenders” and in Section 9.02.

(ii)          Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by any Issuing Bank or the Swingline Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (B) such Loans or Letter of Credit Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.  That Defaulting Lender (A) shall not be entitled to receive any commitment fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender for such period) and (B) shall be limited in its right to receive a participation fee as provided in Section 2.21(c).

(iv)          Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.04 and 2.05, the Applicable Percentage of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (B) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the Revolving Credit Exposure of that Lender.

(b)          Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.21(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower for the period that such Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)          Cash Collateral.  If the reallocation described in Section 2.21(a)(iv) above cannot, or can only partially, be effected, within three (3) Business Day following the written request of the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, the Borrower shall deliver to the Administrative Agent cash collateral (or, in the case of Swingline Exposure, at the Borrower’s election, prepayment ) in an amount sufficient to cover the portion of such Defaulting Lender’s Swingline Exposure and LC Exposure (after giving effect to Section 2.21(a)(iv) and any cash collateral provided by the Defaulting Lender or pursuant to Section 2.21(a)(ii) from payments made for the account of such Defaulting Lender) for so long as such Swingline Exposure or LC Exposure is outstanding; provided that, (i) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this clause (c), the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized; (ii) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to Section 2.21(a)(iv) above, then the fees payable to the Lenders pursuant to Sections 2.11(b) shall be adjusted to give effect to such reallocation; and (iii) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to Section 2.21(a)(iv) or Section 2.21(c) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized.

Section 2.22          Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its lending office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Loans or to convert Base Rate Loans to Eurocurrency Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent) (at the option of the Borrower), prepay or convert all Eurocurrency Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.23          Flood Regulations.  If there are any Mortgaged Properties that are improved with a Building (as defined in the Flood Insurance Laws), prior to any increase, extension or renewal of any of the Commitments or Loans (including the provision of Increased Commitments pursuant to Section 2.19 or any other Incremental Term Loans hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Loans and (iii) the issuance, renewal or extension of Letters of Credit), the Borrower shall provide (and shall use commercially reasonable efforts to provide as promptly as reasonably possible prior to such increase, extension or renewal) to the Administrative Agent, and authorize the Administrative Agent to provide to the Lenders, the following documents in respect of any such Mortgaged Property that is improved with a Building (as defined in the Flood Insurance Laws): (A) a completed flood hazard determination from a third party vendor; (B) if such real property is located in a “special flood hazard area”, (1) a copy of a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (2) evidence of the receipt by the applicable Loan Parties of such notice; and (C) if required by Flood Insurance Laws, evidence of required flood insurance as required by Section 5.05 hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders as of the Closing Date and (except as to representations and warranties made as of a date certain) as of the date such representations and warranties are deemed to be made under Section 4.02 of this Agreement, that:

Section 3.01          Organization; Powers; Subsidiaries.

(a)          Each of the Borrower and its Restricted Subsidiaries is (i) duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted and (iii) is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required; except in each case referred to in clauses (i) (other than with respect to the

Borrower), (ii) or (iii), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)          Schedule 3.01 identifies each Subsidiary as of the Closing Date, if such Subsidiary is a Specified Domestic Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding.  All of the outstanding shares of capital stock and other equity interests, to the extent owned by the Borrower or any Subsidiary, of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 3.01 as owned by the Borrower or another Subsidiary are owned, beneficially and of record, by the Borrower or any Subsidiary on the Closing Date free and clear of all Liens, other than Liens permitted under Section 6.02.  As of the Closing Date, there are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary, except as disclosed on Schedule 3.01.

Section 3.02          Authorization; Enforceability.

(a)          The Transactions are, with respect to each Loan Party as of the Closing Date, within such Loan Party’s corporate, limited liability company or partnership powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action.

(b)          The Loan Documents have been duly executed and delivered by the Loan Parties party thereto and constitute a legal, valid and binding obligation of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03          Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (A) filings necessary to perfect or maintain the perfection of the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent, (B) the approvals, consents, registrations, actions and filings which have been duly obtained, taken, given or made and are in full force and effect, (C) those approvals, consents, registrations or other actions or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect and (D) those approvals, consents, registrations or other actions or filings required prior to the exercise of any rights or remedies under the Loan Documents that would constitute a transfer of control of, or assignment of, any FCC license or Cable System, (b) will not violate (i) any applicable law or regulation or order of any Governmental Authority or (ii) the charter, by-laws or other organizational documents of any Loan Party, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any material asset of any Loan Party (other than pursuant to the Loan Documents and Liens permitted by Section 6.02); except with respect to any violation or default referred to in clause (b)(i) or (c) above, to the extent that such violation or default could not reasonably be expected to have a Material Adverse Effect.

Section 3.04          Financial Statements; Financial Condition; No Material Adverse Change.

(a)          The Borrower has heretofore furnished to the Lenders (i) the consolidated balance sheet and statements of operations, stockholders equity and cash flows of the Borrower (x) as of, and for the fiscal year ended, December 31, 2019 reported on by PricewaterhouseCoopers LLP, independent public accountants, and (y) as of, and for the fiscal quarters ended, March 31, 2020 and June 30, 2020, which financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower as of such dates and for such periods in accordance with GAAP (subject to normal year-end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (y) above).

(b)          Since December 31, 2019, there has been no material adverse change in the business, assets, properties or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole.

Section 3.05          Properties.

(a)          Each Loan Party has good record title to, or valid leasehold interests in, all its material real and personal property material to its business, including Mortgaged Property, subject to Liens permitted by Section 6.02 and except for such defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to have such title or interest could not reasonably be expected to have a Material Adverse Effect.

(b)          No Mortgage encumbers improved real property that is located in an area that has been identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws unless flood insurance available under such Flood Insurance Laws has been obtained in accordance with Section 5.05.

(c)          Each of the Borrower and its Restricted Subsidiaries owns, or is licensed or possesses the right to use, all trademarks, trade names, copyrights, patents and other intellectual property material to the operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and, to the knowledge of the Borrower, the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06          Litigation and Environmental Matters.

(a)          There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries as to which there is a reasonable possibility of an adverse determination that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  There are no labor controversies pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)          Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law for the operation of the business of the Borrower or any of its Restricted Subsidiaries, (ii) has become obligated for any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.07          Compliance with Laws.  Each of the Borrower and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.08          Investment Company Status.  Neither the Borrower nor any other Loan Party is required to register as an “investment company” as defined in the Investment Company Act of 1940.

Section 3.09          Taxes.  Each of the Borrower and its Subsidiaries has (i) filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes (including any Taxes in the capacity of a withholding agent) required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books reserves to the extent required by GAAP or (b) to the extent that the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (ii) Borrower and each of its Restricted Subsidiaries has made adequate provisions in accordance with GAAP for all Taxes payable by Borrower or such Restricted Subsidiary that are not yet due and payable, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 3.10          Solvency.  Immediately after the consummation of the Transactions to occur on the Closing Date, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 3.11          ERISA.  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:  (a) no Reportable Event has occurred during the past five years as to which the Borrower, any of its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC; (b) no ERISA Event has occurred or is reasonably expected to occur; and (c)  none of the Borrower, the Subsidiaries or any of their ERISA Affiliates has received any written notification during the past five years that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA.

Section 3.12          Disclosure.  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information (excluding any financial projections or pro forma financial information and information of a general economic or general industry nature, to which the Borrower makes only those representations stated in the following sentence) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender on or before the Closing Date in connection with the negotiation of the Amended and Restated Credit Agreement, the Second Amended and Restated Credit Agreement or this Agreement or delivered thereunder or hereunder (as modified or supplemented by other information so furnished), when taken as a whole and when taken together with the Borrower’s SEC filings at such time, contains as of the date such statement, information, document or certificate was so furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial projections and pro forma financial information contained in the materials referenced above have been prepared in good faith based upon assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

Section 3.13          Federal Reserve Regulations.  No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X.

Section 3.14          Security Interests.  The provisions of each Collateral Document, upon execution and delivery thereof by the parties thereto, are effective to create legal and valid Liens on all the Collateral in respect of which and to the extent such Collateral Document purports to create Liens in favor of the Administrative Agent, for the benefit of the Secured Parties; and (a) upon the proper filing of UCC financing statements, upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by this Agreement or the Collateral Documents), and the taking of all other actions to be taken pursuant to the terms of the Collateral Documents, such Liens constitute perfected first priority Liens on the Collateral (subject to Liens permitted by Section 6.02) to the extent perfection can be obtained by the filing of UCC financing statements, possession or control, securing the Obligations, enforceable against the applicable Loan Party and (b) upon the proper recording of Mortgages with respect to the Mortgaged Properties, and the taking of all other actions to be taken pursuant to the terms of the Collateral Documents, such Liens constitute perfected and continuing first priority Liens on the Mortgaged Property (subject to Liens permitted by Section 6.02), enforceable against the applicable Loan Party.

Section 3.15          USA PATRIOT Act.  Each of the Loan Parties and each of the Restricted Subsidiaries are in compliance, in all material respects, with the Act.

Section 3.16          Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers, employees or agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.   None of the Transactions contemplated hereby will violate any Anti-Corruption Law or applicable Sanctions.

Section 3.17          Franchises, Licenses and Permits.

(a)          Except as set forth on Schedule 3.17, none of the Borrower or any of its Subsidiaries has received any notice from the granting body or any other governmental authority with respect to any breach of any covenant under, or any default with respect to, any Franchise which could reasonably be expected to have a Material Adverse Effect.

(b)          Each of the Borrower and its Restricted Subsidiaries possesses or has the right to use all copyrights, licenses, permits, patents, trademarks, service marks, trade names or other rights (collectively, the “Licenses”), including, but not limited to, licenses, permits and registrations granted or issued by the FCC or other Governmental Authorities, agreements with public utilities and microwave transmission companies, Pole Agreements, use, access or rental agreements, and utility easements that are necessary to conduct their respective businesses as currently conducted and are necessary for the legal operation and conduct of the Cable Systems, and each of such Licenses is in full force and effect and, to the knowledge of Borrower, no material default has occurred and is continuing thereunder, in each case except as could not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 3.17, as of the Closing Date, none of the Borrower or any of its Restricted Subsidiaries has received any notice from the granting body or any other Governmental Authority with respect to any breach of any covenant under, or any default with respect to, any Licenses which could reasonably be expected to have a Material Adverse Effect.

Section 3.18          Cable Systems; etc.

(a)          Except to the extent that the failure to comply with any of the following could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except as set forth in Schedule 3.18:

(i)          the communities included in the areas covered by the Franchises have been registered with the FCC;

(ii)          all of the current annual performance tests on such Cable Systems required under the rules and regulations of the FCC have been timely performed and the results of such tests demonstrate satisfactory compliance with the applicable FCC requirements in all material respects;

(iii)          to the knowledge of the Borrower and its Restricted Subsidiaries, as of the most recent annual performance tests, such Cable Systems meet or exceed the technical standards set forth in the rules and regulations of the FCC;

(iv)          such Cable Systems are being operated in compliance with FCC regulations, including, but not limited to, the provisions of 47 C.F.R. Sections 76.610 through 76.619 (mid-band and super-band signal carriage), including 47 C.F.R. Section 76.611 (compliance with the cumulative signal leakage index); and

(v)          where required, appropriate authorizations from the FCC have been obtained for the use of all restricted frequencies in use in such Cable Systems and, to the knowledge of the Borrower and its Restricted Subsidiaries, such Cable Systems are presently being operated in compliance with such authorizations.

(b)          Except as set forth in Schedule 3.18, for all periods covered by any applicable statute of limitations, all notices, statements of account, supplements and other documents required under Section 111 of the Copyright Act of 1976, as amended (the “Copyright Act”), and under the rules of the United States Copyright Office, with respect to the carriage of broadcast station signals by the Cable Systems (collectively, the “Copyright Filings”) owned or operated by the Borrower and its Restricted Subsidiaries have been duly filed, and the copyright fees that the Borrower and the Restricted Subsidiaries have calculated in good faith as being due have been paid, and each such Cable System qualifies for the compulsory license under Section 111 of the Copyright Act, except to the extent that the failure to satisfy any of the foregoing could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Borrower and its Restricted Subsidiaries, there is no pending claim, action, demand or litigation by any other Person with respect to the Copyright Filings or related royalty payments made by the Cable Systems that could reasonably be expected to have a Material Adverse Effect.

(c)          To the knowledge of the Borrower and its Restricted Subsidiaries and except as set forth in Schedule 3.18, the carriage of all broadcast signals by the Cable Systems owned by the Borrower or any Restricted Subsidiary is permitted by valid retransmission consent agreements or by must-carry elections by broadcasters, or is otherwise permitted under applicable law, except to the extent the failure to obtain any of the foregoing could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(d)          Except to the extent that the failure to comply with the FCC rules currently in effect (the “Rate Regulation Rules”) implementing the cable television rate regulation provisions of the Communications Act of 1934 (the “Communications Act”) could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except as set forth in Schedule 3.18, as of the Closing Date:

(i)          there are no cable service programming rate complaints or appeals of adverse cable programming service rate decisions pending with the FCC relating to the Cable Systems;

(ii)          for communities that are authorized to regulate basic service and equipment rates under the Rate Regulations Rules, all FCC rate forms required to be submitted by the Borrower or its Restricted Subsidiaries have been timely submitted to local franchising authorities and have justified the basic service and equipment rates in effect for all periods in which the local franchising authority currently has the authority to review and to take adverse action;

(iii)          for communities that are not authorized to regulate basic service and equipment rates under the Rate Regulations Rules, the Borrower or its Restricted Subsidiaries have timely submitted to local franchising authorities and subscribers all required notices for basic service and equipment rates in effect within one year of the Closing Date;

(iv)          no reduction of rates or refunds to subscribers are required by an outstanding order of the FCC or any local franchising authority as of the Closing Date under the Communications Act and the Rate Regulation Rules applicable to the Cable Systems of the Borrower and its Restricted Subsidiaries; and

(v)          each of the Cable Systems are in compliance with the Communications Act and the Rate Regulation Rules concerning the uniform pricing requirements and tier buy-through limitations (i.e., 47 U.S.C. §§ 543(b)(8), (d)).

Section 3.19          Insurance.  The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses as the Borrower and its Restricted Subsidiaries.

ARTICLE IV

CONDITIONS

Section 4.01            Third Restatement Effective Date.  The obligations of the Lenders to make Additional Incremental Term B-3 Loans on the Third Restatement Effective Date and the effectiveness of the Revolving Commitments on the Third Restatement Effective Date, in each case, are subject to each of the following conditions being satisfied:

(a)          The Administrative Agent (or its counsel) shall have received from (i) each Loan Party party thereto either (A) a counterpart of the Third Restatement Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic mail transmission in accordance with Section 9.01) that such party has signed a counterpart of the Third Restatement Agreement.

(b)          The Administrative Agent shall have received a Borrowing Request for the Additional Incremental Term B-3 Loans to be made on the Third Restatement Effective Date;

(c)          The representations and warranties of the Borrower set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Third Restatement Effective Date, except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty shall be true in all material respects as of any such earlier date;

(d)          After giving effect to the incurrence of the Additional Incremental Term B-3 Loans on the Third Restatement Effective Date and the effectiveness of the Revolving Commitments on the Third Restatement Effective Date, no Default or Event of Default shall have occurred and be continuing;

(e)          The Administrative Agent shall have received the executed legal opinions of (w) Cravath, Swaine & Moore LLP, special New York counsel to the Borrower, (x) Morris Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Borrower and the Guarantors, (y) Polsinelli PC, special Illinois counsel to the Borrower and the Guarantors and (z) Lathrop GPM LLP, special Missouri counsel to the Borrower and the Guarantors in form reasonably satisfactory to the Administrative Agent.  The Borrower hereby requests such counsels to deliver such opinions;

(f)          The Administrative Agent shall have received such customary closing documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization and existence of each Loan Party and the identity, authority and capacity of the Responsible Officers of the Loan Parties authorized to act as such in connection with this Agreement and the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(g)          The Administrative Agent shall have received a certificate attesting to the Solvency of the Borrower and its Subsidiaries (taken as a whole on a consolidated basis) on the Third Restatement Effective Date after giving effect to the incurrence of Additional Incremental Term B-3 Loans from a Financial Officer of the Borrower;

(h)          The Lenders shall have received, at least three Business Days prior to the Third Restatement Effective Date, all documentation and other information reasonably requested in writing by them at least ten Business Days prior to the Third Restatement Effective Date in order to allow the Lenders to comply with the PATRIOT Act;

(i)          The Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Third Restatement Effective Date, including, to the extent invoiced three Business Days prior to the Third Restatement Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder;

(j)          The Borrower shall have (i) repaid (or caused to be repaid) all Existing Revolving Loans and (ii) paid to all Lenders (A) holding Existing Revolving Loans all accrued and unpaid interest on their Existing Revolving Loans and (B) all accrued and unpaid commitment fees contemplated by Section 2.11(a) of the Second Amended and Restated Credit Agreement, in each case to, but not including, the Third Restatement Effective Date;

(k)          The Administrative Agent shall have received from the Borrower, for the account of each Lender holding Existing Revolving Commitments with respect to its participations in Letters of Credit, all accrued and unpaid participation fees required by Section 2.11(b) of the Second Amended and Restated Credit Agreement;

(l)          The Borrower shall have (i) repaid (or caused to be repaid) all Incremental Term B-1 Loans and (ii) paid to all Lenders holding Incremental Term B-1 Loans all accrued and unpaid interest on their Incremental Term B-1 Loans to, but not including, the Third Restatement Effective Date;

(m)          The Administrative Agent shall have received Notes executed by the Borrower in favor of each Lender requesting Notes at least three Business Days prior to the Third Restatement Effective Date;

(n)          The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.01(c) and (d) have been satisfied;

(o)          The Borrower shall have paid (or caused to be paid) to the Administrative Agent for the account of each Term A-2 Lender, each Incremental Term B-2 Lender, each Incremental Term B-3 Lender and each Revolving Lender all upfront, consent or similar fees separately agreed by the Borrower to be paid in connection with the Third Restatement; and

(p)          Notwithstanding the foregoing, it is understood and agreed that the conditions in the foregoing clauses (j), (k), (l) and (o) will be deemed to be satisfied if the payments required under such clauses will be funded in full, together with other amounts, with the proceeds of the initial extensions of credit hereunder on the Third Restatement Effective Date.

Section 4.02            Subsequent Credit Events.  Except as provided in Section 2.19, the obligation of each Lender to make a Loan on the occasion of any Borrowing (but not a conversion or continuation of Loans), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, in each case, following the Third Restatement Effective Date is subject to the satisfaction of the following conditions:

(a)          The representations and warranties of the Borrower set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty shall be true in all material respects as of any such earlier date.

(b)          At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)          In the case of a Borrowing of Revolving Loans or Swingline Loans, at the time of and immediately after giving effect to such Borrowing and the application of the proceeds from such Borrowing, no Anti-Hoarding Trigger Event shall have occurred and be continuing.

(d)          The Administrative Agent, Swingline Lender or Issuing Bank, as applicable, shall have received a Borrowing Request, Swingline Loan Notice or Letter of Credit Application, as applicable.

Each Borrowing (but not a conversion or continuation of Loans) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section 4.02.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or been cash collateralized or otherwise backstopped on terms satisfactory to the Issuing Bank and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 5.01          Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent (who shall promptly furnish a copy to each Lender):

(a)          within ninety (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2020, the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than a “going concern” or like qualification or exception resulting solely from an upcoming maturity date of any Indebtedness or a prospective non-compliance with any financial maintenance covenant under this Agreement) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b)          within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending September 30, 2020, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial position and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)          (i) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate substantially in the form of Exhibit G executed by a Financial Officer of the Borrower (x) certifying as to whether, to the knowledge of such Financial Officer after reasonable inquiry, a Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (y) setting forth reasonably detailed calculations demonstrating compliance with the financial covenants set forth in Section 6.09 and (ii) concurrently with any delivery of financial statements under clause (a) above, a Perfection Certificate Supplement or a certificate of a Financial Officer of the Borrower stating that there has been no change in the information set forth in the last Perfection Certificate or Perfection Certificate Supplement, as the case may be, most recently delivered to the Administrative Agent;

(d)          within ninety (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2020, a reasonably detailed consolidated budget for such fiscal year;

(e)          [reserved];

(f)          promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement and (ii) information necessary for the Administrative Agent, any Term A-2 Lender or any Revolving Lender to comply with applicable “know your customer” and anti-money laundering rules and regulations, in each case, as the Administrative Agent or any Revolving Lender or Term A-2 Lender (in each case through the Administrative Agent) may reasonably request; and

(g)          at any time there are any Unrestricted Subsidiaries, with each set of consolidated financial statements referred to in Sections 5.01(a) and 5.01(b) above, (i) the related combined financial statements of the Unrestricted Subsidiaries accompanied by the certification of a Financial Officer of the Borrower certifying that such financial information presents fairly, in all material respects in accordance with GAAP, the financial position and result of operations of all Unrestricted Subsidiaries and (ii) a list of all Unrestricted Subsidiaries as of such date or confirmation that there has been no change in such information since the date of the last such list; provided, however, that no information pursuant to this clause (g) shall be required if the total amount of assets of all Unrestricted Subsidiaries as at the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Sections 5.01(a) and 5.01(b) above, determined on a consolidated basis in accordance with GAAP, are less than 5.0% of Consolidated Total Assets.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet (if such website address has been identified to the Administrative Agent) or the website of the SEC; or (ii) on which such documents are delivered by the Borrower to the Administrative Agent to be posted on the Borrower’s behalf on IntraLinks or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website (including the SEC) or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.

The Borrower acknowledges and agrees that all financial statements furnished pursuant to paragraphs (a), (b) and (e) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.01(c) and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the Borrower otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

Section 5.02          Notices of Material Events.  The Borrower will furnish to the Administrative Agent (for prompt notification to each Lender) prompt (but in any event within five (5) Business Days) written notice after any Financial Officer of the Borrower obtains knowledge of the following:

(a)          the occurrence of any Default;

(b)          any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Restricted Subsidiary and any Governmental Authority; or the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Restricted Subsidiary, including pursuant to any Environmental Laws, in each case that could reasonably be expected to result in a Material Adverse Effect; and

(c)          the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03          Existence; Conduct of Business.  The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence, and (ii) the rights, licenses, permits, privileges and franchises material to the conduct of its business, except, in the case of the preceding clause (i) (other than with respect to the Borrower) or clause (ii), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.11.

Section 5.04          Payment of Taxes.  The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities, before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Borrower or such Restricted Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

Section 5.05          Maintenance of Properties; Insurance.

(a)          The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all Mortgaged Property and any tangible Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted, except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies or through self-insurance, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  The Borrower will, and will cause each of the other Loan Parties to name the Administrative Agent as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any general and umbrella liability insurance providing liability coverage or coverage in respect of any Collateral, and use its commercially reasonable efforts to cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent prior written notice before any such policy or policies shall be altered or canceled.

(b)          If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, (x) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (y) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 5.06          Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which entries that are full, true and correct in all material respects are made of all material dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or, during the continuance of an Event of Default, any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its senior officers and use commercially reasonable efforts to make its independent accountants available to discuss the affairs, finances and condition of the Borrower, all at such reasonable times and as often as reasonably requested and in all cases subject to applicable Law and the terms of applicable confidentiality agreements; provided that (i) the Lenders will conduct such requests for visits and inspections through the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, such visits and inspections can occur no more frequently than once per year; provided, further, that none of the Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y)  in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (z) that is subject to attorney-client or similar privilege or constitutes attorney work product.  The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent accountants.

Section 5.07          Compliance with Laws.  The Borrower will, and will cause each of its Restricted Subsidiaries to comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws), in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.08          Use of Proceeds and Letters of Credit.  The proceeds of the Additional Incremental Term B-3 Loans will, together with other amounts, be used to repay all Incremental Term B-1 Loans, to repay any Existing Revolving Loans and to pay any accrued and unpaid interest, costs and expenses incurred in connection with such repayment.  The proceeds of the Incremental Term B-4 Loans made on the Amendment No. 2 Effective Date will, together with other amounts, be used to consummate the Amendment No. 2 Transactions and for general corporate purposes (including Permitted Acquisitions) or any other purposes not prohibited by this Agreement.  The proceeds of Loans and other Credit Events made following the Third Restatement Effective Date will be used to finance the working capital needs, and for general corporate purposes (including Permitted Acquisitions) or any other purposes not prohibited by this Agreement, of the Borrower and its Subsidiaries.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

Section 5.09          Further Assurances; Additional Security and Guarantees.

(a)          The Borrower shall, and shall cause each applicable Specified Domestic Subsidiary to, at the Borrower’s expense, comply with the requirements of the Collateral Documents and take all action reasonably requested by the Administrative Agent to carry out more effectively the purposes of the Collateral Documents (including, without limitation, any such action reasonably requested by the Administrative Agent in connection with the delivery by the Borrower of any Perfection Certificate Supplement).

(b)          Upon the formation (including by means of a division) or acquisition of any Specified Domestic Subsidiary by the Borrower or any Guarantor or the designation of any Unrestricted Subsidiary as a Restricted Subsidiary (to the extent such Restricted Subsidiary is also a Specified Domestic Subsidiary) (and, in the case of clause (D) below, upon the acquisition of any Material Real Property by any Loan Party):

(i)          within sixty (60) (or in the case of clause (D), ninety (90)) days after such formation (including by means of a division) or acquisition (or such longer period as may be reasonably acceptable to the Administrative Agent):

(A)          cause any such Subsidiary to deliver a Perfection Certificate Supplement to the Administrative Agent;

(B)          deliver all certificated Equity Interests of such Subsidiary held by any Loan Party that are Collateral pursuant to the Collateral Documents to the Administrative Agent together with appropriately completed stock powers or other instruments of transfer executed in blank by a duly authorized officer of such Loan Party and all intercompany notes owing to such Subsidiary to any Loan Party required to be delivered pursuant to the Collateral Documents together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party;

(C)          cause each such Subsidiary to execute a supplement to each of the Guarantee Agreement and the Security Agreement and take all actions reasonably requested by the Administrative Agent in order to cause the Lien created by the Security Agreement to be duly perfected to the extent required by such agreement or this Agreement in accordance with all applicable requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent;

(D)          cause any such Subsidiary or the applicable Loan Party to the extent reasonably requested by the Administrative Agent to duly execute and deliver to the Administrative Agent counterparts of a Mortgage, with respect to any Material Real Property; and

(E)          if reasonably requested by the Administrative Agent, deliver a customary opinion of counsel to the Borrower with respect to the guarantee and security provided by such Specified Domestic Subsidiary.

(c)          [reserved].

(d)          Notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries shall not be required to comply with the provisions of this Section 5.09 to the extent that the cost of providing any Guarantee or obtaining the Liens, or perfection thereof, required by this Section are, in the reasonable determination of the Administrative Agent (in consultation with the Borrower), excessive in relation to the value to be afforded to the Lenders thereby.

(e)          Notwithstanding the foregoing, the Collateral Agent shall not enter into any Mortgage in respect of any Material Real Property that is improved with a Building (as defined in the Flood Laws) acquired by the Borrower or any other Guarantor after the Third Restatement Effective Date until the date that occurs (a) if such Mortgaged Property relates to property not located in a “special flood hazard area”, five (5) Business Days or (b) if such Mortgaged Property relates to property located in a “special flood hazard area”, thirty (30) days, after the Administrative Agent has delivered to each Lender the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (iii) if required by Flood Insurance Laws, evidence of required flood insurance as required by Section 5.05 hereof.

(f)          Promptly upon reasonable request by the Administrative Agent (i) correct any mutually identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents.

Section 5.10          CoBank Equity and Security.

(a)          Except to the extent CoBank agrees otherwise with the Borrower, so long as CoBank (or its affiliate) is a Lender hereunder, the Borrower will (i) maintain its status as an entity eligible to borrow from CoBank and (ii) acquire equity in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of equity that the Borrower may be required to purchase in CoBank in connection with the Loans made by CoBank (or its affiliate) may not exceed the maximum amount permitted by such Bylaws and Capital Plan as of the Third Restatement Effective Date.  The Borrower acknowledges receipt of a copy of (x) CoBank’s most recent annual report, and if more recent, CoBank’s latest quarterly report, (y) CoBank’s Notice to Prospective Stockholders and (z) CoBank’s Bylaws and Capital Plan, which describe the nature of all of the Borrower’s cash patronage, stock and other equities in CoBank acquired in connection with its patronage loan from CoBank (or its affiliate) (the “CoBank Equities”) as well as capitalization requirements, and, except to the extent CoBank agrees otherwise with the Borrower, the Borrower agrees to be bound by the terms thereof.

(b)          Each party hereto acknowledges that CoBank’s Bylaws and Capital Plan (as each may be amended from time to time) shall govern (i) the rights and obligations of the parties with respect to the CoBank Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with CoBank, (ii) the Borrower’s eligibility for patronage distributions from CoBank (in the form of CoBank Equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest. CoBank reserves the right to assign or sell participations in all or any part of its (or its affiliate’s) Commitments or outstanding Loans hereunder on a non-patronage basis.

(c)          Each party hereto acknowledges that CoBank has a statutory first lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all CoBank Equities that the Borrower may now own or hereafter acquire, which statutory lien shall be for CoBank’s (or its affiliate’s) sole and exclusive benefit. The CoBank Equities shall not constitute security for the Obligations due to any other Lender. To the extent that any of the Loan Documents create a Lien on the CoBank Equities or on patronage accrued by CoBank for the account of the Borrower (including, in each case, proceeds thereof), such Lien shall be for CoBank’s (or its affiliate’s) sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the CoBank Equities nor any accrued patronage shall be offset against the Obligations hereunder except that, in the event of an Event of Default, CoBank may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts owed to CoBank or its affiliate under this Agreement, whether or not such amounts are currently due and payable. The Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Borrower. CoBank shall have no obligation to retire the CoBank Equities upon any Event of Default, Default or any other default by the Borrower or any other Loan Party, or at any other time, either for application to the Obligations or otherwise.

Section 5.11          Designation of Subsidiaries.  The Borrower may at any time designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation, no Event of Default shall have occurred and be continuing. The designation of any Subsidiary as an Unrestricted Subsidiary after the Third Restatement Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Restricted Subsidiaries’, as applicable, Investments therein at the time of the designation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiaries, as applicable, investment in such Subsidiary.

ARTICLE VI

NEGATIVE COVENANTS

From the Third Amendment Effective Date until the Commitments have expired or terminated and the principal of and interest on each Loan (other than, with respect to Section 6.09 only, Excluded Term Loans) and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated or been cash collateralized or otherwise backstopped on terms satisfactory to the Issuing Bank and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 6.01          Indebtedness.  The Borrower will not create, incur, assume or permit to exist, and will not permit any Restricted Subsidiary to create, incur, assume or permit to exist, any Indebtedness, except:

(a)          Indebtedness created under the Loan Documents;

(b)          Indebtedness existing on the Third Amendment Effective Date (other than Indebtedness permitted by clause (a) above) set forth in Schedule 6.01, and Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (b);

(c)          Indebtedness of (i) any Loan Party to any other Loan Party, (ii) any Restricted Subsidiary that is not a Loan Party to the Borrower or any other Restricted Subsidiary to the extent permitted by Section 6.05 and (iii) any Loan Party to any Restricted Subsidiary that is not a Loan Party; provided all such Indebtedness permitted under this subclause (iii) shall be subordinated to the Obligations of the issuer of such Indebtedness;

(d)          Guarantees of Indebtedness of the Borrower or any other Restricted Subsidiary, all to the extent permitted by Section 6.05;

(e)          Indebtedness incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (e); provided that (i) such Indebtedness (other than Permitted Refinancing Indebtedness permitted above in this clause (e)) is incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction, repair, replacement or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed the greater of (x) $70,000,000 and (y) the product of (i) 0.10 multiplied by (ii) Annualized Operating Cash Flow for the most recently ended full fiscal quarter ending immediately prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement) at any time outstanding;

(f)          Indebtedness in respect of letters of credit (including trade letters of credit), bank guarantees or similar instruments issued or incurred in the ordinary course of business, including in respect of card obligations or any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers, workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding  workers compensation claims;

(g)           any Indebtedness created, incurred or assumed to consummate the RBI Entity Consolidation;

(h)          Indebtedness of Restricted Subsidiaries that are not Guarantors, provided that Indebtedness shall be permitted to be incurred pursuant to this subclause (h) only if at the time such Indebtedness is incurred the aggregate principal amount of Indebtedness outstanding pursuant to this subclause (h) at such time (including such Indebtedness) would not exceed the greater of (x) $70,000,000 and (y) the product of (i) 0.10 multiplied by (ii) Annualized Operating Cash Flow for the most recently ended full fiscal quarter ending immediately prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement);

(i)          Indebtedness under Swap Agreements entered into not for speculative purposes;

(j)          Indebtedness in respect of bid, performance, surety, stay, customs, appeal or replevin bonds or performance and completion guarantees and similar obligations issued or incurred in the ordinary course of business, including guarantees or obligations of any Restricted Subsidiary with respect to letters of credit, bank guarantees or similar instruments supporting such obligation, in each case, not in connection with Indebtedness for money borrowed and surety and performance bonds backing pole rental or conduit attachments and the like, or backing obligations under Franchises, arising in the ordinary course of business of the Cable Systems of the Borrower and the Restricted Subsidiaries;

(k)          Indebtedness in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (k) of Article VII;

(l)          Indebtedness consisting of bona fide purchase price adjustments, earn-outs, indemnification obligations, obligations under deferred compensation or similar arrangements and similar items incurred in connection with acquisitions and asset sales not prohibited by Section 6.05 or 6.11;

(m)           (i) Indebtedness of a Person acquired in a Permitted Acquisition existing at the time such Person becomes a Restricted Subsidiary and not created in contemplation thereof; provided that, after giving effect to the acquisition of such Person, on a Pro Forma Basis, (A) no Default or Event of Default shall have occurred and be continuing  or would result therefrom and (B) the Borrower would be in compliance with Section 6.09 as of the last day of the most recent fiscal year or fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement) and (ii) any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (m); provided, further that the aggregate principal amount of Indebtedness incurred by non-Loan Parties under this clause (m), together with the aggregate principal amount of Indebtedness incurred by non-Loan Parties under Section 6.01(u) shall not exceed the greater of (x) $87,500,000 and (y) the product of (i) 0.125 multiplied by (ii) Annualized Operating Cash Flow for the most recently ended full fiscal quarter ending immediately prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement) at any time outstanding;

(n)          the Senior Notes and any Permitted Refinancing Indebtedness in respect thereof (and, in each case, any Guarantees thereof by the Guarantors);

(o)          Indebtedness in the form of (x) guarantees of loans and advances to officers, directors, consultants and employees, in an aggregate amount not to exceed $10,000,000 at any one time outstanding, and (y) reimbursements owed to officers, directors, consultants and employees;

(p)          Indebtedness consisting of obligations to make payments to current or former officers, directors and employees, their respective estates, spouses or former spouses with respect to the cancellation, or to finance the purchase or redemption, of Equity Interests of the Borrower to the extent permitted by Section 6.04;

(q)          (x) Cash Management Obligations (other than Indebtedness in respect of obligations under an Outside LC Facility) and other Indebtedness in respect of card obligations, netting services, overdraft protections and similar cash management arrangements, in each case in the ordinary course of business and (y) Indebtedness in respect of obligations under an Outside LC Facility;

(r)          Indebtedness consisting of (x) the financing of insurance premiums with the providers of such insurance or their affiliates or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(s)          Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(t)           [reserved];

(u)          (x) Indebtedness of any of the Borrower and its Restricted Subsidiaries, which indebtedness may be unsecured or secured on a junior basis to the Obligations, so long as (i) no Event of Default has occurred and is continuing or would arise after giving effect thereto and (ii) on a Pro Forma Basis (A) in the case of any such Indebtedness that is unsecured, the Total Net Leverage Ratio, as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement), would be no greater than 5.00:1.00 and (B) in the case of any such Indebtedness that is secured, the Senior Secured Net Leverage Ratio, as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement), would be no greater than 4.00:1.00 and (y) any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (u); provided that (i) the aggregate amount of Indebtedness of Restricted Subsidiaries of the Borrower that are not Guarantors outstanding at any one time pursuant to this clause (u), together with the aggregate amount of Indebtedness incurred by non-Loan Parties pursuant to Section 6.01(m) outstanding at such time, shall not exceed the greater of (x) $70,000,000 and (y) the product of (A) 0.10 multiplied by (B) Annualized Operating Cash Flow for the most recently ended full fiscal quarter ending immediately prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement) and (ii) in each case other than with respect to Permitted Earlier Maturity Debt, (x) the maturity date of such Indebtedness shall be no earlier than the then-latest maturity date of any Class of Term Loans outstanding on the Third Restatement Effective Date (or any later date required pursuant to any Additional Credit Extension Amendment entered into after the Third Restatement Effective Date that has previously become effective) and (y) the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the longest then remaining Weighted Average Life to Maturity of any Class of Term Loans outstanding on the Third Restatement Effective Date (or any longer Weighted Average Life to Maturity required pursuant to any Additional Credit Extension Amendment entered into after the Third Restatement Effective Date that has previously become effective) (except to the extent of amortization of up to 1.00% per annum of the original principal amount of such Indebtedness for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans)) and (z) such Indebtedness shall not have terms and conditions (other than pricing, rate floors, discounts, fees, premiums, call protection and optional prepayment and redemption provisions) that are materially less favorable (when taken as a whole) to the Loan Parties than the terms and conditions of the Loan Documents (when taken as a whole), as determined in good faith by the Borrower (except for provisions applicable only to periods after the Latest Maturity Date at the time such Indebtedness is issued or incurred); provided further that the requirements of clause (ii) of the preceding proviso will be deemed satisfied with respect to an incurrence of Indebtedness in the form of a bridge or other interim credit facility that by its terms converts, subject only to customary conditions, into long-term indebtedness (notwithstanding the initial maturity, mandatory prepayment or other provisions thereof) that satisfies the requirements of clause (ii) of the preceding proviso.

(v)          other Indebtedness of the Borrower and its Restricted Subsidiaries; provided that Indebtedness shall be permitted to be incurred pursuant to this clause (v) only if at the time such Indebtedness is incurred the aggregate principal amount of Indebtedness outstanding pursuant to this clause (v) at such time (including such Indebtedness) would not exceed the greater of (x) $175,000,000 and (y) the product of (i) 0.25 multiplied by (ii) Annualized Operating Cash Flow for the most recently ended full fiscal quarter ending immediately prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement);

(w)          Indebtedness in respect of Investments permitted by Section 6.05(r);

(x)          Incremental Equivalent Indebtedness and any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (x);

(y)          Term Loan Refinancing Debt and any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (y); and

(z)          all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) above.

Section 6.02          Liens.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any Property now owned or hereafter acquired by it, except:

(a)          Permitted Encumbrances;

(b)          Liens pursuant to any Loan Document;

(c)          any Lien on any Property of the Borrower or any Restricted Subsidiary existing on the Third Restatement Effective Date (other than Liens permitted by clause (b) above) set forth in Schedule 6.02, and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien shall not apply to any other Property of the Borrower or any Restricted Subsidiary other than (A) improvements and after-acquired Property that is affixed or incorporated into the Property covered by such Lien or financed by Indebtedness permitted under Section 6.01, and (B) proceeds and products thereof, and (ii) such Lien shall secure only those obligations which it secures on the Third Restatement Effective Date and any Permitted Refinancing Indebtedness in respect thereof;

(d)          any Lien existing on any Property prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any Property of any Person that becomes a Restricted Subsidiary after the Third Restatement Effective Date pursuant to a Permitted Acquisition prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other Property of the Borrower or any other Restricted Subsidiary (other than the proceeds or products thereof and other than improvements and after-acquired property that is affixed or incorporated into the Property covered by such Lien), (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and Permitted Refinancing Indebtedness in respect thereof and (iv) Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extensions thereof) is permitted under Section 6.01;

(e)          Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved by the Borrower or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby (other than Permitted Refinancing Indebtedness permitted by clause (e) of Section 6.01) are incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction, repair or replacement or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other Property of the Borrower or any Restricted Subsidiary except for accessions to such Property, Property financed by such Indebtedness and the proceeds and products thereof; provided further that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(f)          rights of setoff and similar arrangements and Liens in respect of Cash Management Obligations and in favor of depository and securities intermediaries to secure obligations owed in respect of card obligations or any overdraft and related Liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds and fees and similar amounts related to bank accounts or securities accounts (including Liens securing letters of credit, bank guarantees or similar instruments supporting any of the foregoing);

(g)          Liens on assets of a Restricted Subsidiary which is not a Loan Party securing Indebtedness of such Restricted Subsidiary pursuant to Section 6.01;

(h)          Liens (i) on “earnest money” or similar deposits or other cash advances in connection with acquisitions permitted by Section 6.05 or (ii) consisting of an agreement to Dispose of any Property in a Disposition permitted under Section 6.11 including customary rights and restrictions contained in such agreements;

(i)          leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any Restricted  Subsidiary or (ii) secure any Indebtedness;

(j)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(k)          Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(l)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business permitted by this Agreement;

(m)          Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.05;

(n)          rights of setoff relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(o)          ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Borrower or any Restricted Subsidiary;

(p)          Liens on equipment owned by the Borrower or any Restricted Subsidiary and located on the premises of any supplier and used in the ordinary course of business and not securing Indebtedness;

(q)          Liens not otherwise permitted by this Section 6.02, provided that a Lien shall be permitted to be incurred pursuant to this clause (q) only if at the time such Lien is incurred the aggregate principal amount of the obligations secured at such time (including such Lien) by Liens outstanding pursuant to this clause (q) would not exceed the greater of (x) $175,000,000 and (y) the product of (i) 0.25 multiplied by (ii) Annualized Operating Cash Flow for the most recently ended full fiscal quarter ending immediately prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement);

(r)          Liens on any Property of (i) any Loan Party in favor of any other Loan Party and (ii) any Restricted Subsidiary that is not a Loan Party in favor of the Borrower or any other Restricted Subsidiary;

(s)          Liens on the Collateral securing Indebtedness of the Loan Parties permitted by Section 6.01(u), (x) or (y) so long as the holders of such Indebtedness, or a trustee or agent acting on their behalf, are parties to the Second Lien Intercreditor Agreement or the First Lien Intercreditor Agreement, as applicable;

(t)          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(u)          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(v)          Liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;

(w)          Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(x)          Liens of or restrictions on the transfer of assets imposed by any Governmental Authority or other franchising authority, utilities or other regulatory bodies or any federal, state or local statute, regulation or ordinance, in each case arising in the ordinary course of business in connection with franchise agreements (including Franchises) or Pole Agreements;

(y)          any Liens created, incurred or assumed to consummate the RBI Entity Consolidation;

(z)          Liens created under Pole Agreements on cables and other property affixed to transmission poles or contained in underground conduits; and

(aa)          CoBank’s statutory Lien in the CoBank Equities.

Section 6.03          Fundamental Changes.  The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, the transactions contemplated by the Fidelity Acquisition Agreement, the RBI Acquisition Agreement and the RBI Entity Consolidation are expressly permitted by this Section 6.03 and, in addition, if at the time of any such merger, consolidation, liquidation or dissolution and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:

(a)          any Restricted Subsidiary may be merged or consolidated with or into any Person, and any Restricted Subsidiary may be liquidated or dissolved or change its legal form, in each case in order to consummate any Investment otherwise permitted by Section 6.05 or Disposition otherwise permitted by Section 6.11; provided that if the Borrower is a party to any such merger or consolidation transaction, the Borrower shall be the surviving Person in such merger or consolidation;

(b)          any Loan Party may merge or consolidate with any other Person in a transaction in which such Loan Party is the surviving Person in such merger or consolidation;

(c)          the Borrower may be consolidated with or merged into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Borrower, reincorporating the Borrower in another jurisdiction, or changing the legal form of the Borrower; provided that the Borrower remains organized in a jurisdiction under the laws of a State in the United States; and

(d)          any Restricted Subsidiary may merge into or consolidate with the Borrower or any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary (and, if any party to such merger or consolidation is a Loan Party, is a Loan Party); provided that if the Borrower is a party to any such merger or consolidation transaction, the Borrower shall be the surviving Person in such merger or consolidation.

Section 6.04          Restricted Payments.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except

(a)          the Borrower or any Restricted Subsidiary may declare and pay dividends or other distributions with respect to its Equity Interests payable solely in additional shares of its Qualified Equity Interests or options to purchase Qualified Equity Interests;

(b)          Restricted Subsidiaries may declare and make Restricted Payments ratably with respect to their Equity Interests;

(c)          the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for present or former officers, directors, consultants or employees of the Borrower and its Restricted Subsidiaries in an amount not to exceed the greater of (x) $35,000,000 and (y) the product of (i) 0.05 multiplied by (ii) Annualized Operating Cash Flow for the most recently ended full fiscal quarter ending immediately prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement) in any fiscal year (with any unused amount of such base amount available for use in the next succeeding fiscal year);

(d)          the Borrower or any Restricted Subsidiary may declare and make Restricted Payments in an amount not to exceed, when combined with prepayment of Indebtedness pursuant to Section 6.06(a)(v), $150,000,000 in any fiscal year (with any unused amount of such base amount available for use in the next succeeding fiscal year);

(e)          to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly (w) permitted by any provision of Section 6.07 (other than Section 6.07(a)), (x) provided for under the RBI Acquisition Agreement, (y) provided for under the Fidelity Acquisition Agreement or (z) provided for under the MBI Documentation (including, for the avoidance of doubt, the First MBI Transaction and the Second MBI Transaction);

(f)          repurchases of Equity Interests in the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g)          so long as no Event of Default has occurred and is continuing or would arise after giving effect thereto, the Borrower may make other Restricted Payments in an aggregate amount not to exceed the sum of (x) $125,000,000 less any amounts used to prepay Indebtedness pursuant to Section 6.06(a)(iii)(A), plus (y) the Available Amount; provided that the Borrower may only make the Restricted Payments permitted under the foregoing clause (g)(y) so long as the Total Net Leverage Ratio on a Pro Forma Basis, as of the last day of the most recent fiscal year or fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement), would be no greater than 4.50:1.00;

(h)          the Borrower or any Restricted Subsidiary may make unlimited Restricted Payments under this clause (h) so long as (A) on a Pro Forma Basis the Total Net Leverage Ratio as of the last day of the most recent fiscal year or fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement) does not exceed 3.50 to 1.00 and (B) no Event of Default has occurred and is continuing or would arise after giving effect thereto;

(i)          the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Qualified Equity Interests of the Borrower, including Designated Preferred Stock;

(j)          the declaration and payments of dividends on Disqualified Equity Interests permitted to be issued pursuant to Section 6.01;

(k)          the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Equity Interests) issued after the Third Restatement Effective Date in an amount not to exceed the net cash proceeds of such Designated Preferred Stock received by the Borrower (other than from a Restricted Subsidiary);

(l)          Restricted Payments made to consummate the Transactions and the Spin-Off

(m)          any Restricted Payments made to consummate (w) the RBI Entity Consolidation, (x) the Fidelity Acquisition, (y) the First MBI Transaction or (z) the Second MBI Transaction; and

(n)          the payment of dividends and distributions within sixty (60) days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with any other provision of this Section 6.04.

Section 6.05          Investments.  The Borrower will not, and will not allow any of its Restricted Subsidiaries to make or hold any Investments, except:

(a)          Investments by the Borrower or a Restricted Subsidiary in cash and Cash Equivalents;

(b)          loans or advances to officers, directors, consultants and employees of the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower; provided that an amount equal to the amount of such loans and advances shall be contributed to the Borrower in cash as common equity, and (iii) for purposes not described in the foregoing subclauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $10,000,000;

(c)          Investments by (i) any Loan Party in any Loan Party, (ii) any Foreign Subsidiary in any Loan Party, (iii) any Restricted Subsidiary that is not a Loan Party in the Borrower or any Restricted Subsidiary, (iv) any Loan Party in any Restricted Subsidiary that is not a Loan Party only if at the time such Investment is made the aggregate amount of Investments outstanding at such time (including such Investment) pursuant to this subclause (iv) (valued at cost and net of any return representing a return of capital in respect of any such Investment), together with the amount of Investments made in, and acquisitions of, non-Loan Parties pursuant to clause (I)(b)(y) of the definition of “Permitted Acquisition” would not exceed the greater of (x) $140,000,000 and (y) the product of (i) 0.20 multiplied by (ii) Annualized Operating Cash Flow for the most recently ended full fiscal quarter ending immediately prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement);

(d)          (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and (ii) Investments (including debt obligations and Equity Interests) received in satisfaction or partial satisfaction  thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business or received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(e)          Investments resulting from the receipt of promissory notes and other non-cash consideration in connection with any Disposition permitted by Section 6.11 (other than Section 6.11(e)) or Restricted Payments permitted by Section 6.04;

(f)          Investments existing on the Third Restatement Effective Date and set forth on Schedule 6.05(f), and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 6.05;

(g)          Investments in Swap Agreements permitted under Section 6.01(i);

(h)          Permitted Acquisitions;

(i)          Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;

(j)          Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(k)          Investments in the ordinary course of business consisting of the licensing or contribution of intellectual property pursuant to development, marketing or manufacturing agreements or arrangements or similar agreements or arrangements with other Persons;

(l)          any Investment; provided that (A) no Event of Default shall have occurred and be continuing or would result therefrom and (B) the amount of such Investment (valued at cost) does not exceed  the Available Amount at the time such Investment is made;

(m)          advances of payroll payments, fees or other compensation to officers, directors, consultants or employees, in the ordinary course of business;

(n)          Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Borrower;

(o)          Investments held by a Restricted Subsidiary acquired (including by means of a division) (or designated as such) after the Third Restatement Effective Date or of a Person merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 6.03 after the Third Restatement Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, division or consolidation and were in existence on the date of such acquisition, merger, division or consolidation;

(p)          lease, utility and other similar deposits in the ordinary course of business;

(q)          Investments resulting from the creation of a Lien permitted under Section 6.02 and Investments resulting from Dispositions permitted under Section 6.03(b), Restricted Payments permitted under Section 6.04 and payments in respect of Indebtedness not prohibited by Section 6.06;

(r)          any Investment; provided that an Investment shall be permitted to be made pursuant to this clause (r) only if at the time such Investment is made the aggregate amount of Investments outstanding at such time (including such Investment) pursuant to this clause (r) (valued at cost and net of any return representing a return of capital in respect of any such Investment) would not exceed the greater of (1) $175,000,000 and (2) the product of (i) 0.25 multiplied by (ii) Annualized Operating Cash Flow for the most recently ended full fiscal quarter ending immediately prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement);

(s)          the Borrower or any Restricted Subsidiary may make unlimited Investments under this clause (s) so long as (A) on a Pro Forma Basis the Total Net Leverage Ratio as of the last day of the most recent fiscal year or fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second

Amended and Restated Credit Agreement) would not exceed 3.75 to 1.00 and (B) no Event of Default has occurred and is continuing or would arise after giving effect thereto;

(t)          the CoBank Equities and any other stock or securities of, or Investments in, CoBank or its investment services or programs; and

(u)          to the extent constituting Investments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly provided for under the MBI Documentation (including, for the avoidance of doubt, the First MBI Transaction and the Second MBI Transaction).

Section 6.06          Prepayments, Etc. of Indebtedness.

(a)          The Borrower will not, and will not permit any of its Restricted Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted) any Junior Financing or make any payment in violation of any subordination terms of any Junior Financing, except (i) prepayments, redemptions, purchases, defeasances or other satisfactions of Junior Financing as part of the Target Refinancing (or, in the case of Junior Financing initially incurred by an Acquired Entity or Business, as part of the transactions consummated in connection with the acquisition of such entity or business) or with the Net Cash Proceeds of any Permitted Refinancing Indebtedness in respect of such Junior Financing, (ii) payments upon the conversion of any Junior Financing to cash or Equity Interests (other than Disqualified Equity Interests) of the Borrower, (iii) so long as no Event of Default has occurred and is continuing or would arise after giving effect thereto, prepayments, redemptions, purchases, defeasances and other payments in respect of any Junior Financing in an aggregate amount not to exceed the sum of (A) $125,000,000 less any amounts used to make Restricted Payments pursuant to Section 6.04(g)(x) plus (B) the Available Amount; provided that in the case of clause (iii)(B), the Total Net Leverage Ratio on a Pro Forma Basis, as of the last day of the most recent fiscal year or fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement), would be no greater than 4.50:1.00, (iv) the prepayments, redemptions, purchases, defeasances or other satisfaction of any Junior Financing so long as on a Pro Forma Basis the Total Net Leverage Ratio as of the last day of the most recent fiscal year or fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement) would not exceed 3.50 to 1.00 and (v) prepayments, redemptions, purchases, defeasances or other satisfaction of any Junior Financing, when combined with the amount of Restricted Payments made pursuant to Section 6.04(d), in an amount not to exceed $150,000,000 in any fiscal year (with any unused amount of such base amount available for use in the next succeeding fiscal year).

(b)          The Borrower will not, and will not permit any of its Restricted Subsidiaries to, amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing.

Section 6.07          Transactions with Affiliates.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions involving aggregate consideration in excess of $5,000,000 with, any of its Affiliates, except (a) at prices and on terms and conditions substantially as favorable to the Borrower or such Restricted Subsidiary (in the good faith determination of the Borrower) as could reasonably be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Restricted Subsidiaries and any entity that becomes a Restricted Subsidiary as a result of such transaction not involving any other Affiliate of the Borrower (other than any Restricted Subsidiary), (c) the payment of customary compensation and benefits and reimbursements of out-of-pocket costs to, and the provision of indemnity on behalf of, directors, officers, consultants, employees and members of the Boards of Directors of the Borrower or such Restricted Subsidiary, (d) loans and advances to officers, directors, consultants and employees in the ordinary course of business, (e) Restricted Payments and other payments permitted under Section 6.04 or 6.06, (f) employment, incentive, benefit, consulting and severance arrangements entered into in the ordinary course of business with officers, directors, consultants and employees of the Borrower or its Restricted Subsidiaries, (g) the transactions pursuant to the agreements set forth in Schedule 6.07 or any amendment thereto to the extent such an amendment, taken as a whole, is not adverse to the Lenders in any material respect (as determined in good faith by the Borrower), (h) the Transactions and the payment of fees and expenses related to the Transactions, (i) the issuance of Qualified Equity Interests of the Borrower and the granting of registration or other customary rights in connection therewith, (j) the existence of, and the performance by the Borrower or any Restricted Subsidiary of its obligations under the terms of, any limited liability company agreement, limited partnership or other organizational document or security holders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Third Restatement Effective Date and which is set forth on Schedule 6.07, and similar agreements that it may enter into thereafter, provided that the existence of, or the performance by the Borrower or any Restricted Subsidiary of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Third Restatement Effective Date shall only be permitted by this Section 6.07(j) to the extent not more adverse to the interest of the Lenders in any material respect when taken as a whole (in the good faith determination of the Borrower) than any of such documents and agreements as in effect on the Third Restatement Effective Date, (k) transactions with landlords, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and not otherwise prohibited by this Agreement and (l) the provision of services to directors or officers of the Borrower or any of its Restricted Subsidiaries of the nature provided by the Borrower or any of its Restricted Subsidiaries to customers in the ordinary course of business.

Section 6.08          Changes in Fiscal Year.  The Borrower will cause its fiscal year to end on December 31 of each calendar year; provided that the Borrower may upon written notice to the Administrative Agent cause its fiscal year to end on another date with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 6.09          Financial Covenants.

(a)          The Borrower will not permit the Total Net Leverage Ratio as of the last day of any fiscal quarter of the Borrower to be greater than 5.00 to 1.00.

(b)          The Borrower will not permit the First Lien Net Leverage Ratio as of the last day of any fiscal quarter of the Borrower to be greater than 4.00 to 1.00.

Section 6.10          Burdensome Agreements.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation that limits the ability of (a) any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, or (b) the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents; provided that the foregoing shall not apply to Contractual Obligations which (i) (A) exist on the Third Restatement Effective Date and (to the extent not otherwise permitted by this Section 6.10) are listed in Schedule 6.10, (B) are contained in the Senior Notes or Senior Notes Indenture as in effect on the Issue Date (as defined therein) and (C) to the extent Contractual Obligations permitted by clauses (A) and (B) are set forth in an agreement evidencing Indebtedness, such Contractual Obligations may be set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of the restrictions described in clauses (A) or (B) that are contained in such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary, (iii) represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 6.01, (iv) arise in connection with any Disposition permitted by Section 6.11, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.05 and applicable solely to such joint venture, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but solely to the extent any negative pledge relates to the property financed by or secured by such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) or that expressly permits Liens for the benefit of the Administrative Agent and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan

Documents on a senior basis without the requirement that such holders of such Indebtedness be secured by such Liens on an equal and ratable, or junior, basis, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.01(e) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business, (x) arise in connection with cash or other deposits permitted under Section 6.02 or are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and (xi) are restrictions in any one or more agreements governing Indebtedness entered into after the Third Restatement Effective Date that contain encumbrances and other restrictions that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive in any material respect with respect to the Borrower or any Restricted Subsidiary than those encumbrances and other restrictions that are in effect on the Third Restatement Effective Date pursuant to agreements and instruments in effect on the Third Restatement Effective Date or, if applicable, on the date on which such Restricted Subsidiary became a Restricted Subsidiary pursuant to agreements and instruments in effect on such date.

Section 6.11          Dispositions.  The Borrower will not, and will not permit any Restricted Subsidiary to, make any Disposition, except:

(a)          Dispositions of obsolete or worn out Property and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries, in each case, in the ordinary course of business;

(b)          Dispositions of inventory and immaterial assets in the ordinary course of business;

(c)          Dispositions of Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement Property;

(d)          Dispositions of Property (i) to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such Property is a Loan Party, the transferee thereof must be a Loan Party, (ii) to the extent such transaction constitutes an Investment permitted under Section 6.05 and (iii) consisting of Equity Interests of non-Loan Parties to other non-Loan Parties;

(e)          Dispositions permitted by Sections 6.03, 6.04 and 6.05 and Liens permitted by Section 6.02;

(f)          Dispositions of cash and Cash Equivalents;

(g)          Dispositions of accounts receivable in connection with the collection or compromise thereof;

(h)          leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries;

(i)          transfers of Property to the extent subject to Casualty Events;

(j)          Dispositions of Investments in, and issuances of any Equity Interests in, joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k)          any Disposition of Property; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, (ii) at the time of any such Disposition, on a Pro Forma Basis after giving effect to such Disposition (including the application of the net cash proceeds thereof), the Borrower would be in compliance with Section 6.09 as of the last day of the most recent fiscal year or fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement) and (iii) except in the case of a Permitted Asset Swap, with respect to any Disposition pursuant to this clause (k), the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (iii), each of the following shall be deemed to be cash:  (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 270 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary from such transferee having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of (1) $175,000,000 and (2) 4.5% of Consolidated Total Assets as of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of this Agreement (or, prior to the initial delivery under this Agreement, of the Second Amended and Restated Credit Agreement), with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration;

(l)          any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(m)          Dispositions of the real property set forth on Schedule 6.11; and

(n)          any Dispositions made to consummate (w) the RBI Entity Consolidation, (x) the Fidelity Acquisition, (y) the First MBI Transaction or (z) the Second MBI Transaction;

provided that, except in the case of (i) Dispositions generating consideration up to an aggregate amount not to exceed $150,000,000 and (ii) any Disposition required to be made in order to secure any regulatory approval for the RBI Acquisition, the Fidelity Acquisition, the First MBI Transaction or the Second MBI Transaction, as applicable, any such Disposition of any Property to the extent classified pursuant to Section 6.11(k) shall be for no less than the fair market value of such Property at the time of such Disposition in the good faith determination of the Borrower.

Section 6.12          Lines of Business.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business substantially different from the businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the Third Restatement Effective Date and businesses reasonably related, ancillary or complementary thereto and reasonable extensions thereof.

Section 6.13          Amendments to Organizational Documents.  The Borrower shall not amend or otherwise modify any of its organizational documents in a manner that would be materially adverse to the Lenders.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (each an “Event of Default”) shall occur and be continuing:

(a)          the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement (unless financed with a Borrowing as contemplated by Section 2.05(c)) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)          the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)          any representation or warranty made or deemed made by or on behalf of the Borrower or Restricted Subsidiary in this Agreement or any other Loan Document, or in any certificate, or other document required to be delivered in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

(d)          the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Article VI, Section 2.10(b)(vii), Section 5.02(a), Section 5.03(i) (solely with respect to the legal existence of the Borrower) or Section 5.08; provided that any failure to comply with Section 6.09 shall not constitute an Event of Default with respect to any Excluded Term Loans unless and until the Required Financial Covenant Lenders have terminated Commitments and/or accelerated Loans (other than Excluded Term Loans) as a result thereof;

(e)          any Loan Party, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower;

(f)          (i) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than any Swap Agreement), when and as the same shall become due and payable, or if a grace period shall be applicable to such payment under the agreement or instrument under which such Indebtedness was created, beyond such applicable grace period; or (ii) the occurrence under any Swap Agreement of an “early termination date” (or equivalent event) of such Swap Agreement resulting from any event of default or “termination event” under such Swap Agreement as to which the Borrower or any Restricted Subsidiary is the “defaulting party” or “affected party” (or equivalent term) and, in either event, the termination value with respect to any such Swap Agreement owed by the Borrower or any Restricted Subsidiary as a result thereof is greater than $100,000,000 and the Borrower or any Restricted Subsidiary fails to pay such termination value when due after applicable grace periods.

(g)          the Borrower or any Restricted Subsidiary shall default in the performance of any obligation in respect of any Material Indebtedness, in each case, that results in such Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, but after giving effect to any applicable grace period) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (other than solely in Qualified Equity Interests); provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or as a result of a casualty event affecting such property or assets, (ii) Indebtedness that becomes due as a result of the RBI Transactions or the Fidelity Transactions (or Indebtedness of an Acquired Entity or Business that becomes due as a result of the related Permitted Acquisition if such Indebtedness is discharged in full in connection with the consummation of such Permitted Acquisition), (iii) any default that is validly waived by the holders of the relevant Material Indebtedness prior to any termination of Commitments or acceleration of Loans as provided below in this Article or (iv) any redemption, repurchase, conversion or settlement with respect to any Convertible Debt

Security pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default or event of default thereunder;

(h)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)          the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j)          the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) shall become generally unable, admit in writing its inability generally or fail generally to pay its debts as they become due;

(k)          one or more final, non-appealable judgments for the payment of money in an aggregate amount in excess of $100,000,000 (to the extent due and payable and not covered by insurance as to which the relevant insurance company has not denied coverage) shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain unpaid or undischarged for a period of thirty (30) consecutive days during which execution shall not be paid, bonded or effectively stayed;

(l)          an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)          a Change in Control shall occur;

(n)          at any time, any Lien purported to be created by any Collateral Document, for any reason other than (i) as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.03 or 6.11) or the satisfaction in full of all the Obligations or (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificate, promissory note or other instrument delivered to it under any Collateral Document or (B) file Uniform Commercial Code continuation statements; (provided that in the case of each of subclauses (A) and (B) the Loan Parties shall have taken such remedial action as the Administrative Agent may reasonably request), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or purports in writing to revoke or rescind any Collateral Document, in each case with respect to a material portion of the Collateral purported to be covered by the Collateral Documents, then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, in the case of an Event of Default under clause (d) of this Article in respect of a failure to comply with Section 6.09 that has not become an Event of Default with respect to Excluded Term Loans, at the request of the Required Financial Covenant Lenders (but such actions taken by the Administrative Agent shall not apply to Excluded Term Loans)) shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) require the Borrower to Cash Collateralize 103% of the outstanding LC Exposure; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Borrower shall Cash Collateralize 103% of the outstanding LC Exposure.

If, upon the occurrence and during the continuation of an Event of Default, there are any letters of credit outstanding under one or more Outside LC Facilities, then, during such period, the Cash Management Obligations arising thereunder shall, solely for purposes of Section 10.1 of the Security Agreement, be deemed to be (i) the sum of (x) the aggregate stated amount of all letters of credit then outstanding under the Outside LC Facilities plus (y) such additional amounts as the agent or issuing bank under each Outside LC Facility shall require for purposes of cash collateralizing the applicable Cash Management Obligations arising under such Outside LC Facility (but not to exceed 103% of the outstanding exposure in respect of such letters of credit) in accordance with the terms of the applicable Outside LC Facility minus (ii) in each case, the amount of any cash collateral in respect of such Cash Management Obligations held by an agent or issuing bank under any applicable Outside LC Facility.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

(a)          Each of the Lenders and the Issuing Banks hereby irrevocably appoints JPMorgan Chase Bank, N.A. as its agent and authorizes JPMorgan Chase Bank, N.A. to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its collateral agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the collateral agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the collateral agent, the Lenders and the Issuing Bank, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

(b)          The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(c)          Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is an Eligible Assignee. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or

Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information to, any Disqualified Lender.

(d)          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or by the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Laws; and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided herein) or in the absence of its own bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default thereof is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(e)          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(f)          The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents reasonably appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(g)          The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and (unless an Event of Default under clause (a), (b), (h) or (i) of Article VII shall have occurred and be continuing) with the consent of the Borrower (which consent of the Borrower shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.  Any resignation by JPMorgan Chase Bank, N.A. as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (b) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.  If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition of Defaulting Lender, the Required Lenders may, to the extent permitted by applicable Laws, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent, and the Borrower in consultation with the Lenders shall, unless an Event of Default shall have occurred and be continuing, in which case the Required Lenders in consultation with the Borrower shall, appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that, without the consent of the Borrower (not to be unreasonably withheld), the Required Lenders shall not be permitted to select a successor that is not a U.S. financial institution described in Treasury Regulation Section 1.1441-1(b)(2)(ii) or a U.S. branch of a foreign bank described in Treasury Regulation Section 1.1441-1(b)(2)(iv)(A).  If no such successor shall have been appointed by the Borrower or the Required Lenders, as applicable, and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with notice on the Removal Effective Date.

(h)          Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(i)          To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 2.16, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, Liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of any failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this clause (i).  The agreements in this clause (i) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.  For the avoidance of doubt, a “Lender” shall, for purposes of this clause (i), include any Swingline Lender and any Issuing Bank.

(j)          The Lenders irrevocably agree:

(i)          that any Lien on any Property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (A) upon termination of the Commitments and payment in full of all Obligations (in each case, other than (x) obligations under Secured Hedge Agreements, (y) Cash Management Obligations and (z) contingent reimbursement and indemnification obligations, in each case not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit, (B) at the time the Property subject to such Lien is transferred in connection with any transfer permitted hereunder to any Person (other than in the case of a transfer by a Loan Party, any transfer to another Loan Party), (C) subject to Section 9.02, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 9.02), or (D) if the Property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guarantee under the applicable Guarantee Agreement pursuant to clause (iii) below;

(ii)          (A) to release or subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e) the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such assets and (B) that the Administrative Agent is authorized (but not required) to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by any other clause of Section 6.02 to be senior to the Liens securing the Obligations; and

(iii)          that any Guarantor shall be automatically released from its obligations under the Guarantee Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or ceases to be a Specified Domestic Subsidiary (other than as a result of a transaction not permitted hereunder).

Upon request by the Administrative Agent at any time, the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 9.02) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guarantee Agreement or Security Agreement pursuant to this paragraph (j).  In each case as specified in this paragraph (j), the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guarantee Agreement or Security Agreement, in each case in accordance with the terms of the Loan Documents and this paragraph (j) and subject to the Administrative Agent’s receipt of a certification by the Borrower and applicable Loan Party stating that such transaction is in compliance with this Agreement and the other Loan Documents and as to such other matters with respect thereto as the Administrative Agent may reasonably request.

Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

(k)          Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, Letters of Credit or the Commitments;

(ii)          the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith;

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(l)          In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(m)          The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(n)          No Cash Management Bank or Hedge Bank that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender (if applicable) and, in such case, only to the extent expressly provided in the Loan Documents.

ARTICLE IX

MISCELLANEOUS

Section 9.01          Notices.

(a)          Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

(ii)          if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)          Electronic Communications.  Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          The Platform; Borrower Materials.  The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or their respective Subsidiaries or any of their respective securities) (each, a “Public Lender”). The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Bank and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to the Borrower or the Subsidiaries or any of their respective securities for purposes of United States Federal securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.12, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE ADMINISTRATIVE AGENT, ITS RELATED PARTIES AND THE ARRANGERS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT, ANY OR ITS RELATED PARTIES OR ANY ARRANGER IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.

(d)          Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

Section 9.02          Waivers; Amendments.

(a)          No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)          Except as otherwise set forth in this Agreement or any other Loan Document (including in Section 2.13(b), (c) and (d)), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided, that no such agreement shall (i) increase the Commitment of any Lender without the written consent of each Lender directly adversely affected thereby, it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default or mandatory prepayment shall not constitute an increase of any Commitment of any Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest or premium thereon (other than any waiver of the application of the default rate of interest pursuant to Section 2.12(c), which shall only require the consent of the Required Lenders), or reduce any fees payable hereunder, without the written consent of each Lender directly adversely affected thereby, it being understood that any change to the definition of “Total Net Leverage Ratio” or in the component definitions thereof shall not constitute a reduction in such rate or fee, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly adversely affected thereby, (v) change any of the provisions of this Section, the definition of “Required Lenders”, the definition of “Required Financial Covenant Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender, each Lender of the applicable Class or each Lender with Commitments and Credit Exposure included in the calculation of “Required Financial Covenant Lenders”, as applicable, (vi) release all or substantially all of the value of the Guarantees provided by the Guarantors under the Guarantee Agreement, without the written consent of each Lender (except in connection with a transaction permitted hereby), (vii) after the Closing Date, waive or modify any condition precedent set forth in Section 4.02 with respect to Borrowings of Revolving Loans, without the written consent of the Required Revolving Lenders or (viii) release all or substantially all of the Collateral from the Lien of the Collateral Documents, without the written consent of each Lender (except in connection with a transaction permitted hereby); provided that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the relevant Issuing Bank or the Swingline Lender, as the case may be, (2) the Administrative Agent and the Borrower may, with the consent of the other but without the consent of any other Person, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, typographical or technical error, omission, mistake, defect or inconsistency, (3) any waiver, amendment or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, (4) if the terms of any waiver, amendment or other modification of this Agreement or any other Loan Document provide that any Class of Loans (together with all accrued interest thereon and all accrued fees payable with respect to the Commitments of such Class) will be repaid or paid in full, and the Commitments of such Class (if any) terminated, as a condition to the effectiveness of such waiver, amendment or other modification, then so long as the Loans of such Class (together with such accrued interest and fees) are in fact repaid or paid in full and such Commitments are in fact terminated, in each case prior to or substantially simultaneously with the effectiveness of such amendment, then such Loans and Commitments shall not be included in the determination of the Required Lenders with respect to such amendment and (5) the provisions of Section 6.09 (and any definition solely as it relates to such Section) may be amended or modified and any Event of Default arising from a failure to comply with Section 6.09 may be waived, in each case, with the consent of solely the Borrower and the Required Financial Covenant Lenders.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder other than an amendment, waiver or consent described in clauses (i), (ii), (iii) or (iv) above (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of less than all affected Lenders).

Notwithstanding the foregoing, (A) this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Credit Exposures and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, (B) this Agreement may be amended as contemplated by Section 2.19 and Section 2.20 with only the consent of such parties as is provided for by such Sections and (C) CoBank may, by written notice delivered to the Administrative Agent and the Borrower on or prior to the time at which it consents to or directs the taking of any action in its capacity as a Lender, specify that such consent or direction shall only be applicable to a specified portion of its Credit Exposure and/or Commitments, as directed by the Voting Participants pursuant to Section 9.04(d).

In addition, notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended with the written consent of the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all or any portion of outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b)  the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of such Refinanced Term Loans), (c) such Replacement Term Loans shall be secured by the Collateral on a pari passu basis with the Obligations, (d) such Replacement Term Loans shall have such pricing and optional prepayment terms as may be agreed by the Borrower and the applicable Lenders thereof, (e) such Replacement Term Loans shall not participate on a greater than pro rata basis with the other Term Loans in any mandatory prepayment hereunder (except in the case of incurrence of Refinancing Indebtedness in respect thereof) and (f) subject to clauses (a) through (e) above, such Replacement Term Loans shall have terms and conditions (other than pricing and optional prepayment terms) that are (as determined by the Borrower in good faith) substantially identical to, or (when taken as a whole) no more favorable in any material respect to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

Section 9.03          Expenses; Limitation of Liability; Indemnity, Etc..

(a)          The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates (limited, in the case of legal expenses, to the reasonable and documented fees, charges and disbursements of a single counsel for the Arrangers and the Administrative Agent and their Affiliates (and, if necessary, one local counsel in each applicable jurisdiction and any reasonably necessary regulatory counsel)), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the relevant Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (limited, in the case of legal expenses, to the reasonable and documented fees, charges and disbursements of a single counsel (and, if necessary, one local counsel in each applicable jurisdiction, any reasonably necessary regulatory counsel and one additional counsel for each group of similarly affected Persons in the event of an actual or reasonably perceived conflict of interest)), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)          To the extent permitted by applicable Laws no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. To the extent permitted by applicable Laws, in no event shall the Administrative Agent, any Arranger, any Issuing Bank and any Lender, or any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) have any Liabilities arising from, or be responsible for, the use by others of information or other materials (including any personal data) obtained through electronic, telecommunications or other information transmission systems, including any platform or otherwise via the internet, in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that the foregoing shall not apply to the extent any such Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the bad faith, gross negligence or willful misconduct of such Lender-Related Person or (ii) the material breach of this Agreement or any other Loan Document by such Lender-Related Person.

(c)          The Borrower shall indemnify the Administrative Agent, the Arrangers, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related reasonable and documented out-of-pocket expenses (limited, in the case of legal expenses, to the reasonable and documented fees, charges and disbursements of a single counsel for the Indemnitees (and, if necessary, one local counsel in each applicable jurisdiction and one additional counsel for each group of similarly affected Indemnitees in the event of an actual or reasonably perceived conflict of interest)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) to the extent relating to or arising from any of the foregoing, any actual or alleged release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether brought by a Borrower, its equityholders or any third party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or (ii) the material breach of this Agreement or any other Loan Document by such Indemnitee or any of its Related Parties or (y) resulted from any dispute solely among Indemnitees (other than any dispute involving claims against the Administrative Agent and any Arranger, in each case in its capacity as such) and not arising out of any act or omission of the Borrower or any of its Affiliates.  The Borrower shall not be liable for any settlement if such settlement was effected without its consent (which consent shall not be unreasonably withheld), but if settled with its written consent, the indemnification obligations of the Borrower under this Section 9.03(b) shall apply in respect thereof.  The Borrower shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless (a) such settlement includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee or any injunctive relief or other non-monetary remedy.

(d)          Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent, each Issuing Bank and each Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)          All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor; provided, however, that an Indemnitee shall promptly refund any amount received under this Section 9.03, without interest, to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 9.03.

Section 9.04          Successors and Assigns.

(a)          Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LC Disbursement and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments of any Class and the Loans at the time owing to it of such Class or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)          in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (or, in the case of the Incremental Term B-4 Loans, $1,000,000) unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)          Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default pursuant to Article VII(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment or (2) such assignment is an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment if it has not responded to a request for its consent by written notice to the Administrative Agent within ten (10) Business Days after having received such request;

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Loan Commitment or Revolving Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)          the consent of the Issuing Banks (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)          the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans.

(iv)       Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)        No Assignment to the Borrower.  Subject to Section 9.04(h), no such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)       No Assignment to Natural Persons.  No such assignment shall be made to a natural person or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

(vii)       No Assignment to a Defaulting Lender.  No such assignment shall be made to a Defaulting Lender or any Affiliate thereof.

(viii)      No Assignment to a Disqualified Lender.  No such assignment shall be made to a Disqualified Lender.

The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time on the Platform, including that portion of the Platform that is designated for “public side” Lenders (it being understood that the list of Disqualified Lenders shall not be effective until it has been posted to that portion of the Platform that is designated for “public side” Lenders) or (B) provide the list of Disqualified Lenders to each Lender requesting the same.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)          Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts and interest thereon of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)          Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LC Disbursements and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 9.02(b)(i) that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the limitations and requirements of such Sections and Section 2.18) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being agreed that any documentation required to be provided under Section 2.16(e) shall be provided solely to the participating Lender).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant shall be subject to Sections 2.17 and 2.18 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts and interest thereon of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Notwithstanding the preceding paragraph, any Participant that is a Farm Credit Lender and has purchased a participation from CoBank in a minimum amount of $10,000,000 (a “Voting Participant”) shall be entitled to direct CoBank to vote in accordance with the penultimate paragraph of Section 9.02 as if such Voting Participant were a Lender in respect of the Term Loans subject to its participation at the time of such vote on all matters subject to a vote by Lenders.  The voting rights of each Voting Participant are solely for the benefit of such Voting Participant and shall not inure to any assignee or participant of such Voting Participant that is not a Farm Credit Lender.

(e)          Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or except to the extent the entitlement to a greater payment results from a Change in Law after the sale of such participation.

(f)          Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)          Resignation as Issuing Bank or Swingline Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time JPMorgan Chase Bank, N.A. assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, JPMorgan Chase Bank, N.A. may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as Issuing Bank and/or (ii) upon 30 days’ notice to the Borrower, resign as Swingline Lender.  In the event of any such resignation as Issuing Bank or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of JPMorgan Chase Bank, N.A. as Issuing Bank or Swingline Lender, as the case may be.  If JPMorgan Chase Bank, N.A. resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Disbursement with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.05(c)).  If JPMorgan Chase Bank, N.A. resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04.  Upon the appointment of a successor Issuing Bank and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to JPMorgan Chase Bank, N.A.  to effectively assume the obligations of JPMorgan Chase Bank, N.A. with respect to such Letters of Credit.

(h)          Notwithstanding anything to the contrary herein, any Lender under any Class of Incremental Term Loans may, subject to the provisions of clause (vii) of the last sentence of Section 2.19(a), assign all or any portion of its Incremental Term Loans of such Class to the Borrower or any Restricted Subsidiary.

Section 9.05          Survival.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Event, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.  The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.06          Counterparts; Integration; Effectiveness; Electronic Execution.  (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective as and when provided in the Third Restatement Agreement, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or.pdf shall be effective as delivery of an originally executed counterpart of this Agreement.

(b)  Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent, any Electronic Signature  shall be followed by a manually executed counterpart as soon as reasonably practicable.  Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement,  any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative

Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.07          Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08          Right of Setoff.

(a)          If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the Obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.  Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary that is not a Loan Party constitute collateral security for payment of the Obligations of the Borrower or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any Foreign Subsidiary that is a first-tier Subsidiary of a Loan Party do not constitute such an asset (if owned by a Loan Party) and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrower’s obligations to make any mandatory prepayment pursuant to Section 2.10(b)(ii).

(b)          To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Issuing Bank or any Lender, or the Administrative Agent, the Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Bank Funding Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.09          Governing Law; Jurisdiction; Consent to Service of Process.

(a)          This Agreement shall be construed in accordance with and governed by the law of the State of New York (without regard to the conflict of law principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby).

(b)          Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Notwithstanding the foregoing, nothing in any Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding to enforce any award or judgment against the Borrower, its Subsidiaries or their respective properties or to exercise any right under the Collateral Documents against any Collateral in the courts of any jurisdiction.

(c)          Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11          Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12          Confidentiality.  Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that to the extent practicable and permitted by law, the Borrower has been notified prior to such disclosure so that the Borrower may seek, at the

Borrower’s sole expense, a protective order or other appropriate remedy), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.19 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Borrower, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that all information received after the Closing Date from the Borrower or any of its Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Notwithstanding the foregoing, any Lender may provide the list of Disqualified Lenders to any potential assignee or participant on a confidential basis for the purpose of verifying whether such Person is a Disqualified Lender.

Each of the Administrative Agent, the Lenders and the Issuing Bank acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Loans.

Section 9.13          USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 9.14          Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.15          No Fiduciary Duty.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger nor any Lender has any obligation to the Borrower, any other Loan Party or any of  their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by Laws, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.16          Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party to this Agreement acknowledges that any liability of any party hereto (other than a Loan Party) that is an Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledge and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such Liabilities arising hereunder which may be payable to it by any party hereto (other than a Loan Party) that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.17          Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.